                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration Number 333-67112
Prospectus Supplement to Prospectus dated November 6, 2002

Navistar Financial 2002-B Owner Trust
$850,000,000 Asset Backed Notes

Navistar Financial Retail Receivables Corporation
Seller

Navistar Financial Corporation
Servicer

               The trust will issue the following classes of notes:

                                                        Class A Notes
                        -------------------------------------------------------------------------------   Class B
                           Class A-1       Class A-2      Class A-3a      Class A-3b      Class A-4        Notes
-------------------------------------------------------------------------------------------------------
Principal Amount         $162,000,000    $230,000,000    $215,000,000    $25,000,000    $184,000,000    $34,000,000
---------------------------------------------------------------------------------------------------------------------
Interest Rate                1.62%           1.92%         One-Month        2.64%           3.52%          5.27%
                                                          LIBOR plus
                                                             0.25%
---------------------------------------------------------------------------------------------------------------------
Distribution Dates          Monthly         Monthly         Monthly        Monthly         Monthly        Monthly
---------------------------------------------------------------------------------------------------------------------
First Distribution Date  December 16,    December 16,    December 16,    December 16,   December 16,    December 16,
                             2002            2002            2002            2002           2002            2002
---------------------------------------------------------------------------------------------------------------------
Final Scheduled          November 17,    September 15,     March 15,      March 15,      October 15,    October 15,
Distribution Date            2003            2005            2007            2007           2009            2009
---------------------------------------------------------------------------------------------------------------------
Price to Public           100.00000%       99.99197%      100.00000%      99.99154%       99.98243%      99.99849%
---------------------------------------------------------------------------------------------------------------------
Underwriting Discount       0.110%          0.160%          0.225%          0.225%         0.265%          0.375%
---------------------------------------------------------------------------------------------------------------------
Proceeds to Seller      $161,821,800.00 $229,613,531.00 $214,516,250.00 $24,941,635.00 $183,480,071.20 $33,871,986.60

               Proceeds to Seller set forth in the table above are proceeds before deducting expenses payable by the Seller, which are estimated to be $500,000.00. Total price to public is $849,946,573.80, total underwriting discount is $1,701,300.00, and total proceeds to the Seller are $848,245,273.80.

               This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates issued by the trust are not being offered under this prospectus supplement and the prospectus.

               Credit Enhancement

                 . A reserve account, with an initial balance of $20,039,361.24.

                 . The Class B Notes are subordinated to the Class A Notes. Subordination of the Class B Notes provides additional credit enhancement for the Class A Notes.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

               Delivery of the notes will be made only in book-entry form on or about November 19, 2002.

                       Underwriters of the Class A Notes

JPMorgan
          Banc of America Securities LLC
                                    Banc One Capital Markets, Inc.
                                                         Salomon Smith Barney
                                                                 Scotia Capital
                       Underwriter of the Class B Notes
                                   JPMorgan

          The date of this prospectus supplement is November 6, 2002
 Before you purchase any of
 the offered notes, you should consider carefully the risk factors beginning on page S-8 in this prospectus supplement and page 2 in the prospectus.

 The sole source of payments on the notes is the assets of the trust. The notes are not interests in or obligations of Navistar Financial Retail Receivables Corporation, Navistar Financial Corporation, Harco Leasing Company, Inc., Navistar Leasing Company or any other person or entity.

 This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

                            [Intentionally Left Blank]

                               TABLE OF CONTENTS

                                                            Page
                                                            ----
               SUMMARY.....................................  S-1
                The Parties................................  S-1
                Trust Property.............................  S-1
                The Notes..................................  S-2
                Priority of Payments.......................  S-4
                Credit Enhancement.........................  S-5
                Interest Rate Swap.........................  S-5
                Servicing Fees.............................  S-6
                Tax Status.................................  S-6
                ERISA Considerations.......................  S-6
                Legal Investment...........................  S-6
                Ratings....................................  S-6
                Mailing Address and Telephone Number of
                  Principal Executive Offices..............  S-6
               RISK FACTORS................................  S-8
                Class B Notes are Subject to Greater Credit
                  Risk Because the Class B Notes are
                  Subordinated to the Class A Notes........  S-8
                Possible Prepayments as a Result of Pre-
                  Funding..................................  S-8
                Changes in Pool Characteristics as a Result
                  of Pre-Funding...........................  S-9
                Limited Ability to Resell Notes............ S-10
                Failure by the Swap Counterparty to Make
                  Payments to the Trust and the Seniority
                  of Payments Owed to the Swap
                  Counterparty Could Reduce or Delay
                  Payments on the Notes.................... S-10
               THE TRUST................................... S-11
                Capitalization of the Trust................ S-11
                The Owner Trustee.......................... S-11
                The Swap Counterparty...................... S-11

                                                         Page
                                                         ----
                  THE RECEIVABLES POOL.................. S-13
                   The Initial Receivables.............. S-13
                   The Subsequent Receivables........... S-15
                  USE OF PROCEEDS....................... S-17
                  THE SERVICER.......................... S-17
                   Delinquencies, Repossessions and Net
                     Losses............................. S-17
                  WEIGHTED AVERAGE LIFE OF THE
                    NOTES............................... S-21
                  THE NOTES............................. S-26
                   General.............................. S-26
                   Payments of Interest................. S-26
                   Payments of Principal................ S-27
                   Optional Redemption.................. S-28
                   Mandatory Prepayment................. S-28
                   Parity and Priority of Notes......... S-29
                   Reports to Noteholders............... S-29
                   Delivery of Notes.................... S-29
                   Controlling Class.................... S-29
                  THE TRANSFER AND SERVICING
                    AGREEMENTS.......................... S-29
                   Servicing Compensation and Payment of
                     Expenses........................... S-30
                   Distributions........................ S-30
                   Reserve Account...................... S-31
                   Pre-Funding Account.................. S-32
                   Negative Carry Account............... S-32
                   Interest Rate Swap................... S-33
                  CERTAIN FEDERAL INCOME TAX
                    CONSEQUENCES........................ S-34
                  ERISA CONSIDERATIONS.................. S-34
                  UNDERWRITING.......................... S-34
                  LEGAL OPINIONS........................ S-36
                  GLOSSARY.............................. S-37

  WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

   We provide information to you about the notes in two separate documents that provide varying levels of detail:

      (a) the prospectus, which provides general information, some of which may not apply to a particular class of notes, including your series; and

      (b) this prospectus supplement, which provides information regarding the pool of receivables held by the trust and specifies the terms of your series of notes.

   If the terms of your series of notes vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

   You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

   We are not offering the notes in any state where the offer or sale of the notes is not permitted.

   Capitalized terms used in this prospectus supplement are defined either in this prospectus supplement or in the prospectus. You can find definitions of frequently used terms and a listing of the pages where terms are defined under the caption "Glossary" which appears at the end of the prospectus and this prospectus supplement.

                               -----------------

                                    SUMMARY

This summary highlights selected information from this prospectus supplement and provides an overview to aid in your understanding of the notes. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the notes, carefully read this entire prospectus supplement and the accompanying prospectus.
The Parties

Issuer

Navistar Financial 2002-B Owner Trust, a Delaware statutory trust

Seller

Navistar Financial Retail Receivables Corporation, a wholly-owned subsidiary of Navistar Financial Corporation

Servicer

Navistar Financial Corporation

Indenture Trustee

The Bank of New York

Owner Trustee

Chase Manhattan Bank USA, National Association, as owner trustee under the Owner Trust Agreement

Administrator

Navistar Financial Corporation

Swap Counterparty

JPMorgan Chase Bank
Trust Property

The primary assets of the trust will be:

..   a pool of commercial retail loans evidenced by notes secured by new and used medium or heavy duty trucks, truck chassis, buses or trailers, a portion of which will be transferred to the trust on the closing date and a portion of which will be transferred to the trust at various times during the funding period

..   a beneficial interest in a pool of commercial retail leases of new and used medium or heavy duty trucks, truck chassis, buses or trailers owned by a titling trust, a portion of which will be allocated to that beneficial interest on the closing date and a portion of which will be allocated to that beneficial interest during the funding period

..   in the case of retail loans, security interests in the vehicles financed by the retail loans and the proceeds of repossessed vehicles

..   in the case of retail leases, a beneficial ownership interest in the vehicles subject to the retail leases

..   amounts held on deposit in specified bank accounts, including the reserve account, the pre-funding account and the negative carry account

..   any proceeds from any guaranties, dealer liability or repurchase obligations of International Truck and Engine Corporation

..   the benefit of any lease assignments

..   any proceeds from claims on related insurance policies

..   rights under the interest rate swap described below

..   the rights of the Seller under the purchase agreement under which Navistar
    Financial Retail Receivables Corporation acquired the receivables

The Initial Receivables

On the closing date, the trust will acquire the initial receivables and related assets, which had an aggregate principal balance of $476,822,132.57 as of October 1, 2002. The principal balance of a receivable together with the residual value of the related leased vehicle, if the receivable is a retail lease, is referred to as the receivable balance. The starting receivable balance of a receivable is its receivable balance as of its cutoff date.

The composition of the initial receivables as of October 1, 2002 was as follows:

                 Initial Aggregate Starting
                   Receivables Balance........ $476,822,132.57
                 Aggregate Original Principal
                   Balance.................... $593,753,340.25
                 Aggregate Starting Receivable
                   Balance of Retail Notes.... $458,778,570.25
                 Aggregate Starting Receivable
                   Balance of Retail Leases... $18,043,562.32
                 Number of Receivables........ 13,849
                 Average Starting Receivable
                   Balance.................... $34,430.08
                 Weighted Average APR......... 7.748%
                   Range...................... 4.71 to 28.95%
                 Weighted Average Original
                   Maturity................... 55.28 months
                   Range...................... 9 to 84 months
                 Weighted Average
                   Remaining Maturity......... 46.97 months
                   Range...................... 6 to 72 months

Subsequent Receivables and the Pre-Funding Account

In addition to the initial receivables and related assets, the trust will purchase additional receivables and related assets during a funding period beginning on the closing date and ending not later than the April 2003 distribution date. See "The Receivables Pool--The Subsequent Receivables" in this prospectus supplement.

The trust will purchase the additional receivables and related assets with funds on deposit in a pre-funding account established for the trust, with an initial balance of $373,177,867.43. During the funding period Navistar Financial Retail Receivables Corporation expects to sell additional receivables and related assets to the trust with an aggregate starting receivables balance approximately equal to the amount deposited into the pre-funding account. Prior to being used to purchase additional receivables, funds on deposit in the pre-funding account will be invested in highly rated short-term investments.

The funding period will end earlier than the April 2003 distribution date if and when the balance in the pre-funding account is reduced to less than $100,000. The funding period will also terminate early if specified defaults or other adverse events occur. Any balance remaining in the pre-funding account at the end of the funding period will be payable to the noteholders as a prepayment of principal as described in "The Notes--Mandatory Prepayment" in this prospectus supplement.

See "Risk Factors--Changes in Pool Characteristics as a Result of Pre-Funding" and "The Receivables Pool" for additional information on the trust's pre-funding feature.

Negative Carry Account

Navistar Financial Retail Receivables Corporation anticipates that the average interest rate earned by the trust on investment of funds in the pre-funding account may be less than the weighted average interest rate on the notes. To provide a source of funds to cover any shortfall resulting from this difference, Navistar Financial Retail Receivables Corporation will deposit $1,965,963.20 into the negative carry account on the closing date. On each distribution date during the funding period, a portion of the balance in the negative carry account will be applied to make up for this shortfall, if any. All amounts remaining on deposit in the negative carry account on the distribution date on or immediately following the end of the funding period will be released to Navistar Financial Retail Receivables Corporation.

See "The Transfer and Servicing Agreements--Negative Carry Account" in this prospectus supplement.

The Notes

The trust will issue the following classes of notes:

                                      Aggregate
                                      Principal     Interest
                       Class           Amount         Rate
                  -------------------------------------------
                  Class A-1 Notes  $162,000,000.00   1.62%
                  -------------------------------------------
                  Class A-2 Notes  $230,000,000.00   1.92%
                  -------------------------------------------
                  Class A-3a                       one-month
                    Floating Rate                    LIBOR
                    Notes          $215,000,000.00 plus 0.25%
                  -------------------------------------------
                  Class A-3b Fixed
                    Rate Notes     $ 25,000,000.00   2.64%
                  -------------------------------------------
                  Class A-4 Notes  $184,000,000.00   3.52%
                  -------------------------------------------
                  Class B Notes    $ 34,000,000.00   5.27%

The sole source of payments on the notes is the assets of the trust. The notes are not interests in, obligations of or insured or guaranteed by Navistar Financial Corporation, Navistar Financial Retail Receivables Corporation, Harco Leasing Company, Inc., Navistar Leasing Company, the owner trustee, or any other person or entity.

Closing Date

November 19, 2002

Distribution Dates

Distributions on the notes will generally be made monthly on the 15th day of each month or, if the 15th day is not a business day, on the next business day, starting December 16, 2002.

Interest Payments

The interest rate for each class of notes is specified above.

Interest on the Class A-1 Notes and the Class A-3a Floating Rates Notes will be calculated on the basis of the actual number of days in the applicable interest period divided by 360, and interest on the other classes of notes, including the Class A-3b Fixed Rate Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first distribution date, the actual days elapsed since the closing date to December 15, 2002 divided by 360.

Payments of interest on the Notes will be subordinated to net payments by the trust under the interest rate swap (other than payments due as a result of the occurrence of an early termination under the interest rate swap). Interest payments on all classes of the Class A Notes will have the same priority, while interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. In addition, after the notes are declared to be due and payable following the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full.

Principal Payments

The amount of principal payable on the notes on each distribution date will generally equal the sum, without duplication, of the principal portion of the scheduled payments on the receivables, the outstanding principal amount of the receivables that were written off, prepaid or repurchased and the remaining receivable balance of each retail lease in the trust that terminated, in each case, during the prior calendar month or, in the case of the first distribution date, the prior two calendar months. Principal payments on the notes will be paid:

..   first, 100% to the Class A-1 Notes until the Class A-1 Notes are paid in full;

..   second, 96.0% to the remaining Class A Notes and 4.0% to the Class B Notes until the Class A Notes are paid in full; and

..   third, 100% to the Class B Notes until the Class B Notes are paid in full.

   Principal payments made on the Class A Notes after the Class A-1 Notes have been paid in full will be applied first to the Class A-2 Notes until paid in full, then pro rata on the basis of outstanding principal amount to the Class A-3a Floating Rate Notes and the Class A-3b Fixed Rate Notes until paid in full, and then to the Class A-4 Notes until paid in full.

If the amount on deposit in the reserve account on any distribution date, after giving effect to the distribution of the funds of the trust available to pay principal on the notes in accordance with the priorities set forth above, would be less than 1.0% of the aggregate starting receivables balances of all of the receivables transferred to the trust, including all receivables transferred to the trust after the closing date, the trust will pay 100% of the principal payable on the notes to the holders of the Class A Notes until either the Class A Notes are paid in full or the amount on deposit in the reserve account equals or exceeds the required amount. Under these circumstances, principal payments made on the Class A Notes will be applied first to the Class A-1 Notes, then to the Class A-2 Notes until paid in full, then pro rata on the basis of outstanding principal amount to the Class A-3a Floating Rate Notes and the Class A-3b Fixed Rate Notes until paid in full, and then to the Class A-4 Notes until paid in full. If principal payments on the Class B Notes resume because the amount on deposit in the Reserve Account equals or exceeds the required amount, the trust will pay principal on the notes in accordance with the priorities described in the three bullet points above.

Also, if the notes are declared to be due and payable as a result of an event of default, whether due to a failure to make a payment on the notes or otherwise, the trust will pay 100% of the principal payable on the notes to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full, then to the holders of the Class A-2 Notes, the Class A-3a Floating Rate Notes, the Class A-3b Fixed Rate Notes and the Class A-4 Notes pro rata among those classes based on their respective unpaid principal balances until those notes are paid in full, and then to the holders of the Class B Notes until the Class B Notes are paid in full.

Final Scheduled Distribution Dates

   The outstanding principal amount of each class of notes will be payable in full on the distribution date in the calendar month set forth below:

                   Class A-1 Notes:           November 2003
                   Class A-2 Notes:           September 2005
                   Class A-3a Floating Rate
                     Notes:                   March 2007
                   Class A-3b Fixed Rate
                     Notes:                   March 2007
                   Class A-4 Notes:           October 2009
                   Class B Notes:             October 2009

Mandatory Prepayment

The notes will be prepaid in part on the distribution date on or immediately following the last day of the funding period if any amount remains on deposit in the pre-funding account on that distribution date. See "The Receivables Pool--The Subsequent Receivables" and "The Transfer and Servicing Agreements--Pre-Funding Account" in this prospectus supplement. This mandatory prepayment will be applied to the notes in accordance with the priorities for the distribution of principal described in the three bullet points under "Principal Payments" above; provided that if the remaining pre-funded amount at the time of the mandatory prepayment exceeds $100,000, the prepayment will be applied to each class of notes, including the Class B Notes, on a pro rata basis based on the initial principal balance of that class.

In addition, the trust will be obligated to pay the premium described under "The Notes--Mandatory Prepayment" with respect to each class of notes, other than the Class A-3a Floating Rate Notes, including the Class B Notes, in connection with any mandatory prepayment if the remaining pre-funded amount at the time of that prepayment exceeds $100,000. The trust's obligation to pay the premium will be limited to the funds it receives from Navistar Financial Retail Receivables Corporation under the pooling agreement as liquidated damages for the failure of Navistar Financial Retail Receivables Corporation to transfer additional receivables to the trust after the closing date, and Navistar Financial Retail Receivables Corporation's obligation to pay the liquidated damages under the pooling agreement is limited to funds it receives from Navistar Financial Corporation as liquidated damages for Navistar Financial Corporation's failure to transfer additional receivables to Navistar Financial Retail Receivables Corporation after the closing date. If those funds are insufficient to pay all of the premium, the premium will be allocated to each class of notes that is to receive premium pro rata on the basis of the premium payable to that class. No other assets of the trust will be available to pay the premium.

Optional Redemption

The servicer has the option to purchase the receivables on any distribution date on which the aggregate receivables balance of the receivables in the trust is 10.0% or less of the aggregate of the starting receivable balances of all of the receivables transferred to the trust, including all receivables transferred to the trust after the closing date, and the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Floating Rate Notes and the Class A-3b Fixed Rate Notes have been paid in full. The purchase price for the receivables and related assets will be at least equal to the outstanding principal amount of the Class A-4 Notes and the Class B Notes plus accrued and unpaid interest thereon. The trust will apply that payment to the redemption of the Class A- 4 Notes and the Class B Notes.

Priority of Payments

On or prior to each distribution date, collections on the receivables and related assets received during the prior calendar month and amounts advanced by the servicer in respect of delinquent payments on the receivables, in each case, with respect to the prior calendar month, or, in the case of the first distribution date, the prior two calendar months and funds transferred from the reserve account described below, will generally be distributed in the following order of priority:

..   reimbursement to the servicer for prior advances and expenses incurred in repossessing, refurbishing and selling repossessed vehicles

..   servicing fees to the servicer

..   net amount, if any, payable to the swap counterparty under the interest rate swap (other than payments due as a result of the occurrence of an early termination under the interest rate swap)

..   interest on the Class A Notes

..   interest on the Class B Notes

..   principal on the notes as described above

..   a deposit into the reserve account to fund the reserve account up to the required amount

..   payments, if any, due as a result of the occurrence of an early termination under the interest rate swap

..   a distribution on the certificates

See "The Notes--Payments of Interest" in this prospectus supplement for special priority rules for the payment of interest under specified circumstances.

Credit Enhancement

Credit enhancement provides protection for the notes against losses and delays in payments on the receivables.

Reserve Account

On the closing date, an amount of cash or eligible investments equal to $20,039,361.24 will be deposited into a reserve account, and on each date during the funding period on which additional receivables and related assets are transferred to the trust, additional cash or eligible investments specified under the caption "Transfer and Servicing Agreements--Reserve Account" will be deposited in the reserve account.

The amount in the reserve account will be increased to a specified amount on each distribution date by the deposit of amounts remaining from monthly collections on the receivables after payment of any reimbursement for servicer advances, liquidation expenses and the servicing fees to the servicer, payment of the net amount, if any, payable to the swap counterparty (other than payments due as a result of the occurrence of an early termination under the interest rate swap) and payments of interest and principal on the notes. Amounts in the reserve account on any distribution date in excess of the specified amount for that distribution date will be paid to the holders of the certificates. The amount that will be required to be on deposit in the reserve account on any distribution date and the amount required to be deposited into the reserve account on any date during the funding period on which additional receivables and related assets are transferred to the trust are described in more detail under the caption "Transfer and Servicing Agreements--Reserve Account."

Funds will be withdrawn from funds available in the reserve account on the day preceding each distribution date to the extent that the funds of the trust otherwise available to pay interest and principal on the notes, after reimbursement to the servicer for prior advances and expenses incurred in repossessing, refurbishing and selling repossessed vehicles, payment of the servicing fees and payment of the net amount, if any, payable to the swap counterparty (other than payments due as a result of the occurrence of an early termination under the interest rate swap), is less than amounts payable on the notes, including, on the final maturity date of any class of notes, the outstanding principal amount of that class. These funds will then be disbursed according to the priority of distributions described under the caption "Priority of Payments" above.

Subordination of the Class B Notes

The subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement will provide additional credit enhancement to the Class A Notes.

Interest Rate Swap

The trust will enter into an interest rate swap with JPMorgan Chase Bank, as the swap counterparty, to hedge its floating rate interest obligation with respect to the Class A-3a Floating Rate Notes.

Under the interest rate swap, on the business day prior to each distribution date, the swap counterparty will be obligated to make a monthly payment to the trust at a floating interest rate based on one-month LIBOR on a notional amount equal to the outstanding aggregate principal balance of the Class A-3a Floating Rate Notes as of the preceding distribution date, and the trust will be obligated to make a monthly payment to the swap counterparty based on a fixed interest rate of 2.40% on the same notional amount.

The amount that the trust is obligated to pay to the swap counterparty will be netted against the amount that the swap counterparty is obligated to pay to the trust. Only the net amount payable will be due from the trust or the swap counterparty, as applicable. Net swap payments will be secured under the indenture and (other than payments due as a result of the occurrence of an early termination under the interest rate swap) will rank higher in priority than interest payments on the notes.

See "The Transfer and Servicing Agreements-- Interest Rate Swap" in this prospectus supplement for additional information.

Servicing Fees

Navistar Financial Corporation will service the receivables. The trust will pay the servicer a monthly servicing fee of one-twelfth of 1.0% of the outstanding receivable balance of the receivables as compensation for servicing the receivables for each month beginning October 2002. The servicer will also be entitled to retain any late fees, prepayment charges and other similar fees and charges that are collected.

Tax Status

   Kirkland & Ellis, special tax counsel, is of the opinion that for federal income tax purposes, the notes will be characterized as indebtedness and the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation.

By accepting a note, you will be deemed to agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences" and "Certain State Tax Matters" in the prospectus concerning the application of federal, state and local tax laws.

ERISA Considerations

Subject to the limitations discussed under "ERISA Considerations" in this prospectus supplement, the notes are available for investment by an employee benefit plan subject to the Employee Retirement Income Security Act of 1974. See "ERISA Considerations" in the prospectus and this prospectus supplement for a description of the limitations on purchases of the notes by employee benefit plans.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.

Ratings

The notes will not be issued unless:

..   the Class A-1 Notes are rated in the highest rating category for short-term debt obligations by at least two nationally recognized rating agencies,

..   the Class A-2 Notes, the Class A-3a Floating Rate Notes, the Class A-3b
    Fixed Rate Notes and the Class A-4 Notes are rated in the highest rating category for long-term debt obligations by at least one nationally recognized rating agency, and

..   the Class B Notes are rated in the "A" category for long-term debt obligations or its equivalent by at least one nationally recognized rating agency.

The rating agencies do not evaluate and their ratings do not address the likelihood that the premium required to be paid in connection with any mandatory prepayment of notes will be paid. If circumstances change after the closing date, a rating agency may change its rating of the notes. If a rating agency lowers its rating of the notes, no one is obligated to provide additional credit enhancement or to restore the original rating.

Mailing Address and Telephone Number of Principal Executive Offices

The mailing address of Navistar Financial Corporation is 2850 West Golf Road, Rolling

Meadows, Illinois, 60008, telephone (847) 734-4000. The mailing address of Navistar Financial Retail Receivables Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, telephone (302) 658-7581. The principal office of the trust is in Newark, Delaware, in care of Chase Manhattan Bank USA, National Association, as owner trustee, 500 Stanton Christiana Rd., Floor 3/OPS4, Newark, Delaware 19713.

                                 RISK FACTORS

   In addition to the risk factors beginning on page 2 of the prospectus, you should consider the following risk factors in deciding whether to purchase the notes.

Class B Notes are Subject to  The Class B Notes bear greater credit risk than
  Greater Credit Risk         the Class A Notes because payments of interest
  Because the Class B Notes   and, under specified circumstances, principal on
  are Subordinated to         the Class B Notes are subordinated in priority to
  the Class A Notes           the payment of interest and principal due on the
                              Class A Notes.

                              No interest will be paid on the Class B Notes on each distribution date until the servicer is paid its servicing fee, the net amount payable by the trust to the swap counterparty under the interest rate swap (other than payments due as a result of the occurrence of an early termination under the interest rate swap) and all accrued and unpaid interest on the Class A Notes has been paid in full. In addition, if the notes are declared to be due and payable following the occurrence of an event of default under the notes resulting from the failure to make a payment on the notes, no interest will be paid on the Class B Notes until all principal and interest on the Class A Notes and the net amount payable by the trust to the swap counterparty under the interest rate swap (other than payments due as a result of the occurrence of an early termination under the interest rate swap) have been paid in full. Principal payments on the Class B Notes will be subordinate to the payment of principal on the Class A Notes in full after the notes have been declared to be due and payable following the occurrence of an event of default. Principal payments on the Class B Notes will be subordinated to the payment of principal on the Class A Notes after any distribution date on which the amount on deposit in the reserve account would be less than 1.0% of the aggregate of the starting receivable balances of all of the receivables transferred to the trust after giving effect to the payments on that date, until the Class A Notes are paid in full or the amount on deposit in the reserve account equals or exceeds the required amount.

                              This subordination could result in delays or reductions in the payment of principal and interest on the Class B Notes.

Possible Prepayments as a     If the aggregate starting receivable balance of
  Result of Pre-Funding       the receivables transferred to the trust during
                              the funding period is less than the amount deposited in the trust's pre-funding account, the trust would not be able to purchase sufficient additional receivables to use all of the funds in the pre-funding account. This would result in a prepayment of principal to the noteholders as described above, and may require the payment of a premium with that prepayment. The amount of the notes that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the notes. Any premium paid with any prepayment may not be sufficient to compensate noteholders for any difference between the yield on the notes and the yield obtained by the noteholders when reinvesting the prepayment proceeds. No prepayment premium will be payable with respect to the Class A-3a Floating Rate Notes.

Changes in Pool               There will be no required characteristics of the
  Characteristics as a        additional receivables transferred to the trust
  Result of Pre-Funding       during the funding period, except that:

                                  .   each additional receivable must satisfy
                                      the eligibility criteria specified in the pooling agreement at the time of addition,

                                  .   after giving effect to any addition of
                                      receivables, the weighted average annual percentage rate of the receivables in the trust will not be less than 7.25%,

                                  .   after giving effect to any addition of
                                      receivables, the weighted average
                                      remaining maturity of the receivables in the trust will not be greater than 53 months,

                                  .   after giving effect to any addition of
                                      receivables, the aggregate receivables
                                      balance of all receivables then owing
                                      from any single obligor shall not exceed
                                      2.0% of the aggregate receivables balance of the receivables in the trust and

                                  .   after giving effect to any addition of
                                      receivables, the aggregate starting
                                      receivables balance of all receivables
                                      that are leases shall not exceed 10.0% of the aggregate starting receivables balance of all receivables in the trust.

                              Receivables may be originated or acquired by Navistar Financial Corporation at a later date using criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. A portion of the additional receivables may have annual percentage rates of less than 3.994% or interest free periods of up to twelve months. In addition, following the transfer of additional receivables to the trust, the characteristics of the receivables, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current receivable balance and geographic distribution may vary from those of the initial receivables. See "The Receivables Pool" in this prospectus supplement. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the notes. See "Weighted Average Life of the Notes." However, the trust will not purchase any additional receivables that have a remaining term in excess of 72 months or any additional receivables that would cause the weighted average remaining maturity of the receivables in the trust to exceed 53 months. These requirements are intended to minimize the effect of the addition of receivables on the weighted average life of the notes. In addition to the requirement that the weighted average annual percentage rate of the receivables in the trust be at least 7.25%, amounts in addition to the 4.00% of the aggregate starting receivables balances of the receivables transferred to the trust during the funding period will be required to be deposited into the reserve account if receivables with annual percentage rates of less than 3.994% or interest free periods are added to the trust.

Limited Ability to Resell
  Notes The notes are a new issue of securities for which there is no existing market. The underwriters may assist in the resale of the notes, but they are not required to do so. Any activities by the underwriters to assist in the resale of the notes, if commenced, may be discontinued at any time. A trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

Failure by the Swap           As described further in the "The Transfer and
  Counterparty to Make        Servicing Agreements--Interest Rate Swap," the
  Payments to the Trust and   trust will enter into an interest rate swap
  the Seniority of Payments   because the receivables owned by the trust will
  Owed to the Swap            bear interest at a fixed rate while the Class
  Counterparty Could Reduce   A-3a Floating Rate Notes will bear interest at a
  or Delay Payments on the    floating rate based on one-month LIBOR.
  Notes
                              During any period in which the floating
                              LIBOR-based rate payable by the swap counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes. The obligations of the swap counterparty under the interest rate swap are unsecured. If the swap counterparty fails to pay the net amount due to the trust, you may experience delays and/or reductions in the interest and principal payments on your notes. In addition, if the interest rate swap is terminated and the swap counterparty fails to make a termination payment owing to the trust, the trust may not be able to enter into a replacement interest rate swap and to the extent that the interest rate on the Class
                              A-3a Floating Rate Notes exceeds the fixed rate that the trust would have been required to pay the swap counterparty under the interest rate swap, the amount available to pay principal of and interest on the notes will be reduced.

                              During any period in which the floating rate payable by the swap counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the swap counterparty under the interest rate swap. The swap counterparty's claim other than with respect to termination payments will be higher in priority than payments on the notes. If there is a shortage of funds available on any distribution date, you may experience delays and/or reductions in interest and principal payments on your notes.

                                   THE TRUST

   Navistar Financial 2002-B Owner Trust (the "Trust") is a Delaware statutory trust formed pursuant to a Trust Agreement (the "Owner Trust Agreement") between Navistar Financial Retail Receivables Corporation and the Owner Trustee dated as of the Closing Date.

   The Trust will engage in only the following activities:

  . acquiring, holding and managing the receivables and the other assets of the Trust and proceeds therefrom;

  .   issuing the Notes and the Certificates;

  .   making payments or distributions on the Notes and the Certificates;

  . entering into the interest rate swap agreement and making net swap payments and swap termination payments pursuant to the interest rate swap agreement; and

  . engaging in other activities that are necessary, suitable, desirable, convenient, incidental to or connected with the activities listed above.

Capitalization of the Trust

   The following table illustrates the capitalization of the Trust as of October 1, 2002, as if the issuance of the following classes of notes (the "Notes") had taken place on that date:

          Class A-1 1.62% Asset Backed Notes......... $162,000,000.00
          Class A-2 1.92% Asset Backed Notes.........  230,000,000.00
          Class A-3a Floating Rate Asset Backed Notes  215,000,000.00
          Class A-3b 2.64% Asset Backed Notes........   25,000,000.00
          Class A-4 3.52% Asset Backed Notes.........  184,000,000.00
          Class B 5.27% Asset Backed Notes...........   34,000,000.00
                                                      ---------------
          Total...................................... $850,000,000.00
                                                      ===============

   The certificates represent the equity of the Trust (the "Certificates") and will be issued under the Owner Trust Agreement. The Certificates will initially be held by the Seller and are not being offered hereby.

   The Trust will also hold the Reserve Account, the Pre-Funding Account and the Negative Carry Account.

The Owner Trustee

   Chase Manhattan Bank USA, National Association, will serve as owner trustee under the Owner Trust Agreement (the "Owner Trustee"). Chase Manhattan Bank, USA, National Association, is a national bank and a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. Its principal offices are located at 500 Stanton Christiana Rd., Floor 3/OPS4, Newark, Delaware 19713.

The Swap Counterparty

   JPMorgan Chase Bank is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. JPMorgan Chase Bank resulted from the merger on November 10, 2001 of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. As of June 30, 2002, JPMorgan Chase Bank had total assets of $581.4 billion, total net loans of $176.6 billion, total deposits of $287.8 billion, and total stockholder's equity of $35.1 billion. As of December 31, 2001, JPMorgan Chase Bank had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder's equity of $33.3 billion.

   Additional information, including the most recent Form 10-K for the year ended December 31, 2001 of J.P. Morgan Chase & Co. (formerly known as "The Chase Manhattan Corporation"), the 2001 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus supplement is delivered upon the written request of any such person to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

                             THE RECEIVABLES POOL

The Initial Receivables

   The Receivables to be transferred to the Trust on the Closing Date (the "Initial Receivables") were originated by Navistar Financial Corporation ("Navistar Financial"), in the case of Retail Notes, and Harco Leasing Company, Inc. ("Harco Leasing") or the Titling Trust, in the case of Retail Leases. The Initial Receivables were originated in the ordinary course of business and in accordance with Navistar Financial's underwriting standards, which emphasize the prospective purchaser's or lessee's ability to pay and creditworthiness, as well as the asset value of the vehicle to be financed or leased. The Initial Receivables were selected randomly from the portfolio of Retail Notes of Navistar Financial, the Retail Leases allocated to the General Interest held by Harco Leasing, and the Retail Notes and Retail Leases available for purchase by Navistar Financial from Truck Retail Instalment Paper Corp., a special purpose, wholly-owned subsidiary of Navistar Financial, based on several criteria, including that each Initial Receivable:

  .   has a first payment due date on or before October 31, 2002;

  .   has an original term of 6 to 84 months;

  .   has a remaining term of 6 to 72 months;

  . as of October 1, 2002 (the "Initial Cutoff Date"), was not more than 60 days past due;

  . prior to the Initial Cutoff Date has not been amended or restructured for credit reasons;

  . is, in the case of a Retail Note, secured by one or more medium or heavy duty trucks, truck chassis, buses or trailers and, in the case of a Retail Lease, relates to one or more medium or heavy duty trucks, truck chassis, buses or trailers; and

  . satisfies the other criteria set forth in the prospectus under "The Receivables Pools."

   The aggregate Receivables Balance of the Initial Receivables as of the Initial Cutoff Date was $476,822,132.57 (the "Initial Aggregate Starting Receivables Balance"). Some of the Initial Receivables to be purchased by the Trust were previously sold by Navistar Financial to Truck Retail Instalment Paper Corp. On the Closing Date, these Receivables will be repurchased by Navistar Financial prior to their sale to the Trust.

   As of the Initial Cutoff Date, the aggregate Residual Value included in the Initial Aggregate Starting Receivables Balance was $4,621,758.80. The aggregate of the Starting Receivables Balances of Retail Leases to be included in the Trust will not be permitted to exceed 10.00% of the Aggregate Starting Receivables Balance. The Retail Leases included in the Initial Aggregate Starting Receivables Balance are Finance Leases or TRAC Leases.

   A total of 660 of the Initial Receivables, with an aggregate Starting Receivables Balance of $35,956,219.16, or 7.54% of the Initial Aggregate Starting Receivables Balance, are Temporary Interest Free Receivables with interest free periods ranging from 1 to 12 months after the Initial Cutoff Date. The annual percentage rates of these Temporary Interest Free Receivables set forth in the tables below were calculated on a constant yield to maturity basis assuming each Temporary Interest Free Receivable is paid in accordance with its terms and accrues no interest during its interest free period and accrues interest at its contractual rate during the remainder of its term, which extends for 36 to 60 months after its interest free period. All of the Temporary Interest Free Receivables are Equal Payment Fully Amortizing Receivables.

   The composition, distribution by annual percentage rate, distribution by remaining maturity, distribution by payment terms and geographic distribution of the Initial Receivables as of the Initial Cutoff Date are as set forth in the following tables. Due to rounding, the percentages shown in these tables may not add to 100%.

                                            Composition of the Initial
                                                    Receivables
                               Initial                                                 Weighted        Weighted
                              Aggregate       Aggregate                  Average       Average          Average
                              Starting        Original                  Starting       Original        Remaining
 Weighted Average Annual     Receivables      Principal     Number of  Receivables     Maturity        Maturity
 Percentage Rate (Range)       Balance         Balance     Receivables   Balance       (Range)          (Range)
 -----------------------   --------------- --------------- ----------- ----------- ---------------- ----------------
  7.75% (4.71%-28.95%)     $476,822,132.57 $593,753,340.25   13,849    $34,430.08       55.28            46.97
                                                                                        months           months
                                                                                   (9 to 84 months) (6 to 72 months)

       Distribution by Annual Percentage Rate of the Initial Receivables

                                       Starting     Percentage of Initial
      Annual Percentage  Number of    Receivables    Aggregate Starting
      Rate Range        Receivables     Balance      Receivables Balance
      ----------------- ----------- --------------- ---------------------
       4.50 to 4.99%...     540     $ 29,904,962.56          6.27%
       5.00 to 6.49%...   2,286      112,180,429.68         23.53
       6.50 to 7.49%...   4,465..    154,196,045.69         32.34
       7.50 to 8.49%...   1,948..     64,776,309.76         13.59
       8.50 to 9.49%...   1,128..     30,494,790.40          6.40
       9.50 to 10.49%..   1,159..     29,476,499.49          6.18
       10.50 to 11.49%.     678       18,677,937.19          3.92
       11.50 to 12.49%.     428       11,514,262.36          2.41
       12.50 to 13.49%.     208        5,566,660.76          1.17
       13.50 to 14.49%.     146        3,457,843.46          0.73
       14.50 to 15.49%.     274        5,602,857.18          1.18
       15.50 to 16.49%.     215        4,049,891.71          0.85
       16.50 to 17.49%.     150        2,733,821.80          0.57
       17.50 to 17.99%.      72        1,660,407.93          0.35
       18.00% & Over...     152        2,529,412.60          0.53
                          ------    ---------------        ------
       Total...........   13,849    $476,822,132.57        100.00%
                          ======    ===============        ======

         Distribution by Remaining Maturity of the Initial Receivables

          Remaining                Starting     Percentage of Initial
          Maturity   Number of    Receivables    Aggregate Starting
          (Months)  Receivables     Balance      Receivables Balance
          --------- ----------- --------------- ---------------------
          0 to 12..   1,727     $ 25,544,245.91          5.36%
          13 to 24.   1,533       31,430,535.19          6.59
          25 to 36.   2,439       68,390,323.13         14.34
          37 to 48.   2,793      101,186,958.43         21.22
          49 to 60.   4,005      195,063,740.26         40.91
          61 & Over   1,352       55,206,329.65         11.58
                      ------    ---------------        ------
          Total....   13,849    $476,822,132.57        100.00%
                      ======    ===============        ======

           Distribution by Payment Terms of the Initial Receivables

                                              Percentage of Initial
                                               Aggregate Starting
             Type of Receivable                Receivables Balance
             ------------------               ---------------------
             Equal Payment Fully Amortizing..         57.11%
             Equal Payment Balloon...........         10.40
             Equal Payment Skip..............          5.86
             Level Principal Fully Amortizing          2.57
             Level Principal Balloon.........         17.62
             Level Principal Skip............          0.06
             TRAC Leases and Finance Leases..          3.78
             Other Retail Notes..............          2.61
                                                     ------
             Total...........................        100.00%
                                                     ======

   The Initial Receivables include Receivables originated in 48 states. The following table sets forth the percentage of the Initial Aggregate Starting Receivables Balance in the states with the largest concentration of Initial Receivables based on the billing addresses of the Obligors. No other state accounts for more than 2.00% of the Initial Aggregate Starting Receivables Balance. None of the Initial Receivables were originated in Alaska, Hawaii or the District of Columbia.

              Geographic Distribution of the Initial Receivables

                                     Percentage of Initial
                                      Aggregate Starting
                      State           Receivables Balance
                      -----          ---------------------
                      California....          9.84%
                      Texas.........          7.20
                      Illinois......          5.71
                      Pennsylvania..          5.69
                      Ohio..........          5.39
                      New York......          5.27
                      Missouri......          4.25
                      Tennessee.....          4.23
                      Maryland......          3.60
                      Michigan......          3.20
                      Florida.......          2.92
                      Minnesota.....          2.87
                      Wisconsin.....          2.69
                      Indiana.......          2.27
                      Kentucky......          2.14
                      North Carolina          2.02
                      Other.........         30.71
                                            ------
                      Total.........        100.00%
                                            ======

   No single Obligor accounts for more than 2.00% of the Initial Aggregate Starting Receivables Balance. As of the Initial Cutoff Date, approximately 82.20% of the Initial Aggregate Starting Receivables Balance, constituting 73.25% of the aggregate number of Initial Receivables, represent Receivables secured by new vehicles. The remainder are secured by used vehicles.

The Subsequent Receivables

   During the Funding Period, the Seller will be obligated to sell to the Trust additional Receivables (the "Subsequent Receivables") having Starting Receivables Balances in the aggregate equal to $373,177,867.43

(the "Initial Pre-Funded Amount") to the extent that such Subsequent Receivables have been acquired by the Seller from Navistar Financial.

   The "Funding Period" will commence on and include the Closing Date and will end on the earliest to occur of:

   (1) the Distribution Date on which the amount on deposit in the Pre-Funding Account is less than $100,000, after giving effect to the purchase of all Subsequent Receivables, including any purchase on that date,

   (2) the occurrence of an Event of Default under the Indenture,


   (3) the occurrence of a Servicer Default under the Servicing Agreement,

   (4) the occurrence of specified events of insolvency with respect to the Seller or the Servicer, and

   (5) the close of business on the April 2003 Distribution Date.

   During the Funding Period, on dates specified by the Seller, which may include the Closing Date (each, a "Subsequent Transfer Date"), the Seller will sell and assign to the Trust, the Seller's entire interest in specified Subsequent Receivables designated by the Seller as of a date designated by the Seller (each, a "Cutoff Date"). Upon the transfer of Subsequent Receivables to the Trust on a Subsequent Transfer Date, an amount equal to the sum of (1) 4.00% of the Starting Receivables Balances of those Subsequent Receivables and
(2) the aggregate Yield Supplement Required Deposit Amounts for those Subsequent Receivables will be withdrawn from the Pre-Funding Account and deposited into the Reserve Account. An amount equal to the Starting Receivables Balances of those Subsequent Receivables, net of the amount in respect of those Subsequent Receivables deposited into the Reserve Account, will be withdrawn from the Pre-Funding Account and paid to the Seller.

   The transfer of Subsequent Receivables to the Trust is subject to the satisfaction of specified conditions. These conditions include the following:

   (1) each Subsequent Receivable must satisfy the eligibility criteria specified in "The Receivables Pools" in the prospectus and in "The Receivables Pool--The Initial Receivables" in this prospectus supplement except that the first payment due date for any Subsequent Receivable shall occur on or before the last day of the first Monthly Period following the Monthly Period during which the related Cutoff Date occurs and the Subsequent Receivable shall not be more than 60 days past due nor amended or restructured for credit reasons, in each case, as of the Cutoff Date applicable to it;

   (2) Navistar Financial shall not have selected those Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders;

   (3) the Seller shall have executed and delivered to the Trust and the Indenture Trustee a written assignment conveying those Subsequent Receivables to the Trust, and the assignment must include a schedule identifying each Subsequent Receivable;

   (4) the Reserve Account Subsequent Transfer Deposit for that Subsequent Transfer Date shall have been withdrawn from the Pre-Funding Account and deposited in the Reserve Account;

   (5) after giving effect to the transfer of the Subsequent Receivables to the Trust on that Subsequent Transfer Date,

      (A) the weighted average annual percentage rate of the Receivables in the Trust shall not be less than 7.25%,

      (B) the weighted average remaining maturity of the Receivables in the Trust shall not be greater than 53 months,

      (C) the Aggregate Receivables Balance of all Receivables then owing from any single Obligor shall not exceed 2.00% of the Aggregate Receivables Balance of the Receivables in the Trust, and

      (D) the aggregate of the Starting Receivable Balances of Retail Leases included in the Aggregate Starting Receivables Balance shall not exceed 10.00% of the Aggregate Starting Receivables Balance;

   (6) the Seller shall have delivered the required opinions of counsel to the Trust, the Indenture Trustee and the Rating Agencies with respect to the transfer of the Subsequent Receivables on that Subsequent Transfer Date;

   (7) the Retail Leases and related Leased Vehicles shall have been transferred to the Series 2002-B Portfolio Interest Certificate held by the Trust;

   (8) the Trust and the Indenture Trustee shall have received written confirmation from a firm of certified independent public accountants that the Subsequent Receivables being transferred to the Trust satisfied the eligibility criteria referred to in clause (1) above as of the related Cutoff Date; and

   (9) Standard & Poor's Ratings Services ("S&P") shall have notified the Seller in writing that the addition of the Subsequent Receivables will not affect S&P's rating on the Notes.

   At the time of its addition to the Trust, a Subsequent Receivable must satisfy only the eligibility criteria specified in the Pooling Agreement and referred to in clause (1) above. This means that Subsequent Receivables may be originated or acquired using credit criteria different from those that were applied to the Initial Receivables, and the Subsequent Receivables may be of a different credit quality and seasoning. A portion of the Subsequent Receivables may be Low APR Receivables and/or Temporary Interest Free Receivables having interest free periods of up to 12 months. All of the Subsequent Receivables which are Temporary Interest Free Receivables will be Equal Payment Fully Amortizing Receivables. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the Receivables, including the composition of the Receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current Receivable Balance and geographic distribution and the split between retail notes and retail leases, may vary from those of the Initial Receivables. Since the weighted average life of the Notes will be influenced by the rate at which the principal balances of the Receivables are paid, some of these variations will affect the weighted average life of each class of Notes. The requirements that no Subsequent Receivables have a remaining term in excess of 72 months and that on each Subsequent Transfer Date the weighted average remaining maturity of the Receivables in the Trust will not be greater than 53 months are intended to minimize the effect of the addition of Subsequent Receivables on the weighted average life of the Notes.

                                USE OF PROCEEDS

   The Seller will use the net proceeds to fund the Reserve Account Initial Deposit, the Negative Carry Account Initial Deposit, the deposit of the Pre-Funded Amount into the Pre-Funding Account and the purchase of the Initial Receivables, including the Series 2002-B Portfolio Interest, from Navistar Financial. Navistar Financial will use the proceeds from its sale of the Receivables to the Seller for the following purposes:

  . to purchase a portion of the Receivables from Truck Retail Instalment Paper Corp.;

  .   to purchase the Series 2002-B Portfolio Interest from Harco Leasing;

  .   for general working capital purposes;

  . to repay amounts owing to International Truck and Engine Corporation ("International"); and

  . to repay amounts owing to a group of lenders, including several of the underwriters or an affiliate, under one or more credit agreements.

                                 THE SERVICER

Delinquencies, Repossessions and Net Losses

   Set forth below is selected information concerning Navistar Financial's experience in the United States pertaining to delinquencies, repossessions and net losses on all Retail Notes and Retail Leases, which includes TRAC Leases, Finance Leases and Fair Market Value Leases, owned or serviced by Navistar Financial.

   The composition of the Receivables held by the Trust differs from the composition of the serviced portfolio. In particular, the Receivables in the Trust do not include Fair Market Value Leases, which represent a substantial portion of the Retail Leases in the serviced portfolio during the periods shown in the table below. Navistar Financial believes that the inclusion of Fair Market Value Leases in the serviced portfolio during the periods shown has an immaterial effect on the delinquency, repossession and net loss information set forth in the table below.

   Retail Leases, which include Fair Market Value Leases, represented 9.6%, 13.4%, 14.7%, 15.3% and 16.3% of the serviced portfolio for the fiscal years ended October 31, 1997, 1998, 1999, 2000 and 2001, respectively. Similarly, Retail Leases represented 16.0% of the serviced portfolio as of July 31, 2001, and represented 15.9% of the serviced portfolio as of July 31, 2002.

   Navistar Financial utilizes the same credit underwriting standards for Retail Leases (including Fair Market Value Leases) and Retail Notes. However, by excluding Fair Market Value Leases from the Trust, Navistar Financial has eliminated the residual risk associated with this type of lease from the receivable pool.

   Overview. Fluctuations in retail delinquencies, repossessions and net losses generally follow cycles in the overall business environment. Although Navistar Financial believes retail delinquencies, repossessions and net losses are particularly sensitive to the industrial sector, which generates a significant portion of the freight tonnage hauled, Navistar Financial does not track such data and is unable to ascertain the specific causes of such fluctuations. The overall performance of the serviced portfolio of Retail Notes and Retail Leases improved during the nine months ended July 31, 2002.

   Delinquencies. Delinquency statistics for the nine months ended July 31, 2002 compare favorably to fiscal 2000 and 2001, and more closely approximate the lower levels experienced in fiscal 1997 through 1999. Navistar Financial believes that the significant increase in delinquencies beginning in 2000 was due to lower operating margins realized by trucking companies, resulting from a number of factors, including higher fuel and insurance costs, as well as reductions in overall freight shipments. If these factors deteriorate from present levels, they may again adversely impact the financial strength of the Obligors.

   Repossession Frequency and Net Losses. Repossession frequency and net losses for the nine months ended July 31, 2002 continue to exceed levels for the fiscal years 1997 through 2000, but have improved in comparison to levels for the nine months ended July 31, 2001 and fiscal year 2001. Repossession frequency has fallen as delinquency rates have declined. The repossession rate has also been favorably impacted as trucking customers rationalized their business to improve cash flow. Since fiscal 2000, net losses have been significantly higher than for other periods shown. Navistar Financial attributes this increase principally to higher repossession frequency in fiscal 2000 through 2001 and to industry-wide lower resale values for used trucks.

   There can be no assurance that the delinquency, repossession and net loss experience on the Initial Receivables or the Subsequent Receivables will be comparable to that set forth below.

   In the table below, "Gross Balance Past Due as a Percentage of Gross Balance Outstanding at end of Period" for 31-60 days represents Retail Notes only, and "Net Losses (Recoveries)" and data calculated from "Net Losses (Recoveries)" excludes residual value gains and losses on Fair Market Value Leases. All figures for the fiscal quarters ended July 31 for "Net Losses as a Percentage of Average Gross Balance" and "Repossessions as a Percentage of Average Gross Balance" in the table below have been annualized. Due to rounding, the amounts shown for Navistar Financial and International separately in this table may not add to the amount shown for Navistar Financial and International combined.

                                                                           Nine Months
  NFC Retail Notes and Retail Leases         Year Ended October 31,       Ended July 31,
  ----------------------------------   ---------------------------------- -------------
                                        1997   1998   1999   2000   2001   2001    2002
                                       ------ ------ ------ ------ ------ ------  ------
                                                              ($ in millions)
Gross Balance Outstanding at end of
  Period.............................. $2,525 $2,865 $3,311 $3,620 $3,251 $3,369  $2,977
Gross Balance Past Due as a Percentage
  of Gross Balance Outstanding at end
  of Period
            31-60 days (Retail Notes
              only)...................  2.42%  2.49%  2.87%  3.41%  3.81%  4.14%   3.26%
            over 60 day...............  0.68%  0.60%  0.56%  1.39%  1.16%  1.39%   0.74%
Average Gross Balance of Retail Notes
  (13 month average).................. $2,456 $2,671 $3,061 $3,417 $3,456 $3,503  $3,090
Net Losses:
            NFC.......................   $2.2   $0.2   $5.5  $12.2  $23.4  $16.2   $15.6
            International.............  $10.1  $10.7   $3.5  $22.5  $37.3  $28.8   $28.8
                                       ------ ------ ------ ------ ------ ------  ------
            Combined..................  $12.3  $10.9   $9.0  $34.7  $60.7  $45.0   $44.4
Liquidations minus Net Losses......... $1,175 $1,295 $1,337 $1,470 $1,503 $1,110  $1,115
Net Losses as a Percentage of
  Liquidations minus Net Losses:
            NFC.......................  0.19%  0.02%  0.41%  0.83%  1.55%  1.45%   1.39%
            International.............  0.85%  0.83%  0.26%  1.53%  2.48%  2.60%   2.59%
                                       ------ ------ ------ ------ ------ ------  ------
            Combined..................  1.04%  0.85%  0.67%  2.36%  4.03%  4.05%   3.98%
Net Losses as a Percentage of Average
  Gross Balance:
            NFC.......................  0.09%  0.01%  0.18%  0.36%  0.68%  0.61%   0.67%
            International.............  0.41%  0.40%  0.11%  0.66%  1.08%  1.10%   1.24%
                                       ------ ------ ------ ------ ------ ------  ------
            Combined..................  0.50%  0.41%  0.29%  1.02%  1.76%  1.71%   1.91%
Repossessions as a Percentage of
  Average Gross Balance...............  2.69%  2.26%  1.82%  2.80%  4.47%  4.44%   3.12%

   For purposes of the table set forth above and the following discussion:

  . "Gross Balance" means, (a) with respect to a Retail Note as of a specified date, the unpaid principal balance thereof as of such date plus for a Retail Note classified by the Servicer as a "finance charge-included contract," the finance charges included in the payments due on or after such date and (b) with respect to a Retail Lease, the aggregate remaining periodic rental payments plus the Residual Payment, which, for such purposes, shall be assumed to be made on the last day of the lease term.

  . "Gross Balance Past Due" means the aggregate Gross Balance for all Retail Notes and Retail Leases owned or serviced by Navistar Financial that have installments past due by the indicated number of days (other than Liquidating Receivables).

  . "Liquidations" means, with respect to the related period, the aggregate Gross Balance of Receivables outstanding at the beginning of the period plus the aggregate Gross Balance of Receivables acquired during the period, minus the aggregate Gross Balance of Receivables outstanding at the end of the period.

  . "Net Losses" means, (a) with respect to all Retail Notes written off during the period, the sum of the unpaid principal balances thereof plus accrued and unpaid interest at the time of repossession of the truck(s), truck chassis, bus(es) or trailer(s) securing all the written-off Retail Notes, net of all recoveries with respect to those Retail Notes and (b) with respect to all Retail Leases written off during the period, the Outstanding Capitalized Cost plus accrued and unpaid interest at the APR of those Retail Leases at the time of repossession, net of all recoveries with respect to such Retail Leases.

   Dealer Liability. Certain of the Retail Notes and Retail Leases originated or acquired by Navistar Financial or its affiliates that finance vehicles sold or leased by International dealers may contain an obligation of the dealer to pay Navistar Financial an amount equal to a percentage of the unpaid principal balance of a defaulted Retail Note or Retail Lease if Navistar Financial repossesses the vehicle within a specified time. After Navistar Financial repossesses a vehicle, the dealer who originally sold or leased the vehicle may elect either to repurchase the vehicle for the unpaid principal balance of the Retail Note, or, in the case of a Retail Lease, the Outstanding Capitalized Cost of the leased vehicle. The extent of a particular dealer's obligation is adjusted based on several factors, including:

  . the amount of Retail Notes or Retail Leases originated by the dealer which are significantly past due;

  .   a limitation on the dealer's liability for any single customer;

  .   whether the financed or leased vehicle was new or used; and

  . participation by the dealer in a limited liability program with Navistar Financial.

   Under current market conditions, in most instances Navistar Financial waives the requirement that a dealer have Dealer Liability with respect to a Retail Note or Retail Lease, and most Retail Notes and Retail Leases are nonrecourse to the related dealer. The proportion of Retail Notes and Retail Leases that have the benefit of Dealer Liability is less than 10.00% of the overall Gross Balances serviced by Navistar Financial and has been declining over time. Navistar Financial believes that the proportion of Retail Leases that have the benefit of Dealer Liability is less than that of Retail Notes. For purposes hereof, all of the dealers' obligations described in the preceding paragraph are referred to as a "Dealer Liability." The extent and terms of Dealer Liability are subject to change as market conditions may require.

   International Purchase Obligations. If Navistar Financial repossesses a Financed Vehicle or Leased Vehicle within 180 days of default (or longer in certain limited circumstances) an agreement between Navistar Financial and International obligates International to purchase the vehicle if it is (1) a new vehicle which was originally sold or leased by an International dealer, (2) a used vehicle sold or leased by a dealer under certain programs announced by International from time to time or (3) a new or used vehicle which was originally sold or leased by International, in each case for the unpaid principal balance or unrecovered cost of the related defaulted Retail Note or Retail Lease net of the Limited Liability Amount for such Retail Note or Retail Lease ("International Purchase Obligations"). The "Limited Liability Amount" with respect to any Retail Note or Retail Lease is generally equal to the Dealer Liability with respect to such Retail Note or Retail Lease, if any, or if Navistar Financial has waived the requirement that the related dealer have Dealer Liability with respect to a Retail Note or Retail Lease, the amount of Dealer Liability that would have been associated with such Retail Note or Retail Lease but for such waiver. International resells such vehicles in accordance with its customary procedures. The aggregate amount of the International Purchase Obligations in any fiscal year is limited to the extent that International's aggregate losses upon resale of such repossessed vehicles in such year equal 10.00% of liquidations by Navistar Financial of all outstanding Retail Notes or Retail Leases which Navistar Financial, the Seller or certain of Navistar Financial's affiliates own or in which they have an economic interest during such fiscal year, provided, however, if the aggregate Gross Balance minus unearned interest of Retail Notes or Retail Leases acquired by Navistar Financial during such fiscal year is less than $50,000,000, then 10.0% of the aggregate Gross Balance at the beginning of such fiscal year of all Retail Notes or Retail Leases which Navistar Financial, the Seller or such affiliates own or in which they have an economic interest. The agreement between Navistar Financial and International providing for International Purchase Obligations may be amended from time to time. Such an amendment could, among other things, (1) modify the International Purchase Obligations relating to Receivables then outstanding or (2) otherwise modify, limit or eliminate the International Purchase Obligations. The rights under the agreement providing for the International Purchase Obligations are personal to Navistar Financial, and only the proceeds of such rights (not the rights) will be assigned to the Seller and the Trust pursuant to the related Transfer and Servicing Agreements. The Seller and the Trust will not be third-party beneficiaries of such rights and, accordingly, such rights will not be exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, the Seller or the Trust.

   The Navistar Financial net loss figures set forth above reflect the fact that Navistar Financial had the benefit of Dealer Liability or International Purchase Obligations, or both ("Loss Protection") on a substantial portion of the Retail Notes and Retail Leases. Navistar Financial applies the same underwriting standards to the acquisition of Retail Notes and Retail Leases without regard to whether Loss Protection is provided, except the advance rate is generally lower and customer credit strength is generally higher on loans without Dealer Liability. Based on its experience, Navistar Financial believes that there is no material difference between the rates of delinquency and repossession on Retail Notes and Retail Leases with Loss Protection as compared to Retail Notes and Retail Leases without Loss Protection. However, Navistar Financial's net loss experience on Retail Notes and Retail Leases without Loss Protection is higher than that on Retail Notes and Retail Leases with Loss Protection because of the payments made to Navistar Financial by the dealers and International.

                      WEIGHTED AVERAGE LIFE OF THE NOTES

   Prepayments on medium and heavy duty truck, truck chassis, bus and trailer receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (the "ABS Model"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. The ABS Model further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or prepaid in full. The ABS Model does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of receivables, including the Receivables. As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes will likely occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

   The table captioned "Percent of Initial Principal Amount of the Notes Remaining at Various ABS Percentages" (the "ABS Tables") has been prepared on the basis of characteristics of the Initial Receivables. The ABS Tables assume that (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (2) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (3) the Closing Date is November 19, 2002, (4) payments on the Notes are made on each Distribution Date, and each Distribution Date is assumed to be the fifteenth day of each applicable month, (5) the first distribution of principal on the Notes occurs on December 15, 2002, (6) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, (7) the Negative Carry Amount never exceeds amounts on deposit in the Negative Carry Account, (8) all funds in the Pre-Funding Account are used to purchase Subsequent Receivables and not to prepay the Notes, (9) except as specified otherwise, the Servicer does not exercise its option to purchase the Receivables and (10) all payments are made as scheduled under the Interest Rate Swap. The ABS Tables indicate the projected weighted average life to maturity of each class of Notes, the projected weighted average life to the Servicer's optional purchase of the Class A-4 Notes and the Class B Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

   The ABS Tables also assume that the Receivables have been aggregated into six hypothetical pools, the first pool being composed of the Initial Receivables and the second, third, fourth, fifth and sixth pools being composed of the Subsequent Receivables. The ABS Tables further assume that the hypothetical pools have the following Cutoff Dates and Starting Receivables Balances and that each of the Receivables within each of the pools is an Equal Payment Fully Amortizing Receivable and is not a Temporary Interest Free Receivable that has the following annual percentage rate, original maturity and remaining maturity:

                             Starting       Annual    Original    Remaining
                            Receivables   Percentage  Maturity    Maturity
    Pool   Cutoff Date        Balance        Rate    (In Months) (In Months)
    ---- ---------------- --------------- ---------- ----------- -----------
     1..  October 1, 2002 $476,822,132.57   7.748%       55          47
     2.. November 1, 2002  100,000,000.00   7.748        55          55
     3.. December 1, 2002   68,294,466.86   7.748        55          55
     4..  January 1, 2003   68,294,466.86   7.748        55          55
     5.. February 1, 2003   68,294,466.86   7.748        55          55
     6..    March 1, 2003   68,294,466.85   7.748        55          55
                          ---------------
                          $850,000,000.00
                          ===============

   The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. It is very unlikely that the Receivables will prepay at a constant level of the ABS Model until maturity or that all of the Receivables will prepay at the same level of the ABS Model. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of the ABS Model specified, even if the original and remaining terms to maturity of the Receivables are as assumed. For example, the Initial Receivables have annual percentage rates that range from 4.71% to 28.95%, and only 57.11% of the Initial Receivables (by percentage of Initial Aggregate Starting Receivables Balance) are Equal Payment Fully Amortizing Receivables. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of Notes.

   Percent of Initial Principal Amount of the Notes Remaining at Various ABS
                                  Percentages

                Class A-1 Notes                                 Class A-2 Notes
----------------------------------------------- -----------------------------------------------
Distribution Date 0.00% 1.00% 1.40% 1.80% 2.00% Distribution Date 0.00% 1.00% 1.40% 1.80% 2.00%
----------------- ----- ----- ----- ----- ----- ----------------- ----- ----- ----- ----- -----
Closing Date..... 100%  100%  100%  100%  100%  Closing Date..... 100%  100%  100%  100%  100%
12/15/2002.......  88%   81%   78%   75%   74%  12/15/2002....... 100%  100%  100%  100%  100%
01/15/2003.......  81%   71%   66%   61%   58%  01/15/2003....... 100%  100%  100%  100%  100%
02/15/2003.......  74%   59%   52%   45%   42%  02/15/2003....... 100%  100%  100%  100%  100%
03/15/2003.......  65%   46%   37%   28%   24%  03/15/2003....... 100%  100%  100%  100%  100%
04/15/2003.......  56%   32%   22%   11%    5%  04/15/2003....... 100%  100%  100%  100%  100%
05/15/2003.......  47%   18%    6%    0%    0%  05/15/2003....... 100%  100%  100%   95%   91%
06/15/2003.......  38%    5%    0%    0%    0%  06/15/2003....... 100%  100%   94%   84%   78%
07/15/2003.......  28%    0%    0%    0%    0%  07/15/2003....... 100%   94%   84%   72%   66%
08/15/2003.......  19%    0%    0%    0%    0%  08/15/2003....... 100%   85%   74%   61%   55%
09/15/2003.......  10%    0%    0%    0%    0%  09/15/2003....... 100%   77%   64%   50%   43%
10/15/2003.......   0%    0%    0%    0%    0%  10/15/2003....... 100%   68%   54%   39%   32%
11/15/2003.......   0%    0%    0%    0%    0%  11/15/2003.......  94%   59%   44%   29%   21%
12/15/2003.......   0%    0%    0%    0%    0%  12/15/2003.......  87%   51%   35%   18%   10%
01/15/2004.......   0%    0%    0%    0%    0%  01/15/2004.......  81%   42%   26%    8%    0%
02/15/2004.......   0%    0%    0%    0%    0%  02/15/2004.......  74%   34%   17%    0%    0%
03/15/2004.......   0%    0%    0%    0%    0%  03/15/2004.......  67%   26%    8%    0%    0%
04/15/2004.......   0%    0%    0%    0%    0%  04/15/2004.......  61%   18%    0%    0%    0%
05/15/2004.......   0%    0%    0%    0%    0%  05/15/2004.......  54%    9%    0%    0%    0%
06/15/2004.......   0%    0%    0%    0%    0%  06/15/2004.......  47%    2%    0%    0%    0%
07/15/2004.......   0%    0%    0%    0%    0%  07/15/2004.......  41%    0%    0%    0%    0%
08/15/2004.......   0%    0%    0%    0%    0%  08/15/2004.......  34%    0%    0%    0%    0%
09/15/2004.......   0%    0%    0%    0%    0%  09/15/2004.......  27%    0%    0%    0%    0%
10/15/2004.......   0%    0%    0%    0%    0%  10/15/2004.......  20%    0%    0%    0%    0%
11/15/2004.......   0%    0%    0%    0%    0%  11/15/2004.......  13%    0%    0%    0%    0%
12/15/2004.......   0%    0%    0%    0%    0%  12/15/2004.......   6%    0%    0%    0%    0%
01/15/2005.......   0%    0%    0%    0%    0%  01/15/2005.......   0%    0%    0%    0%    0%
02/15/2005.......   0%    0%    0%    0%    0%  02/15/2005.......   0%    0%    0%    0%    0%
03/15/2005.......   0%    0%    0%    0%    0%  03/15/2005.......   0%    0%    0%    0%    0%
04/15/2005.......   0%    0%    0%    0%    0%  04/15/2005.......   0%    0%    0%    0%    0%
05/15/2005.......   0%    0%    0%    0%    0%  05/15/2005.......   0%    0%    0%    0%    0%
06/15/2005.......   0%    0%    0%    0%    0%  06/15/2005.......   0%    0%    0%    0%    0%
07/15/2005.......   0%    0%    0%    0%    0%  07/15/2005.......   0%    0%    0%    0%    0%
08/15/2005.......   0%    0%    0%    0%    0%  08/15/2005.......   0%    0%    0%    0%    0%
09/15/2005.......   0%    0%    0%    0%    0%  09/15/2005.......   0%    0%    0%    0%    0%
10/15/2005.......   0%    0%    0%    0%    0%  10/15/2005.......   0%    0%    0%    0%    0%
11/15/2005.......   0%    0%    0%    0%    0%  11/15/2005.......   0%    0%    0%    0%    0%
12/15/2005.......   0%    0%    0%    0%    0%  12/15/2005.......   0%    0%    0%    0%    0%
01/15/2006.......   0%    0%    0%    0%    0%  01/15/2006.......   0%    0%    0%    0%    0%
02/15/2006.......   0%    0%    0%    0%    0%  02/15/2006.......   0%    0%    0%    0%    0%
03/15/2006.......   0%    0%    0%    0%    0%  03/15/2006.......   0%    0%    0%    0%    0%
04/15/2006.......   0%    0%    0%    0%    0%  04/15/2006.......   0%    0%    0%    0%    0%
05/15/2006.......   0%    0%    0%    0%    0%  05/15/2006.......   0%    0%    0%    0%    0%
06/15/2006.......   0%    0%    0%    0%    0%  06/15/2006.......   0%    0%    0%    0%    0%
07/15/2006.......   0%    0%    0%    0%    0%  07/15/2006.......   0%    0%    0%    0%    0%
08/15/2006.......   0%    0%    0%    0%    0%  08/15/2006.......   0%    0%    0%    0%    0%
09/15/2006.......   0%    0%    0%    0%    0%  09/15/2006.......   0%    0%    0%    0%    0%
10/15/2006.......   0%    0%    0%    0%    0%  10/15/2006.......   0%    0%    0%    0%    0%
11/15/2006.......   0%    0%    0%    0%    0%  11/15/2006.......   0%    0%    0%    0%    0%
12/15/2006.......   0%    0%    0%    0%    0%  12/15/2006.......   0%    0%    0%    0%    0%
01/15/2007.......   0%    0%    0%    0%    0%  01/15/2007.......   0%    0%    0%    0%    0%
02/15/2007.......   0%    0%    0%    0%    0%  02/15/2007.......   0%    0%    0%    0%    0%
03/15/2007.......   0%    0%    0%    0%    0%  03/15/2007.......   0%    0%    0%    0%    0%
04/15/2007.......   0%    0%    0%    0%    0%  04/15/2007.......   0%    0%    0%    0%    0%
05/15/2007.......   0%    0%    0%    0%    0%  05/15/2007.......   0%    0%    0%    0%    0%
06/15/2007.......   0%    0%    0%    0%    0%  06/15/2007.......   0%    0%    0%    0%    0%
07/15/2007.......   0%    0%    0%    0%    0%  07/15/2007.......   0%    0%    0%    0%    0%
08/15/2007.......   0%    0%    0%    0%    0%  08/15/2007.......   0%    0%    0%    0%    0%
09/15/2007.......   0%    0%    0%    0%    0%  09/15/2007.......   0%    0%    0%    0%    0%
10/15/2007.......   0%    0%    0%    0%    0%  10/15/2007.......   0%    0%    0%    0%    0%
Average Lives to                                Average Lives to
 Maturity (yrs).. 0.49  0.33  0.29  0.26  0.24    Maturity (yrs). 1.58  1.13  0.99  0.87  0.82

   Percent of Initial Principal Amount of the Notes Remaining at Various ABS
                                  Percentages

        Class A-3a Notes and A-3b Notes                          Class A-4 Notes
----------------------------------------------- --------------------------------------------------
Distribution Date 0.00% 1.00% 1.40% 1.80% 2.00% Distribution Date    0.00% 1.00% 1.40% 1.80% 2.00%
----------------- ----- ----- ----- ----- ----- -----------------    ----- ----- ----- ----- -----
Closing Date..... 100%  100%  100%  100%  100%  Closing Date........ 100%  100%  100%  100%  100%
12/15/2002....... 100%  100%  100%  100%  100%  12/15/2002.......... 100%  100%  100%  100%  100%
01/15/2003....... 100%  100%  100%  100%  100%  01/15/2003.......... 100%  100%  100%  100%  100%
02/15/2003....... 100%  100%  100%  100%  100%  02/15/2003.......... 100%  100%  100%  100%  100%
03/15/2003....... 100%  100%  100%  100%  100%  03/15/2003.......... 100%  100%  100%  100%  100%
04/15/2003....... 100%  100%  100%  100%  100%  04/15/2003.......... 100%  100%  100%  100%  100%
05/15/2003....... 100%  100%  100%  100%  100%  05/15/2003.......... 100%  100%  100%  100%  100%
06/15/2003....... 100%  100%  100%  100%  100%  06/15/2003.......... 100%  100%  100%  100%  100%
07/15/2003....... 100%  100%  100%  100%  100%  07/15/2003.......... 100%  100%  100%  100%  100%
08/15/2003....... 100%  100%  100%  100%  100%  08/15/2003.......... 100%  100%  100%  100%  100%
09/15/2003....... 100%  100%  100%  100%  100%  09/15/2003.......... 100%  100%  100%  100%  100%
10/15/2003....... 100%  100%  100%  100%  100%  10/15/2003.......... 100%  100%  100%  100%  100%
11/15/2003....... 100%  100%  100%  100%  100%  11/15/2003.......... 100%  100%  100%  100%  100%
12/15/2003....... 100%  100%  100%  100%  100%  12/15/2003.......... 100%  100%  100%  100%  100%
01/15/2004....... 100%  100%  100%  100%   99%  01/15/2004.......... 100%  100%  100%  100%  100%
02/15/2004....... 100%  100%  100%   99%   90%  02/15/2004.......... 100%  100%  100%  100%  100%
03/15/2004....... 100%  100%  100%   89%   80%  03/15/2004.......... 100%  100%  100%  100%  100%
04/15/2004....... 100%  100%   99%   80%   71%  04/15/2004.......... 100%  100%  100%  100%  100%
05/15/2004....... 100%  100%   91%   72%   62%  05/15/2004.......... 100%  100%  100%  100%  100%
06/15/2004....... 100%  100%   83%   63%   53%  06/15/2004.......... 100%  100%  100%  100%  100%
07/15/2004....... 100%   94%   75%   55%   44%  07/15/2004.......... 100%  100%  100%  100%  100%
08/15/2004....... 100%   87%   67%   47%   36%  08/15/2004.......... 100%  100%  100%  100%  100%
09/15/2004....... 100%   79%   60%   39%   28%  09/15/2004.......... 100%  100%  100%  100%  100%
10/15/2004....... 100%   72%   52%   31%   20%  10/15/2004.......... 100%  100%  100%  100%  100%
11/15/2004....... 100%   65%   45%   24%   13%  11/15/2004.......... 100%  100%  100%  100%  100%
12/15/2004....... 100%   58%   38%   17%    6%  12/15/2004.......... 100%  100%  100%  100%  100%
01/15/2005.......  99%   51%   31%   10%    0%  01/15/2005.......... 100%  100%  100%  100%   98%
02/15/2005.......  92%   45%   24%    3%    0%  02/15/2005.......... 100%  100%  100%  100%   90%
03/15/2005.......  85%   38%   18%    0%    0%  03/15/2005.......... 100%  100%  100%   96%   82%
04/15/2005.......  78%   32%   11%    0%    0%  04/15/2005.......... 100%  100%  100%   88%   74%
05/15/2005.......  72%   25%    5%    0%    0%  05/15/2005.......... 100%  100%  100%   80%   66%
06/15/2005.......  65%   19%    0%    0%    0%  06/15/2005.......... 100%  100%   99%   73%   59%
07/15/2005.......  58%   13%    0%    0%    0%  07/15/2005.......... 100%  100%   92%   66%   52%
08/15/2005.......  50%    7%    0%    0%    0%  08/15/2005.......... 100%  100%   84%   59%   46%
09/15/2005.......  43%    1%    0%    0%    0%  09/15/2005.......... 100%  100%   77%   53%   40%
10/15/2005.......  36%    0%    0%    0%    0%  10/15/2005.......... 100%   93%   71%   47%   35%
11/15/2005.......  29%    0%    0%    0%    0%  11/15/2005.......... 100%   86%   64%   41%   30%
12/15/2005.......  22%    0%    0%    0%    0%  12/15/2005.......... 100%   79%   58%   36%   25%
01/15/2006.......  14%    0%    0%    0%    0%  01/15/2006.......... 100%   72%   52%   31%   21%
02/15/2006.......   7%    0%    0%    0%    0%  02/15/2006.......... 100%   65%   46%   27%   17%
03/15/2006.......   0%    0%    0%    0%    0%  03/15/2006.......... 100%   58%   41%   23%   13%
04/15/2006.......   0%    0%    0%    0%    0%  04/15/2006..........  90%   51%   35%   19%   10%
05/15/2006.......   0%    0%    0%    0%    0%  05/15/2006..........  80%   45%   30%   15%    8%
06/15/2006.......   0%    0%    0%    0%    0%  06/15/2006..........  70%   39%   26%   12%    6%
07/15/2006.......   0%    0%    0%    0%    0%  07/15/2006..........  60%   33%   21%   10%    5%
08/15/2006.......   0%    0%    0%    0%    0%  08/15/2006..........  50%   27%   17%    7%    3%
09/15/2006.......   0%    0%    0%    0%    0%  09/15/2006..........  40%   21%   13%    6%    2%
10/15/2006.......   0%    0%    0%    0%    0%  10/15/2006..........  36%   19%   11%    4%    1%
11/15/2006.......   0%    0%    0%    0%    0%  11/15/2006..........  33%   16%    9%    3%    0%
12/15/2006.......   0%    0%    0%    0%    0%  12/15/2006..........  29%   14%    7%    1%    0%
01/15/2007.......   0%    0%    0%    0%    0%  01/15/2007..........  25%   11%    6%    0%    0%
02/15/2007.......   0%    0%    0%    0%    0%  02/15/2007..........  21%    9%    4%    0%    0%
03/15/2007.......   0%    0%    0%    0%    0%  03/15/2007..........  16%    7%    3%    0%    0%
04/15/2007.......   0%    0%    0%    0%    0%  04/15/2007..........  12%    4%    1%    0%    0%
05/15/2007.......   0%    0%    0%    0%    0%  05/15/2007..........   8%    2%    0%    0%    0%
06/15/2007.......   0%    0%    0%    0%    0%  06/15/2007..........   4%    0%    0%    0%    0%
07/15/2007.......   0%    0%    0%    0%    0%  07/15/2007..........   1%    0%    0%    0%    0%
08/15/2007.......   0%    0%    0%    0%    0%  08/15/2007..........   0%    0%    0%    0%    0%
09/15/2007.......   0%    0%    0%    0%    0%  09/15/2007..........   0%    0%    0%    0%    0%
10/15/2007.......   0%    0%    0%    0%    0%  10/15/2007..........   0%    0%    0%    0%    0%
Average Lives to                                Average Lives to
 Maturity (yrs).. 2.78  2.23  1.99  1.76  1.66   Maturity (yrs)..... 3.89  3.53  3.30  2.99  2.81
                                                Average Lives to 10%
                                                 Call (yrs)......... 3.70  3.36  3.11  2.82  2.63

   Percent of Initial Principal Amount of the Notes Remaining at Various ABS
                                  Percentages

                                 Class B Notes
               --------------------------------------------------
               Distribution Date    0.00% 1.00% 1.40% 1.80% 2.00%
               -----------------    ----- ----- ----- ----- -----
               Closing Date........ 100%  100%  100%  100%  100%
               12/15/2002.......... 100%  100%  100%  100%  100%
               01/15/2003.......... 100%  100%  100%  100%  100%
               02/15/2003.......... 100%  100%  100%  100%  100%
               03/15/2003.......... 100%  100%  100%  100%  100%
               04/15/2003.......... 100%  100%  100%  100%  100%
               05/15/2003.......... 100%  100%  100%   99%   97%
               06/15/2003.......... 100%  100%   98%   95%   94%
               07/15/2003.......... 100%   98%   95%   92%   91%
               08/15/2003.......... 100%   96%   93%   89%   87%
               09/15/2003.......... 100%   93%   90%   86%   84%
               10/15/2003.......... 100%   91%   87%   83%   81%
               11/15/2003..........  98%   88%   84%   80%   78%
               12/15/2003..........  96%   86%   82%   77%   75%
               01/15/2004..........  95%   84%   79%   74%   72%
               02/15/2004..........  93%   81%   76%   71%   69%
               03/15/2004..........  91%   79%   74%   69%   66%
               04/15/2004..........  89%   77%   72%   66%   63%
               05/15/2004..........  87%   74%   69%   63%   61%
               06/15/2004..........  85%   72%   67%   61%   58%
               07/15/2004..........  83%   70%   64%   58%   55%
               08/15/2004..........  81%   68%   62%   56%   53%
               09/15/2004..........  79%   66%   60%   54%   51%
               10/15/2004..........  77%   64%   58%   52%   48%
               11/15/2004..........  75%   62%   56%   49%   46%
               12/15/2004..........  74%   60%   54%   47%   44%
               01/15/2005..........  72%   58%   52%   45%   42%
               02/15/2005..........  70%   56%   50%   43%   40%
               03/15/2005..........  68%   54%   48%   41%   38%
               04/15/2005..........  65%   52%   46%   40%   36%
               05/15/2005..........  63%   50%   44%   38%   35%
               06/15/2005..........  61%   48%   42%   36%   33%
               07/15/2005..........  59%   46%   41%   35%   32%
               08/15/2005..........  57%   44%   39%   33%   30%
               09/15/2005..........  55%   43%   37%   32%   29%
               10/15/2005..........  53%   41%   36%   30%   28%
               11/15/2005..........  51%   39%   34%   29%   27%
               12/15/2005..........  49%   38%   33%   28%   25%
               01/15/2006..........  47%   36%   32%   27%   25%
               02/15/2006..........  44%   34%   30%   26%   24%
               03/15/2006..........  42%   33%   29%   25%   23%
               04/15/2006..........  40%   31%   28%   24%   22%
               05/15/2006..........  38%   30%   27%   23%   22%
               06/15/2006..........  36%   29%   26%   23%   21%
               07/15/2006..........  33%   27%   25%   22%   21%
               08/15/2006..........  31%   26%   24%   22%   21%
               09/15/2006..........  29%   25%   23%   21%   20%
               10/15/2006..........  28%   24%   22%   21%   20%
               11/15/2006..........  27%   23%   22%   20%   17%
               12/15/2006..........  26%   23%   22%   20%   11%
               01/15/2007..........  25%   22%   21%   20%    7%
               02/15/2007..........  24%   22%   21%   16%    4%
               03/15/2007..........  24%   21%   20%   12%    2%
               04/15/2007..........  23%   21%   20%    8%    1%
               05/15/2007..........  22%   20%   19%    5%    0%
               06/15/2007..........  21%   20%   12%    3%    0%
               07/15/2007..........  20%   12%    7%    1%    0%
               08/15/2007..........  13%    6%    3%    1%    0%
               09/15/2007..........   4%    2%    1%    0%    0%
               10/15/2007..........   0%    0%    0%    0%    0%
               Average Lives to
                Maturity (yrs)..... 3.09  2.71  2.53  2.32  2.18
               Average Lives to 10%
                Call (yrs)......... 2.86  2.44  2.22  2.01  1.87

                                   THE NOTES

General

   The Notes will be issued pursuant to the terms of an Indenture to be dated as of the Closing Date between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the "Indenture"), a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus form a part. A copy of the Indenture will be available to you upon request to the Seller and will be filed with the SEC following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture and, to the extent not inconsistent with the summary below, the prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of such summary. The Bank of New York, a New York banking association, will be the Indenture Trustee. The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof.

   For each class of Notes, the "Interest Rate" and the "Final Scheduled Distribution Date" will be as set forth below.

                                                             Final Scheduled
                                 Interest Rate (per annum)  Distribution Date
                                 -------------------------- ------------------
  Class A-1 Notes...............           1.62%             November 17, 2003
  Class A-2 Notes...............           1.92%            September 15, 2005
  Class A-3a Floating Rate Notes One-Month LIBOR Plus 0.25%     March 15, 2007
  Class A-3b Fixed Rate Notes...           2.64%                March 15, 2007
  Class A-4 Notes...............           3.52%              October 15, 2009
  Class B Notes.................           5.27%              October 15, 2009

   The sole source of payments on the Notes is the Trust Property. The Notes are not interests in, obligations of or insured or guaranteed by the Seller, Navistar Financial, Harco Leasing, the Titling Trust, the Owner Trustee, or any other person or entity.

   Interest will accrue on the Class A-3a Floating Rate Notes for the period from and including each Distribution Date to but excluding the next Distribution Date at a rate per annum equal to One-Month LIBOR in effect for that initial Distribution Date plus the spread amount set forth above.

Payments of Interest

   Distributions on the Notes will generally be made monthly on the 15th day of each month or, if the 15th day is not a business day, on the next business day, starting December 16, 2002 (each a "Distribution Date"). Interest on the unpaid principal balance of each class of Notes will accrue at the applicable Interest Rate from and including the Closing Date or the most recent Distribution Date on which interest has been paid to but excluding the next Distribution Date. Interest will be payable monthly on each Distribution Date; provided, however, that interest on the Notes will not be paid on any Distribution Date until the Servicer has been reimbursed for prior Monthly Advances and Liquidation Expenses due plus the Total Servicing Fee and the Swap Counterparty has been paid the net amount, if any, payable by the Trust under the Interest Rate Swap. Interest on the Class A-1 Notes and the Class A-3a Floating Rate Notes will be calculated on the basis of the actual number of days elapsed since the Closing Date or the preceding Distribution Date divided by 360, and interest on the Class A-2 Notes, the Class A-3b Fixed Rate Notes, the Class A-4 Notes and the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Distribution Date, the actual days elapsed since the Closing Date to December 15, 2002 divided by 360.

   Interest payments on the Notes will be subordinated to payments by the Trust under the Interest Rate Swap (other than payments due as a result of the occurrence of an Early Termination under the Interest Rate Swap).

Interest payments to the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Floating Rate Notes, the Class A-3b Fixed Rate Notes and the Class A-4 Notes (together, the "Class A Notes") will have the same priority while interest on the Class B Notes (the "Class B Notes") will not be paid until all accrued interest on the Class A Notes has been paid in full. After the Notes have been declared to be due and payable following the occurrence of an Event of Default resulting from the failure to make a payment on the Notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. If the amount available to pay interest on the Class A Notes is less than the amount of interest payable thereon, the holders of each class of Class A Notes will receive their ratable share (based on the aggregate amount of interest due to such holders) of the amount available to pay interest on the Class A Notes.

Payments of Principal

   On each Distribution Date, the Notes will be payable in an amount (the "Principal Payment Amount") equal to the lesser of (a) the Principal Distributable Amount for that Distribution Date and (b) the excess, if any, of the sum of the Collected Amount for that Distribution Date, the amount, if any, to be deposited into the Collection Account from the Negative Carry Account on the day preceding that Distribution Date and available funds on deposit in the Reserve Account on that Distribution Date including the amount, if any, to be deposited on that Distribution Date into the Reserve Account from the Pre-Funding Account (the "Total Available Amount") over the sum of the Total Servicing Fee, the net amount payable by the Trust to the Swap Counterparty under the Interest Rate Swap, other than payments due as a result of the occurrence of an Early Termination under the Interest Rate Swap, and accrued and unpaid interest on the Notes due and payable on that Distribution Date. On each Distribution Date, the Principal Payment Amount will be payable as follows:

   (1) first, 100% to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full;

   (2) second, 96.0% to the holders of the Class A Notes (in the case of the Distribution Date on which the Class A-1 Notes are paid in full, 96.0% of the remaining Principal Payment Amount) and 4.0% to the holders of the Class B Notes (in the case of the Distribution Date on which the Class A-1 Notes are paid in full, 4.0% of the remaining Principal Payment Amount) until the Class A Notes are paid in full; and

   (3) third, 100% to the holders of the Class B Notes (in the case of the Distribution Date on which the Class A-4 Notes are paid in full, 100% of the remaining Principal Payment Amount) until the Class B Notes are paid in full.

   Principal payments made on the Class A Notes after the Class A-1 Notes have been paid in full will be applied first to the Class A-2 Notes until paid in full, then pro rata on the basis of outstanding principal amount to the Class A-3a Floating Rate Notes and the Class A-3b Fixed Rate Notes until paid in full, and then to the Class A-4 Notes until paid in full.

   If the amount on deposit in the Reserve Account on any Distribution Date would be, after giving effect to the distribution of the Principal Payment Amount in accordance with the priorities set forth above, less than 1.0% of the Aggregate Starting Receivables Balance, then 100% of the Principal Payment Amount will be payable to the holders of the Class A Notes until either the Class A Notes are paid in full or the amount on deposit in the Reserve Account equals or exceeds the Specified Reserve Account Balance. Under these circumstances, principal payments made on the Class A Notes will be applied first to the Class A-1 Notes, then to the Class A-2 Notes until paid in full, then pro rata on the basis of outstanding principal amount to the Class A-3a Floating Rate Notes and the Class A-3b Fixed Rate Notes until paid in full, and then to the Class A-4 Notes until paid in full. If principal payments on the Class B Notes resume because the amount on deposit in the Reserve Account equals or exceeds the required amount, the Trust will pay principal on the Notes in accordance with the priorities set forth in clauses (1), (2) and (3) above.

   Also, if the Notes are declared to be due and payable as a result of an Event of Default, whether due to a failure to make a payment on the Notes or otherwise, 100% of the Principal Payment Amount will be payable to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full, then to the holders of the Class A-2 Notes, the Class A-3a Floating Rate Notes, the Class A-3b Fixed Rate Notes and the Class A-4 Notes pro rata among those classes based on their respective unpaid principal balances until those notes are paid in full, and then to the holders of the Class B Notes until the Class B Notes are paid in full. If the Event of Default resulted from the failure to make a payment on the Notes, the amounts to be applied to the payment of principal of the Class A Notes will include amounts that would have otherwise been payable as interest on the Class B Notes and amounts otherwise distributable to the Certificateholders.

   Each class of Notes will be payable in full on the applicable Final Scheduled Distribution Date set forth in the table above.

Optional Redemption

   If the Aggregate Receivables Balance is 10.0% or less of the Aggregate Starting Receivables Balance, the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Floating Rate Notes and the Class A-3b Fixed Rate Notes have been paid in full, and the Servicer exercises its option to purchase the Receivables on any Distribution Date thereafter, the Class A-4 Notes and the Class B Notes will be redeemed in whole, but not in part, on such Distribution Date at a redemption price equal to the unpaid principal amount of those Notes plus accrued and unpaid interest thereon.

Mandatory Prepayment

   A portion of the Notes will be prepaid on the Distribution Date on or immediately following the last day of the Funding Period if any amount remains on deposit in the Pre-Funding Account on that Distribution Date, after giving effect to the purchase of all Subsequent Receivables, including any Subsequent Receivables purchased on that Distribution Date. All mandatory prepayments will be made in accordance with the priorities described under "--Payments of Principal" above, provided that if the remaining Pre-Funded Amount at the time of the mandatory prepayment exceeds $100,000, the prepayment will be applied to each class of Notes (including the Class B Notes) on a pro rata basis based on the initial principal balance of that class.

   If the remaining Pre-Funded Amount exceeds $100,000, the Trust will be obligated to pay a limited recourse mandatory prepayment premium to the Noteholders of each class of Notes other than the Class A-3a Floating Rate Notes in an amount equal to the Noteholders' Prepayment Premium. "Noteholders' Prepayment Premium" for each class of Notes, other than the Class A-3a Floating Rate Notes, if any, will equal:

   the excess, if any, discounted as described below, of:

   (1) the amount of interest that would have accrued on the principal amount of such class of Notes being prepaid at its stated Interest Rate during the period commencing on and including the Distribution Date on which the prepayment is required to be made to but excluding the Reference Date for such class of Notes, over

   (2) the amount of interest that would have accrued on such prepaid amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the date two Business Days preceding that Distribution Date on the Reference Note.

   The "Reference Date" and "Reference Note" for each class of Notes is set forth in the following table.

 Class of Notes   Reference Date                        Reference Note
---------------- ----------------- --------------------------------------------------------
Class A-1 Notes   March 15, 2003        United States Treasury Bill due March 20, 2003
Class A-2 Notes  November 15, 2003   3% United States Treasury Note due November 30, 2003
Class A-3b Fixed November 15, 2004 5 7/8% United States Treasury Note due November 15, 2004
  Rate Notes
Class A-4 Notes  December 15, 2005 5 5/8% United States Treasury Note due February 15, 2006
Class B Notes    February 15, 2005 7 1/2% United States Treasury Note due February 15, 2005

   Such excess will be discounted on a monthly basis to its present value as of such Distribution Date using the applicable yield described in clause (2) above.

   The Trust's obligation to pay the Noteholders' Prepayment Premium to the holders of each class of Notes will be limited to the Pre-Funded Percentage for that class of Notes of funds that are received by the Trust from the Seller under the Pooling Agreement as liquidated damages for the failure of the Seller to sell Subsequent Receivables to the Trust. In turn, the Seller's obligation to pay any liquidated damages thereunder is limited to funds it receives from Navistar Financial as liquidated damages for Navistar Financial's failure to deliver Subsequent Receivables to the Seller. No other assets of the Trust will be available for the purpose of paying the Noteholders' Prepayment Premium. If the Noteholders' Prepayment Premium with respect to each class of Notes exceeds the amount available, the Noteholders of each class will receive their ratable share based upon the amount of Noteholders' Prepayment Premium with respect to each class of Notes.

Parity and Priority of Notes

   Distribution of principal and interest payments on the Notes will be made in accordance with the priorities described in "--Payments of Interest" and "--Payments of Principal" above.

Reports to Noteholders

   In addition to the information specified under the caption "Certain Information Regarding the Securities--Reports to Securityholders" in the prospectus applicable to Owner Trusts, the monthly statement delivered to Noteholders will include the following information:

   (1) for each such date during the Funding Period, the remaining Pre-Funded Amount, the Negative Carry Amount, the balance in the Negative Carry Account and the Starting Receivables Balance of all Subsequent Receivables transferred to the Trust since the preceding Distribution Date;

   (2) for the first such date that is on or immediately following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payment of principal on the Notes;

   (3) One-Month LIBOR and the interest rate on the Class A-3a Floating Rate Notes for the period from and including the next Distribution Date to but excluding the Distribution Date following such Distribution Date; and

   (4) the net amount, if any, of swap payments, other than payments due as a result of the occurrence of an Early Termination under the Interest Rate Swap, and net swap termination payments.

Delivery of Notes

   The Notes will be issued on or about the closing date in book-entry form through the facilities of the DTC, Clearstream and the Euroclear System against payment in immediately available funds.

Controlling Class

   For purposes of the Transfer and Servicing Agreements, the "Controlling Class" will be (a) so long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes, and (c) if the Notes are no longer outstanding, the Certificates.

                     THE TRANSFER AND SERVICING AGREEMENTS

   The Transfer and Servicing Agreements will include a pooling agreement between the Seller and the Trust (the "Pooling Agreement"), a servicing agreement among the Seller, the Trust, the Servicer, the Titling Trust,

Harco Leasing, The Bank of New York, and Bank One, National Association (the "Servicing Agreement"), the Owner Trust Agreement, a Lease Purchase Agreement, a Purchase Agreement, an Administration Agreement, the Indenture the Titling Trust Agreement, the Titling Trust Supplement, the Collateral Agency Agreement and the Collateral Supplement. The following summary describes certain terms of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus supplement and the prospectus form a part. A copy of the Transfer and Servicing Agreements will be available to you upon request to the Seller and will be filed with the SEC following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of such summary.

Servicing Compensation and Payment of Expenses

   On each Distribution Date, the Servicer will be entitled to receive the Total Servicing Fee, which consists of the Basic Servicing Fee for the related Monthly Period and any unpaid Basic Servicing Fees from prior Distribution Dates. In addition, the Servicer will receive any Supplemental Servicing Fees. The Basic Servicing Fee Rate will be 1.0% per annum.

Distributions

   Unless the Servicer satisfies the conditions for monthly remittances described in "The Transfer and Servicing Agreements--Collections" in the prospectus, it will transfer all collections on the Receivables, including all Prepayments, to the Collection Account within two Business Days of receipt thereof. The Indenture Trustee will make distributions to the Note Distribution Account out of the amounts on deposit in the Collection Account.

   Monthly Withdrawals and Deposits. On or before the day that is two Business Days prior to each Distribution Date, the Servicer will calculate, with respect to the preceding Monthly Period and the related Distribution Date, the Total Available Amount, Collected Amount, the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount, the Principal Payment Amount, the Noteholders' Principal Distributable Amount, the amount of outstanding Monthly Advances to be reimbursed, the amount of Liquidation Expenses, the amount, if any, payable by or to the Trust under the Interest Rate Swap as a result of the occurrence of an Early Termination and certain other items. Based on such calculations, the Servicer will deliver to the Indenture Trustee a certificate specifying such amounts and instructing the Indenture Trustee to make withdrawals, deposits and payments of the following amounts on the Business Day preceding such Distribution Date:

   (1) the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account;

   (2) the amounts to be withdrawn from the Collection Account and paid to the Servicer in respect of reimbursement of outstanding Monthly Advances and payments in respect of Liquidation Expenses with respect to Receivables which became Liquidating Receivables during the related Monthly Period (and any unpaid Liquidation Expenses from prior periods);

   (3) the amount to be withdrawn from the Collection Account and paid to the Servicer in respect of the Total Servicing Fee for such Distribution Date;

   (4) and the net amount, if any, payable by the Trust under the Interest Rate Swap (other than payments due as a result of the occurrence of an Early Termination under the Interest Rate Swap) to the Swap Counterparty for such Distribution Date and the net amount, if any, payable by the Trust as a result of the occurrence of an Early Termination;

   (5) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount and deposited in the Note Distribution Account for payment to Noteholders on such Distribution Date;

   (6) the amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account;

   (7) the amount, if any, to be withdrawn from the Reserve Account and/or the Negative Carry Account and paid to the Certificateholders;

   (8) the amount, if any, to be withdrawn from the Collection Account and paid to the Certificateholders; and

   (9) the amount, if any, to be withdrawn from the Pre-Funding Account and the Negative Carry Account and deposited in the Collection Account.

   The amount, if any, to be withdrawn from the Reserve Account and deposited to the Collection Account on the Business Day preceding any Distribution Date as specified in clause (1) above will be the lesser of (a) the amount of cash or other immediately available funds therein on the day preceding such Distribution Date and (b) the amount, if any, by which (x) the sum of the Total Servicing Fee, the net amount, if any, payable by the Trust to the Swap Counterparty (other than payments due as a result of the occurrence of an Early Termination under the Interest Rate Swap), the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount exceeds (y) the sum of the amount to be withdrawn from the Negative Carry Account and deposited into the Collection Account and the Collected Amount for such Distribution Date. The amount, if any, to be withdrawn from the Reserve Account and/or the Negative Carry Account and paid to the Certificateholders as specified in clause (7) above will equal the amount, if any, by which the amount on deposit in the Reserve Account and the Negative Carry Account after all other deposits and withdrawals on the day preceding such Distribution Date exceeds the Specified Reserve Account Balance and the Required Negative Carry Account Balances, respectively, for such Distribution Date.

   Priorities for Withdrawals from Collection Account. Withdrawals of funds from the Collection Account on the day preceding a Distribution Date will be made first for reimbursements of outstanding Monthly Advances and payments in respect of Liquidation Expenses. Thereafter, withdrawals of funds from the Collection Account will be made for application as described in clauses (3),
(4) and (5) under "--Distributions--Monthly Withdrawals and Deposits" above, but only to the extent of the Total Available Amount allocated to such application for such Distribution Date. In calculating the amounts which can be withdrawn from the Collection Account and applied as specified in such clauses
(3), (4) and (5), the Indenture Trustee, at the direction of the Servicer, will allocate the remaining Total Available Amount in the following order of priority subject to the subordination provisions described above:

   (1) the Total Servicing Fee;

   (2) the net amount, if any, payable by the Trust under the Interest Rate Swap to the Swap Counterparty (other than payments due as a result of the occurrence of an Early Termination under the Interest Rate Swap);

   (3) the Aggregate Class A Noteholders' Interest Distributable Amount;

   (3) the Class B Noteholders' Interest Distributable Amount;

   (4) the Noteholders' Principal Distributable Amount; and

   (5) the net amount, if any, payable by the Trust to the Swap Counterparty as a result of the occurrence of an Early Termination under the Interest Rate Swap.

   On each Distribution Date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders in the amounts and in accordance with the priorities described in this prospectus supplement under "The Notes--Payments of Interest" and "The Notes--Payment of Principal."

Reserve Account

   The Servicer will establish a reserve account with the Indenture Trustee (the "Reserve Account"). The Reserve Account will be funded by a deposit by the Seller of cash or eligible investments on the Closing Date (the "Reserve Account Initial Deposit") in an amount equal to $20,039,361.24, which is equal to the sum of (1) 4.00% of the Initial Aggregate Starting Receivables Balance and (2) the aggregate Yield Supplement Required

Deposit Amounts for the Initial Receivables. In addition, on each Subsequent Transfer Date cash or eligible investments in an amount equal to the sum of (1) 4.00% of the aggregate Starting Receivables Balances of the Subsequent Receivables being transferred to the Trust on that date and (2) the aggregate Yield Supplement Required Deposit Amounts for the Subsequent Receivables being transferred to the Trust on that date (each, a "Reserve Account Subsequent Transfer Deposit") will be deposited into the Reserve Account.

   If on the Business Day preceding any Distribution Date the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance, an amount equal to the lesser of such insufficiency and the amount remaining of the sum of the Collected Amount plus the amount, if any, to be withdrawn from the Negative Carry Account and deposited into the Collection Account with respect to such Distribution Date after the payment of the Total Servicing Fee, the net amount payable, if any, by the Trust to the Swap Counterparty under the Interest Rate Swap (other than payments due as a result of the occurrence of an Early Termination under the Interest Rate Swap) and the deposit of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount in the Note Distribution Account (see "--Distributions--Monthly Withdrawals and Deposits") shall be deposited in the Reserve Account.

   If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on the day preceding that Distribution Date) is greater than the Specified Reserve Account Balance for that Distribution Date, subject to certain limitations, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Certificateholders. Upon any distribution to the Certificateholders of amounts from the Reserve Account, the Noteholders will not have any rights in or claims to those amounts. The initial Certificateholders may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account, including interest earnings thereon, provided that certain conditions are satisfied, including: (1) the action will not result in a reduction or withdrawal of the rating of any class of the Notes, (2) the Certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that the action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, and (3) all transferees or assignees agree to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholders.

Pre-Funding Account

   The Servicer will establish and maintain an account (the "Pre-Funding Account") in the name of the Indenture Trustee for the benefit of the Noteholders. The Pre-Funding Account will be created with an initial deposit of $373,177,867.43. On each Subsequent Transfer Date during the Funding Period,
(1) the related Reserve Account Subsequent Transfer Deposit will be withdrawn from the Pre-Funding Account and deposited in the Reserve Account and (2) an amount equal to the excess of the Starting Receivables Balances of all Subsequent Receivables over the amount described in clause (1) above will be withdrawn from the Pre-Funding Account and paid to the Seller. If the balance of funds on deposit in the Pre-Funding Account (the "Pre-Funded Amount") as of the end of the Funding Period is greater than zero, the Trust will apply the remaining Pre-Funded Amount to make a mandatory prepayment of the Notes in accordance with the priorities set forth under "The Notes--Payments of Principal" in this prospectus supplement, provided that if the Pre-Funded Amount as of the end of the Funding Period is greater than $100,000, the Trust will apply the remaining Pre-Funded Amount to make ratable mandatory prepayments of each class of Notes. See "The Notes--Mandatory Prepayment" in this prospectus supplement.

Negative Carry Account

   The Servicer will establish and maintain an account (the "Negative Carry Account") in the name of the Indenture Trustee for the benefit of the Noteholders. The Negative Carry Account will be created with an initial deposit of cash or eligible investments having a value of $1,965,963.20 (the "Negative Carry Account Initial

Deposit"). The Negative Carry Account Initial Deposit will equal the Maximum Negative Carry Amount as of the Closing Date. On subsequent Distribution Dates, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the Negative Carry Amount for that Distribution Date. If the amount on deposit in the Negative Carry Account on any Distribution Date (after giving effect to the withdrawal of the Negative Carry Amount for that Distribution Date) is greater than the Required Negative Carry Account Balance as of the date that is two Business Days preceding that Distribution Date, the excess will be released to the Certificateholders. All amounts remaining on deposit in the Negative Carry Account on the Distribution Date on or immediately following the last day of the Funding Period (after giving effect to all withdrawals therefrom on that Distribution Date) will be released to the Certificateholders.

Interest Rate Swap

   On November 6, 2002, the Trust entered into the Interest Rate Swap with the Swap Counterparty (the "Interest Rate Swap") to hedge its floating rate interest obligations with respect to the Class A-3a Floating Rate Notes.

   Under the Interest Rate Swap, the Trust will receive payments at a rate determined by reference to One-Month LIBOR, which is the basis for determining the amount of interest due on the Class A-3a Floating Rate Notes. Under the Interest Rate Swap, on the Business Day prior to each Distribution Date, (1) the Trust will be obligated to pay the Swap Counterparty a fixed interest rate of 2.40% per annum on a notional amount equal to the outstanding principal balance of the Class A-3a Floating Rate Notes as of the preceding Distribution Date and (2) the Swap Counterparty will be obligated to pay to the Trust a floating interest rate of One-Month LIBOR in effect on the preceding Distribution Date on a notional amount equal to the outstanding principal balance of the Class A-3a Floating Rate Notes as of the preceding Distribution Date.

   The amount the Trust will be obligated to pay will be netted against the amount payable by the Swap Counterparty under the Interest Rate Swap. Only the net amount will be payable by the Trust or the Swap Counterparty, as applicable. The obligations of the Swap Counterparty under the Interest Rate Swap are unsecured.

   The Interest Rate Swap provides for specified events of default and termination events. Events of default include the failure to make payments due under the Interest Rate Swap and, the acceleration of the Notes after the occurrence of an Event of Default.

   Within 30 Business Days of the date the Swap Counterparty's short-term rating by S&P ceases to be at least A-1 or both the long-term and the short-term ratings of the Swap Counterparty cease to be at least A1 and P-1 by Moody's (a "Ratings Event"), the Swap Counterparty will be obligated to assign its rights and obligations under the Interest Rate Swap to another party reasonably acceptable to the Trust, provide a guarantor for its obligations under the Interest Rate Swap or post collateral to maintain the ratings of the Notes. If the Swap Counterparty has not taken one of the actions specified above within 30 Business Days of the Ratings Event, the Trust may terminate the Interest Rate Swap.

   If an event of default or a termination event occurs, the non-defaulting party or the affected party, as applicable, may elect to terminate the Interest Rate Swap. In the event of the termination of the Interest Rate Swap, a termination payment may be due (1) to the Swap Counterparty by the Trust out of funds that would otherwise be available to make distributions to the Certificateholders or (2) to the Trust by the Swap Counterparty. The amount of the termination payment will be based on market quotations of the cost of entering into a similar swap transaction, in accordance with the procedures set forth in the Interest Rate Swap. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the Notes.

   The Swap Counterparty will have the right to consent to amendments under the Indenture, the Pooling Agreement, the Servicing Agreement, the Trust Agreement, the Purchase Agreement, the Lease Purchase

Agreement, the Administration Agreement and the Swap Counterparty Rights Agreement, other than amendments that do not materially and adversely affect the interests of the Swap Counterparty.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   In the opinion of Kirkland & Ellis, special tax counsel, for federal income tax purposes, the Notes will be characterized as debt. Each holder of Notes, by acceptance of a Note, will be deemed to have agreed to treat the Notes as indebtedness.

   All the Certificates issued on the Closing Date will be issued to the Seller. Accordingly, the Trust will be characterized as a Tax Non-Entity and hence a division of the Seller for federal income tax purposes. See "Certain Federal Income Tax Consequences--Tax Non-Entity Certificates" in the prospectus. If the Seller sells the Certificates such that more than one person owns the Certificates or if the Trust issues additional Certificates to persons other than the Seller, this characterization may change. See "Certain Federal Income Tax Consequences--Tax Non-Entity Certificates" in the prospectus.

   See "Certain Federal Income Tax Consequences" and "Certain State Tax Matters" in the prospectus.

                             ERISA CONSIDERATIONS

   Although there is little guidance on the subject, the Seller believes the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Therefore, the Notes are available for investment by a Benefit Plan, subject to a determination by such Benefit Plan's fiduciary that the Notes are suitable investments for such Benefit Plan under ERISA and the Code. By its acquisition of a Note (or any interest therein), each purchaser and subsequent transferee of a Note (or any interest therein) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Notes constitutes assets of any Benefit Plan or (ii) the purchase and holding of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the prospectus.

                                 UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the Underwriters named below, and each of the underwriters has severally agreed to purchase from the Seller, the principal amount of Notes set forth opposite its name below:

                                           Aggregate Principal Amount of Notes to be Purchased
                               ---------------------------------------------------------------------------
                                                          Class A-3a
                                                           Floating   Class A-3b
                                Class A-1    Class A-2       Rate     Fixed Rate   Class A-4     Class B
         Underwriter              Notes        Notes        Notes       Notes        Notes        Notes
         -----------           ------------ ------------ ------------ ----------- ------------ -----------
J.P. Morgan Securities Inc.... $ 32,400,000 $ 46,000,000 $ 43,000,000 $ 5,000,000 $ 36,800,000 $34,000,000
Banc of America Securities LLC   32,400,000   46,000,000   43,000,000   5,000,000   36,800,000          --
Banc One Capital Markets, Inc.   32,400,000   46,000,000   43,000,000   5,000,000   36,800,000          --
Salomon Smith Barney Inc......   32,400,000   46,000,000   43,000,000   5,000,000   36,800,000          --
Scotia Capital (USA) Inc......   32,400,000   46,000,000   43,000,000   5,000,000   36,800,000          --
                               ------------ ------------ ------------ ----------- ------------ -----------
   Total...................... $162,000,000 $230,000,000 $215,000,000 $25,000,000 $184,000,000 $34,000,000
                               ============ ============ ============ =========== ============ ===========

   The Seller has been advised by the underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of Notes. The underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Notes. After the initial public offering, the public offering price and such concessions may be changed.

                                             Selling
                                            Concession Reallowance
                                            ---------- -----------
             Class A-1 Notes...............   0.066%     0.03125%
             Class A-2 Notes...............   0.096%     0.06250%
             Class A-3a Floating Rate Notes   0.135%     0.06250%
             Class A-3b Fixed Rate Notes...   0.135%     0.06250%
             Class A-4 Notes...............   0.159%     0.07500%
             Class B Notes.................   0.225%     0.12500%

   The Seller has agreed not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of Retail Notes or Retail Leases (other than the Notes) for a period of 30 days from the date of this prospectus supplement, without the prior written consent of J.P. Morgan Securities Inc. (the "Manager").

   There is currently no secondary market for the Notes. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange.

   We expect that we will deliver the Notes in return for payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which is the 8/th/ business day after the date of this prospectus supplement. Applicable regulations under the Exchange Act generally require that secondary market transactions settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, because the Notes initially will settle 8 business days after the date of this prospectus supplement, purchasers who wish to trade them prior to the Closing Date must specify an alternate settlement cycle at the time of the trade to prevent a failed settlement. If you wish to trade the Notes prior to the Closing Date, please consult your own adviser.

   The Manager, on behalf of the underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Manager to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the underwriters represent that the Manager will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

   In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with affiliates of the Seller, including the Seller's parent, Navistar Financial.

   As discussed under "Use of Proceeds," Navistar Financial intends to use a portion of the proceeds of its sale of the Receivables to the Seller to repay amounts owing to a group of lenders, including each of the underwriters, or an affiliate thereof, under one or more credit agreements. Accordingly, because more than 10.0% of the net offering proceeds may be paid to an affiliate of a member of the National Association of Securities Dealers, Inc., which is participating in the distribution of the Notes, the offering of the Notes is being made pursuant to the provisions of Article III, Section 2710(c)(8) of the Rules of the National Association of Securities Dealers, Inc.

                                LEGAL OPINIONS

   Certain legal matters relating to the Notes will be passed upon for the Trust, the Seller and the Servicer by Steven K. Covey, Esq., General Counsel of the Seller and the Servicer, and by Kirkland & Ellis, counsel to the Seller, the Trust and the Servicer. Certain federal income tax matters will be passed upon for the Servicer, the Trust and the Seller by Kirkland & Ellis. Certain legal matters relating to the Notes will be passed upon for the underwriters by Simpson Thacher & Bartlett.

                                   GLOSSARY

   "ABS Model" is defined on page S-21.

   "ABS Tables" is defined on page S-21.

   "Aggregate Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Interest Distributable Amounts for all classes of Class A Notes and the Class A Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

   "Aggregate Starting Receivables Balance" means the aggregate Starting Receivables Balances of all the Receivables transferred to the Trust, including all Subsequent Receivables.

   "Annual Percentage Rate" or "APR" means, in the case of Retail Notes, other than a Temporary Interest Free Receivable, the annual percentage rate specified in the Contract related to such Retail Note and, in the case of Retail Leases or Temporary Interest Free Receivables, the implicit interest rate in the Contract related to such Retail Lease or Retail Note calculated as an annual percentage rate on a constant yield to maturity basis.

   "Certificates" is defined on page S-11.

   "Class A Noteholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Aggregate Class A Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the day preceding such current Distribution Date in respect of interest on the Class A Notes.

   "Class A Noteholders' Interest Distributable Amount" means (a) with respect to the Class A-1 Notes and the Class A-3a Floating Rate Notes and any Distribution Date, the product of (1) the outstanding principal balance of such class of Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of such class of Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (2) the product of the Interest Rate for such class of Notes on such Distribution Date and a fraction, the numerator of which is the actual number of days elapsed from the most recent Distribution Date on which interest has been paid (or the Closing Date, in the case of the initial period), and the denominator of which is 360, and
(b) with respect to the Class A-2 Notes, the Class A-3b Fixed Rate Notes and the Class A-4 Notes and any Distribution Date, the product of (1) the outstanding principal balance of such class of Class A Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of such class of Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (2) the product of the Interest Rate for such class of Class A Notes and a fraction, the numerator of which is 30 (or, in the case of the first Distribution Date, the number of days from and including the Closing Date to but excluding December 15, 2002), and the denominator of which is 360.

   "Class A Notes" is defined on page S-27.

   "Class B Noteholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the day preceding such current Distribution Date in respect of interest on the Class B Notes.

   "Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (1) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (2) the Class B
Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

   "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (1) the outstanding principal balance of the Class B Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class B Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and
(2) the product of the Interest Rate for the Class B Notes and a fraction, the numerator of which is 30 (or, in the case of the first Distribution Date, the number of days from and including the Closing Date to but excluding December 15, 2002), and the denominator of which is 360 .

   "Class B Notes" is defined on page S-27.

   "Controlling Class" is defined on page S-29.

   "Cutoff Date" is defined on page S-16.

   "Dealer Liability" is defined on page S-20.

   "Distribution Date" is defined on page S-26.

   "Early Termination " means termination of the Interest Rate Swap as a result of the occurrence of an event of default or a termination event under such Interest Rate Swap.

   "Fair Market Value Leases" shall mean a retail lease of a new or used medium or heavy duty truck, truck chassis, bus or trailer, originated or acquired by Navistar Financial or one or more of its Affiliates, pursuant to which the lessee ordinarily has the option to purchase the leased vehicle for fair market value upon termination of the lease.

   "Final Scheduled Distribution Date" is defined on page S-26.

   "Finance Lease" is defined on page 12 of the prospectus.

   "Funding Percentage" means, for any Distribution Date, the percentage derived from the fraction the numerator of which is the Pre-Funded Amount and the denominator of which is the sum of the Aggregate Receivables Balance and the Pre-Funded Amount, in each case, as of the last day of the related Monthly Period.

   "Funding Period" is defined on page S-16.

   "Gross Balance" is defined on page S-19.

   "Gross Balance Past Due" is defined on page S-19.

   "Harco Leasing" is defined on page S-13.

   "Indenture" is defined on page S-26.

   "Initial Aggregate Starting Receivables Balance" is defined on page S-13.

   "Initial Cutoff Date" is defined on page S-13.

   "Initial Pre-Funded Amount" is defined on page S-16.

   "Initial Receivables" is defined on page S-13.

   "Interest Rate" is defined on page S-26.

   "Interest Rate Swap" is defined on page S-33.

   "International" is defined on page S-17.

   "International Purchase Obligations" is defined on page S-20.

   "Limited Liability Amount" is defined on page S-20.

   "Liquidations" is defined on page S-19

   "London Business Day" means any day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

   "Loss Protection" is defined on page S-21.

   "Low APR Receivable" means any Receivable that has an annual percentage rate that is less than the Required Rate other than a Temporary Interest Free Receivable

   "Manager" is defined on page S-35.

   "Maximum Negative Carry Amount" means, as of the Closing Date or any Distribution Date, an amount equal to the product of (1) the excess, if any, of
(a) the weighted average of the Interest Rates on the Notes (using a rate per annum of 2.65% for the Class A-3a Floating Rate Notes) as of such date over (b) 1.25%, multiplied by (2) the amount on deposit in the Pre-Funding Account on such date multiplied by (3) the fraction of a year represented by the number of days from such date until the end of the Funding Period, calculated on the basis of a 360-day year of twelve 30-day months.

   "Navistar Financial" is defined on page S-13.

   "Negative Carry Account" is defined on page S-32.

   "Negative Carry Account Initial Deposit" is defined on page S-32.

   "Negative Carry Amount" means, as of any Distribution Date, an amount calculated by the Servicer as the excess, if any, of (1) the product of (a) the sum of the Aggregate Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount for such Distribution Date multiplied by (b) the Funding Percentage for such Distribution Date, over (2) the investment earnings on amounts in the Pre-Funding Account during the related Monthly Period.

   "Net Losses" is defined on page S-19.

   "Noteholders' Prepayment Premium" is defined in page S-28.

   "Noteholders' Principal Carryover Shortfall" means, for any Distribution Date, the excess, if any, of the Noteholders' Principal Distributable Amount for such Distribution Date over the amount actually deposited in the Note Distribution Account for such Distribution Date in respect of principal.

   "Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (1) the Principal Distributable Amount for such Distribution Date, (2) the Noteholders' Principal Carryover Shortfall for the immediately preceding Distribution Date and (3) on the Final Scheduled Distribution Date for a class of Notes, the amount necessary to reduce the outstanding principal balance of such class of Notes to zero.

   "Notes" is defined on page S-11.

   "One-Month LIBOR" means, for any Distribution Date, the rate per annum of deposits in U.S. Dollars having a one-month maturity that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, two

London Business Days prior to the Distribution Date immediately preceding such Distribution Date (or, in the case of the initial Distribution Date, two London Business Days prior to the Closing Date) (each, a "LIBOR Determination Date"). Notwithstanding the foregoing, in the event that no rate for one-month Dollar deposits appears on Telerate Page 3750 on the applicable LIBOR Determination Date, then One-Month LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month Dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Indenture Trustee as of the LIBOR Determination Date and time specified above. If fewer than two quotations are provided by such banks, then One-Month LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in Dollars are offered to leading European banks by three major banks in New York City selected by the Indenture Trustee as of 11:00 a.m. New York City time on the applicable LIBOR Determination Date. If no such quotation can be obtained, One-Month LIBOR for such Distribution Date will be One-Month LIBOR for the prior Distribution Date.

   "Outstanding Capitalized Cost" is defined in the glossary to the prospectus.

   "Owner Trustee" is defined on page S-11.

   "Owner Trust Agreement" is defined on page S-11.

   "Pooling Agreement" is defined on page S-29.

   "Pre-Funded Amount" is defined on page S-32.

   "Pre-Funded Percentage" means, for any class of Notes, other than the Class A-3a Floating Rate Notes, the quotient, expressed as a percentage of (1) the initial principal balance of such class of Notes as of the Closing Date and (2) the sum of the initial principal balances of all classes of Notes, other than the Class A-3a Floating Rate Notes, as of the Closing Date.

   "Pre-Funding Account" is defined on page S-32.

   "Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the following items: (a) the principal portion of all Scheduled Payments due with respect to the related Monthly Period on Receivables held by the Trust, other than Liquidating Receivables, excluding Scheduled Payments that were prepaid in any prior Monthly Period and included in the Principal Distributable Amount on a prior Distribution Date, (b) the principal portion of all Prepayments, or, in the case of Retail Leases, all Full Prepayments received during the related Monthly Period, except to the extent included in (a) above, (c) the Receivable Balance of each Receivable that the Servicer purchased, the Seller repurchased or that became a Liquidating Receivable during the related Monthly Period, except to the extent included in (a) or (b) above and (d) the Receivable Balance of each Retail Lease that terminated or expired during the related Monthly Period, except to the extent included in (a), (b) or (c) above.

   "Principal Payment Amount" is defined on page S-27.

   "Ratings Event" is defined on page S-33.

   "Receivable" is defined on page 7 of the prospectus.

   "Reference Date" is defined on page S-28.

   "Reference Note" is defined on page S-28.

   "Required Negative Carry Account Balance" means, as of the date two Business Days preceding any Distribution Date, an amount equal to the lesser of (a) the Negative Carry Account Initial Deposit minus all previous withdrawals from the Negative Carry Account, other than investment earnings, if any, withdrawn to pay the Certificateholders pursuant to the Pooling Agreement, and (b) the Maximum Negative Carry Amount as of such date.

   "Required Rate" is equal to 3.994%.

   "Reserve Account" is defined on page S-31.

   "Reserve Account Initial Deposit" is defined on page S-31.

   "Reserve Account Subsequent Transfer Deposit" is defined on page S-32.

   "Residual Value" means (a) with respect to a TRAC Lease, the residual value for that TRAC Lease fixed by the parties thereto at lease inception and (b) with respect to a Finance Lease, the amount of the obligor's purchase option under that Finance Lease.

   "Retail Lease" is defined on page 7 of the prospectus.

   "Retail Note" is defined on page 7 of the prospectus.

   "S&P" is defined on page S-17.

   "Scheduled Payment" is defined in the glossary to the prospectus.

   "Servicing Agreement" is defined on page S-30.

   "Specified Reserve Account Balance" on each Distribution Date means the lesser of

   (a) the aggregate outstanding principal balance of the Notes and

   (b) the greater of

      (1) the sum of

          (A) 5.50% of the sum of the Aggregate Receivables Balance as of the close of business on the last day of the related Monthly Period and the aggregate Starting Receivables Balance of all Subsequent Receivables transferred to the Trust after the last day of the related Monthly Period but on or prior to that Distribution Date; except that if on any Distribution Date (a) the product, expressed as a percentage, of (1) twelve and (2) a fraction, the numerator of which is equal to the sum of the Aggregate Losses plus Liquidation Proceeds for each of the calendar months which are the fifth, fourth and third calendar months preceding the calendar month immediately preceding that Distribution Date, minus the sum of the Liquidation Proceeds for the Monthly Periods which are the first, second and third calendar months preceding the calendar month immediately preceding such Distribution Date, and the denominator of which is the sum of the Remaining Gross Balances of all outstanding Receivables as of the last day of each of the sixth, fifth and fourth calendar months preceding the calendar month immediately preceding that Distribution Date, exceeds 1.5% or (b) the average of the Delinqency Percentages for the preceding three calendar months exceeds 2.0%, then the percentage of the Aggregate Receivables Balance and the Aggregate Starting Receivables Balance of Subsequent Receivables referred to in this clause (A) above shall be equal to 10.0%; and

          (B) the Specified Yield Supplement Amount for that Distribution Date and

      (2) 2.0% of the Aggregate Starting Receivables Balance.

   "Specified Yield Supplement Amount" for any Distribution Date will equal the sum of:

   (a) for each Temporary Interest Free Receivable transferred to the Trust prior to the opening of business on the first day of the Monthly Period in which that Distribution Date occurs, the aggregate, for each Monthly Period or part of a Monthly Period beginning with the Monthly Period in which that

       Distribution Date occurs during which that Temporary Interest Free Receivable is not accruing interest, of the product of

      (1) the scheduled balance of that Temporary Interest Free Receivable as of the opening of business on the first day of that Monthly Period assuming all payments are made as scheduled and no prepayments are made and

      (2) the result of (A) the Required Rate divided by (B) twelve,

   (b) the greater of

      (1) for each Low APR Receivable transferred to the Trust prior to the opening of business on the first day of the Monthly Period in which that Distribution Date occurs, the aggregate, for each Monthly Period beginning with the Monthly Period in which that Distribution Date occurs through and including the Monthly Period during which the stated maturity date for that Low APR Receivable occurs, of the product of (A) the scheduled balance of that Low APR Receivable as of the opening of business on the first day of that Monthly Period assuming all payments are made as scheduled and no prepayments are made and (B) the result of (i) the Required Rate minus the APR of that Low APR Receivable divided by (ii) twelve, and

      (2) the lesser of (A) the aggregate of the portions of the Yield Supplement Required Deposit Amounts attributable to Low APR Receivables deposited into the Reserve Account on or prior to the last day of the related Monthly Period, and (B) $50,000, and

   (c) the aggregate Yield Supplement Required Deposit Amounts for any Subsequent Receivables transferred to the Trust after the last day of the related Monthly Period but on or prior to that Distribution Date.

   "Starting Receivables Balance" means, (a) with respect to a Retail Note, the aggregate amount advanced toward the purchase price of all Financed Vehicles related to such Receivable, less the portion of payments received from the Obligor prior to the related Cutoff Date that are allocable to principal using the actuarial method, or the method specified in that Retail Note and (b) with respect to a Retail Lease, the remaining Scheduled Payments or purchase option price set forth in the Retail Lease minus, without duplication, the sum of (i) Unearned Income and (ii) payments received from the Obligor prior to the related Cutoff Date allocable to the principal portion of the lease payments. The amount financed may include insurance premiums, service and warranty contracts, federal excise taxes, sales taxes and other items customarily financed as part of Receivables and related costs.

   "Subsequent Receivables" is defined on page S-15.

   "Subsequent Transfer Date" is defined on page S-16.

   "Temporary Interest Free Receivable" means any Receivable that has an initial period during which no interest accrues on the Receivable and all Scheduled Payments are applied to the reduction of the principal amount thereof.

   "Total Available Amount" is defined on page S-27.

   "TRAC Lease" is defined on page 12 of the prospectus.

   "Trust" is defined on page S-11.

   "Yield Supplement Required Deposit Amount" means

   (a) for any Temporary Interest Free Receivable, an amount equal to the aggregate, for each calendar month or part of a calendar month after the Cutoff Date for that Temporary Interest Free Receivable in which that Temporary Interest Free Receivable is not accruing interest, of the product of

      (1) the scheduled balance of that Temporary Interest Free Receivable as of the opening of business on the first day of that calendar month assuming all payments are made as scheduled and no prepayments are made and

      (2) the result of (A) the Required Rate divided by (B) twelve and

   (b) for any Low APR Receivable, an amount equal to the aggregate, for each calendar month after the Cutoff Date for that Low APR Receivable through and including the calendar month during which the stated maturity date for that Low APR Receivable occurs, of the product of

      (1) the scheduled balance of that Low APR Receivable as of the opening of business on the first day of that calendar month assuming all payments are made as scheduled and no prepayments are made and

      (2) the result of (A) the Required Rate minus the APR of that Low APR Receivable divided by (B) twelve.

Prospectus

Navistar Financial Retail Receivables Asset Trusts
Asset Backed Notes
Asset Backed Certificates

Navistar Financial Retail Receivables Corporation
Seller

Navistar Financial Corporation
Servicer


               The trusts--

              . We will form a new trust for each series of asset backed notes and asset backed certificates.

              . The primary assets of each trust will be a pool of retail notes evidenced by loans and secured by new and used trucks, truck chassis, buses and trailers and security interests in the vehicles financed under those retail notes and may include a beneficial interest in a pool of retail leases of new and used trucks, truck chassis, buses or trailers and the leased vehicles.

              . Each trust may also own monies on deposit in a pre-funding account, which will be used to purchase additional receivables and related assets.

               The securities--

              . will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates;

              . notes will represent indebtedness secured by the assets of the related trust;

              . certificates will represent beneficial interests in the related trust;

              .   will be paid only from the assets of the related trust;

              . will represent the right to payments in the amounts and at the times described in the prospectus supplement for that series; and

              .   may benefit from one or more forms of credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               November 6, 2002
 Before you purchase any of the securities offered by this prospectus, you should consider carefully the risk factors beginning on page 2.

 The sole source of payments of the securities is the assets of the trust. The securities are not interests in or obligations of Navistar Financial Retail Receivables Corporation, Harco Leasing Company, Inc., Navistar Financial Corporation, or any other person or entity.

 This prospectus may not be used to offer and sell any series of securities unless it is accompanied by the prospectus supplement for that series.

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
              WHERE TO FIND INFORMATION IN THIS
                PROSPECTUS AND THE PROSPECTUS
                SUPPLEMENT...................................   1
              RISK FACTORS...................................   2
               Failure to Obtain a Perfected Security
                 Interest in the Vehicles May Result in
                 Subordination of the Security Interest......   2
               A Bankruptcy of Navistar Financial, Harco
                 Leasing, the Titling Trust or the Seller
                 May Delay or Reduce Payments on your
                 Securities..................................   2
               Possible Liability as a Result of Lessees'
                 Operation of Leased Vehicles................   3
               Failure of Navistar Financial or the Seller to
                 Fulfill its Obligations.....................   4
               Unenforceability of Receivables...............   4
               Effects of Prepayments and Delayed
                 Payments....................................   4
               Commingling of Monies by the Servicer
                 May Lead to Funds Not Being Available.......   5
               The Trust has Limited Assets to
                 Repay the Notes.............................   5
              THE TRUSTS.....................................   6
               Owner Trusts..................................   6
               Grantor Trusts................................   6
               The Trust Property............................   7
               The Trustees..................................   9
               No Representations; Limited Duties............   9
               Limitations on Class A Certificateholders'
                 Ability to Institute Proceedings............   9
               Fees; Indemnification.........................   9
               Co-Trustees...................................  10
               Resignation; Successor Trustees...............  10
               Administration Agreement......................  10
              THE RECEIVABLES POOLS..........................  11
               Characteristics of Receivables................  11
               Prepayment/Early Termination of
                 Receivables.................................  12
               Remedies Upon Default by Obligor..............  12
               Other Terms of Receivables....................  13
              WEIGHTED AVERAGE LIFE OF THE
                SECURITIES...................................  14
              POOL FACTORS AND TRADING
                INFORMATION..................................  14
              USE OF PROCEEDS................................  15
              THE SELLER.....................................  15
              THE SERVICER...................................  15

                                                            Page
                                                            ----
                THE NOTES..................................  16
                 General...................................  16
                 Principal and Interest....................  16
                 Redemption................................  17
                 The Indenture.............................  17
                 Conditions to Noteholder's Ability to
                   Institute Proceedings...................  19
                 Notice to Noteholders of Events of Default  20
                 Covenant Not to Institute Bankruptcy
                   Proceedings.............................  20
                 No Personal Liability.....................  20
                 Satisfaction and Discharge of Indenture...  21
                 The Indenture Trustee.....................  21
                OWNER CERTIFICATES.........................  22
                 General...................................  22
                 Prepayment................................  22
                 Distributions of Interest and Certificate
                   Balance.................................  22
                CLASS A CERTIFICATES.......................  23
                 General...................................  23
                 Distributions of Interest and Certificate
                   Balance.................................  24
                CERTAIN INFORMATION REGARDING
                  THE SECURITIES...........................  25
                 Book-Entry Registration...................  25
                 Definitive Securities.....................  27
                 Reports to Securityholders................  28
                THE TRANSFER AND SERVICING
                  AGREEMENTS...............................  30
                 General...................................  30
                 Sale and Assignment of Receivables........  30
                 Accounts..................................  35
                 Servicing Compensation and Payment of
                   Expenses................................  36
                 Servicing Procedures......................  37
                 Collections...............................  37
                 Monthly Advances..........................  38
                 Distributions.............................  38
                 Credit Enhancement........................  40
                 Net Deposits..............................  42
                 Statements to Trustees and Trust..........  42
                 Evidence as to Compliance.................  42
                 Certain Matters Regarding the Servicer....  43
                 Servicer Default..........................  45
                 Rights Upon Servicer Default..............  45
                 Waiver of Past Defaults...................  46
                 Amendment.................................  46

                 Owner Trust................................ 47
                 Termination................................ 47
                 Optional Purchase.......................... 47
                 Agreements Relating to the Titling Trust... 48
                CERTAIN LEGAL ASPECTS OF THE
                  RECEIVABLES............................... 54
                 Applicable Law; Loan versus Lease.......... 54
                 Security Interests in Financed Vehicles and
                   Leased Vehicles.......................... 54
                 Ownership Interests in Leased Vehicles..... 56
                 Vicarious Tort Liability................... 56
                 Certain Matters Relating to Insolvency..... 57
                 Repossession............................... 57
                 Notice of Sale; Redemption Rights.......... 58
                 Deficiency Judgments and Excess Proceeds... 58
                 Laws Governing Credit Transactions......... 59
                 Other Limitations.......................... 59
                 Transfer of Financed Vehicles.............. 60
                 Back-Up Security Interests in
                   Retail Leases............................ 60
                 Other Limitations on the Lessor............ 60
                CERTAIN FEDERAL INCOME TAX
                  CONSEQUENCES.............................. 61
                 General.................................... 61
                 The Notes.................................. 61
                 Trust Certificates......................... 64
                 Partnership Certificates................... 67
                 Tax Non-Entity Certificates................ 71
                CERTAIN STATE TAX MATTERS................... 73
                 The Notes.................................. 73
                 Trust Certificates......................... 73
                 Partnership Certificates................... 73
                 Tax Non-Entity Certificates................ 74
                 Risks of Alternative Characterization...... 74
                 Other States............................... 74
                ERISA CONSIDERATIONS........................ 75
                PLAN OF DISTRIBUTION........................ 78
                LEGAL OPINIONS.............................. 78
                OWNER TRUSTS/GRANTOR TRUSTS................. 78
                WHERE YOU CAN FIND MORE
                  INFORMATION............................... 79
                GLOSSARY.................................... 80

  WHERE TO FIND INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

   We provide information to you about the notes and the certificates in two separate documents that provide varying levels of detail:

      (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and

      (b) the prospectus supplement which will provide financial and other information regarding the pool of receivables held by the trust and will specify the terms of a particular series of securities, including:

          .  whether notes or certificates are being offered;

          .  the timing of interest and principal payments;

          .  the priority of interest and principal payments;

          . information about credit enhancement for each class of the series, if any;

          .  the ratings of each class of the series, if any; and

          .  the method for selling each class of the series.

   If the terms of your series of securities vary between this prospectus and the prospectus supplement for that series, you should rely on the information in the prospectus supplement.

   You should rely only on the information provided in this prospectus and the prospectus supplement for the related securities. We have not authorized anyone to provide you with other or different information. You should not assume that the information in this prospectus and any prospectus supplement is accurate on any date other than the dates stated on their respective covers.

   We are not offering the securities in any state where the offer is not permitted.

   You can find definitions of terms frequently used in this prospectus and references to pages where terms are defined under the caption "Glossary" which appears at the end of this prospectus.

   We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions.

                                 RISK FACTORS

Failure to Obtain a           Navistar Financial obtains a security interest in
  Perfected Security          the vehicles financed by the retail notes. Each
  Interest in the Vehicles    trust will obtain an assignment of the security
  May Result                  interests in the financed vehicles in connection
   in Subordination of the    with its acquisition of those receivables. A
  Security Interest           trust issuing notes will assign the security
                              interests in the financed vehicles to the trustee under the indenture. No amendment will be made to any certificate of title of any of the vehicles to reflect the assignment to the trust or the indenture trustee of the security interest in the financed vehicle. In most states, the assignment of a security interest is an effective conveyance of that security interest without amending the vehicle's certificate of title to reflect the assignment, and the assignee succeeds by the assignment to the assignor's rights as secured party. However, if the assignment was not an effective conveyance, the trust's and the indenture trustee's security interest could be subordinate to the interests of a subsequent purchaser of a financed vehicle or the holder of a perfected security interest in a financed vehicle. In addition, Navistar Financial may fail to obtain a perfected security interest in a financed vehicle. The trust and the indenture trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in the related financed vehicle.

                              Even if the trust and the indenture trustee have a perfected security interest in the financed vehicles, the trust's and the indenture trustee's interests could be jeopardized by:

                                  .   fraud or forgery by the vehicle owner,

                                  .   negligence or fraud by Navistar Financial,

                                  .   mistakes by government agencies,

                                  .   liens for repairs or unpaid taxes, and

                                  .   confiscation of the vehicle by the
                                      government for illegal activities.

                              See "Certain Legal Aspects of the
                              Receivables--Security Interest in Vehicles" in this prospectus.

A Bankruptcy of Navistar      Retail Notes. Navistar Financial will sell the
  Financial, Harco Leasing,   retail notes to Navistar Financial Retail
  the Titling Trust or the    Receivables Corporation (the "Seller"), and the
  Seller May Delay or Reduce Seller in turn will sell the retail notes to the Payments on your Securities trust. However, if Navistar Financial or the
                              Seller becomes bankrupt, a court could conclude that the retail notes sold to the trust are not owned by the trust, but rather are part of the bankruptcy estate of Navistar Financial or the Seller either because the court concludes that the sale of the retail notes from the bankrupt party was not really a sale but rather a secured financing or because the court concludes that the bankrupt party and the owner of the retail notes should be treated as a single entity rather than separate entities.

                              Retail Leases. Harco Leasing Company, Inc. or one of its affiliates will originate or acquire the retail leases. The Titling Trust will own the retail leases and the related leased vehicles and will issue a beneficial interest in the retail leases and related leased vehicles to Harco Leasing. The beneficial interest in the retail leases and leased vehicles will then be sold by Harco Leasing to Navistar Financial, by Navistar Financial to the Seller, and by the Seller to the related trust.

                              If Harco Leasing, Navistar Financial, the Titling Trust or the Seller becomes bankrupt, a court could conclude that the beneficial interest in the retail leases and leased vehicles is not owned by the trust, but rather is part of the bankruptcy estate of Harco Leasing, Navistar Financial, the Titling Trust or the Seller, either because the court concludes that the sale of the beneficial interest in the retail leases and leased vehicles from the bankrupt party was not really a sale but rather a secured financing or because the court concludes that the bankrupt party and the owner of the beneficial interest in the retail leases and leased vehicles should be treated as a single entity rather than separate entities.

                              If any of the foregoing this were to occur, you could experience delays or reductions in payments on your securities as a result of:

                                  .   the "automatic stay" provisions of the
                                      U.S. Bankruptcy Code, which prevent
                                      secured creditors from exercising
                                      remedies against a debtor in bankruptcy, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in some circumstances;

                                  .   some tax or government liens on Navistar
                                      Financial's, Harco Leasing's, the Titling
                                      Trust's or the Seller's property that
                                      arose prior to the transfer of the
                                      receivables or of the beneficial interest in the retail leases and leased vehicles to the trust having a right to be paid from collections on the receivables or of the beneficial interest in the retail leases and leased vehicles before those collections are used to make payments on the securities; and

                                  . the fact that the trust or the indenture trustee may not have a perfected security interest in the financed vehicles or cash collections on the receivables held by Navistar Financial at the time a bankruptcy proceeding begins.

Possible Liability as a       In the case of retail leases, state laws differ
  Result of Lessees'          as to whether someone injured in an accident
  Operation of Leased         involving a leased vehicle may sue the vehicle's
  Vehicles                    owner merely because it owns the vehicle. Where
                              state law permits those actions against titling trusts, as it does in New York, the titling trust and its assets could be subject to liability. The laws of many other states either do not permit those suits or recognize those actions, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain. In addition, third parties might sue a titling trust, as owner of leased vehicles, based on other legal theories, such as a product defect or improper vehicle preparation prior to origination of the related lease contract.

                              In the event of a claim against the titling trust where damages are assessed against the titling trust and all insurance coverage is exhausted, the claimants could proceed against the assets of the titling trust to enforce their judgment. If this occurs, you could incur a loss on your securities.

Failure of Navistar           Navistar Financial, the Seller and their
  Financial or the Seller to  affiliates generally are not obligated to make
  Fulfill its Obligations     any payments to you on the securities and do not
                              insure or guarantee the payment of the
                              receivables or the securities.

                              However, Navistar Financial will make
                              representations and warranties to the Seller with respect to the characteristics of the receivables and other matters. The Seller will assign its rights to enforce the representations and warranties to the trust, and the Seller will make representations and warranties to the trust in connection with the transfer of the receivables and the beneficial interest in the retail leases and leased vehicles to the trust. If Navistar Financial or the Seller breaches its representations and warranties and that breach materially and adversely affects the interests of the trust or securityholders in one or more receivables, Navistar Financial will be obligated to repurchase the applicable receivables from the trust in the case of retail notes, or reallocate the receivable from the beneficial interest in the retail leases and leased vehicles held by the trust and make a corresponding reallocation payment to the trust in the case of retail leases. If Navistar Financial or the Seller fails to so repurchase or reallocate the affected receivables, you may experience delays or reductions in payments on your securities. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivable."

Unenforceability of           As more fully described in "Certain Legal Aspects
  Receivables                 of the Receivables--Laws Governing Credit
                              Transactions" federal and state laws regulate the creation and enforcement of loans and leases and impose specific liabilities on lenders and lessors who violate these laws. In some cases, these liabilities could affect the trust's ability to enforce the receivables. If the violation occurred prior to the assignment of the receivable to the trust, Navistar Financial will be obligated to repurchase or reallocate the receivable since Navistar Financial will have breached its representations and warranties regarding the receivable. If Navistar Financial fails to repurchase the receivable or make a reallocation payment, you may experience delays or reductions in payments on your securities.

Effects of Prepayments and    The retail notes included in each trust may be
  Delayed Payments            prepaid, in full or in part, without penalty, and
                              the retail leases in the titling trust allocated to each trust may be prepaid in full without penalty. The receivables may be prepaid voluntarily or as a result of defaults, casualties to the financed vehicles or other reasons. In addition, Navistar Financial or the Seller may be required to repurchase receivables from a trust or reallocate receivables from the beneficial interest in the retail leases and leased vehicles held by the trust and make a corresponding reallocation payment as a result of breaches of its representations and warranties, and the servicer may have the right to purchase from the trust all of the receivables and the beneficial interest in the retail leases and leased vehicles held by the trust pursuant to a clean-up call.
                              Each of these prepayments or purchases will shorten the average life of the securities.
                              Prepayment rates may be influenced by a variety of factors and cannot be predicted with any certainty.

                              In addition, the servicer may grant rebates, adjustments or extensions with respect to the receivables, lengthening the average remaining term of the receivables and the average life of your securities.

                              You will bear any reinvestment risks resulting
                              from a faster or slower than anticipated rate of
                              prepayment on the receivables, repurchases or
                              extension of the receivables. If you purchase a
                              security at a discount, a slower than anticipated
                              rate of principal payments on your security could
                              result in an actual yield that is less than the
                              anticipated yield, and if you purchase a security
                              at a premium, a faster than anticipated rate of
                              principal payments on your security also could
                              result in an actual yield that is less than the
                              anticipated yield.
Commingling of Monies by the  The servicer will generally be required to
  Servicer May Lead to Funds  deposit all collections and proceeds of the
  Not Being Available         receivables into a collection account for a trust
                              within two business days of receipt. However, if specified conditions are satisfied, the servicer will be permitted to hold collections until shortly before funds are needed to make required distributions on the securities. The servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer fails to deposit the funds as required on the specified date, you may experience delays or reductions in payments on your securities. See "The Transfer and Servicing
                              Agreements--Collections on the Receivables."

The Trust has Limited Assets  The sole source of payments on your securities is
  to Repay the Notes          the assets of the trust, which consist primarily
                              of the receivables (including the beneficial interest in the retail leases and leased vehicles) and any credit enhancement. You must rely on payments on the receivables and any credit enhancement. You may suffer a loss if the assets of the trust are insufficient to pay principal and interest on your securities. Your securities are not obligations of Navistar
                              Financial, the Seller, Harco Leasing or any other person or entity.

                                  THE TRUSTS

   The Seller will establish a separate trust (each, a "Trust") for each series of securities as more specifically described in this prospectus and in the related prospectus supplement. The related prospectus supplement will state whether the Trust will be a statutory business trust or a common law trust. If the Trust is a statutory business trust, the Trust will be a separate legal entity and will hold title to the assets of the Trust in its own name and will be able to take actions in its own name. If the Trust is a common law trust, the Trust will not be a separate legal entity, and title to the assets of the Trust will be held in the name of the trustee on behalf of the Trust and the actions of the Trust will be effected by the trustee on behalf of the Trust beneficiaries. In that instance, all references in this prospectus and the related prospectus supplement to actions to be taken by the Trust, including by an Owner Trust, will refer to actions to be taken by the trustee on behalf of the Trust beneficiaries.

   If the series of securities issued includes one or more classes of notes ("Notes") and one or more classes of certificates ("Owner Certificates" and, collectively with the Notes, the "Owner Securities"), then the Trust will be referred to in this prospectus and the related prospectus supplement as an "Owner Trust." If the series of securities consists solely of two classes of Certificates, a Class A (the "Class A Certificates") and a Class B (the "Class B Certificates" and, collectively with the Class A Certificates, the "Grantor Certificates"), then the Trust will be referred to in this prospectus and the related prospectus supplement as a "Grantor Trust."

Owner Trusts

   Each Owner Trust will be formed pursuant to a Trust Agreement (an "Owner Trust Agreement") to be entered into between the Seller and the trustee of the Owner Trust specified in the related prospectus supplement (the "Owner Trustee"). The Owner Trust will acquire a pool of receivables including, if specified in the related prospectus supplement, a Series Portfolio Interest representing an interest in a pool of retail leases and the related leased vehicles, pursuant to a pooling agreement between the Seller and the Owner Trust. The Servicer will agree to service the receivables pursuant to a servicing agreement, which may be part of the pooling agreement between the Seller and the Owner Trust or which may be a separate servicing agreement between the Owner Trust and the Servicer. The Servicer will maintain possession of the notes related to the receivables, leases and other specified documents pursuant to a custodial agreement or, if there is a separate servicing agreement, the servicing agreement. For convenience, we refer to each of (1) a pooling and servicing agreement and a separate custodial agreement and (2) a pooling agreement and a separate servicing agreement collectively as an "Owner Trust Pooling and Servicing Agreement." The Notes of each series of an Owner Trust will be issued and secured pursuant to an Indenture (the "Indenture") between the Owner Trust and the trustee under the Indenture specified in the related prospectus supplement (the "Indenture Trustee").

Grantor Trusts

   Each Grantor Trust will be formed pursuant to a Pooling and Servicing Agreement which incorporates the Navistar Financial Grantor Trust Standard Terms and Conditions of Agreement (together, a "Grantor Trust Pooling and Servicing Agreement") to be entered into among the Seller, Navistar Financial, as Servicer, and the Grantor Trustee specified in the related prospectus supplement (the "Grantor Trustee"). An Owner Trust Pooling and Servicing Agreement and a Grantor Trust Pooling and Servicing Agreement are each sometimes referred to as a "Pooling and Servicing Agreement," and an Owner Trustee and a Grantor Trustee are each sometimes referred to as a "Trustee." A Grantor Trust will acquire and hold only Retail Notes; not Retail Leases.

The Trust Property

   With respect to each series of securities, the Seller will transfer specified property to the Trust in exchange for the related securities. The property to be included in a trust (the "Trust Property") will include

  . a pool of retail notes evidencing loans and secured by new and used trucks, truck chassis, buses and trailers ("Retail Notes");

  . if specified in the related prospectus supplement, a beneficial interest (a "Series Portfolio Interest") in a specified pool of retail leases of new and used trucks, truck chassis, buses and trailers ("Retail Leases"); and

  . security interests in the vehicles financed under the Retail Notes (the ''Financed Vehicles'') and an ownership interest in the vehicles leased under the Retail Leases (the "Leased Vehicles") and other related assets.

   Each Retail Note held by the Trust and the beneficial interest of the Trust in each Retail Lease owned of record by the Titling Trust and allocated to the Series Portfolio Interest held by the Trust is referred to herein as a "Receivable" and collectively as the "Receivables Pool." The aggregate principal balance (the "Initial Aggregate Receivables Balance") of the Retail Notes and Retail Leases included in the Receivables Pool as of a date (the "Cutoff Date") will be specified in the related prospectus supplement.

   The Trust Property will also generally include the following additional property (the "Related Property"):

  .   all amounts due on and under the Receivables on and after the Cutoff Date;

  . amounts as from time to time may be held in specified trust accounts established and maintained pursuant to the related Transfer and Servicing Agreements and the proceeds of those accounts;

  .   the proceeds of any dealer recourse with respect to defaulted Receivables;

  . the proceeds of any purchase obligations from International Truck and Engine Corporation ("International") covering the Receivables ("International Purchase Obligations") subject to specified limitations;

  . the proceeds of credit life, credit disability, physical damage or other insurance policies covering the Financed Vehicles, the Retail Leases or the Retail Notes;

  . the proceeds of any personal or commercial guaranties of an obligor's performance with respect to the Receivables (the "Guaranties");

  .   the benefit of any lease assignments with respect to the Financed
      Vehicles;

  . in the case of Retail Leases, the rights to any security deposit for the Retail Leases;

  . in the case of Retail Leases, the rights of the Seller under the related Titling Trust Supplement and Collateral Supplement;

  . the rights of the Seller under the related Purchase Agreement, including in the case of Retail Leases Navistar Financial's rights under the related Lease Purchase Agreement and the related custodian agreement between the Seller and the Servicer; and

  .   other property as specified in the related prospectus supplement.

   If so specified in the related prospectus supplement, the Trust Property will also include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which will be used to purchase additional Receivables (the "Subsequent Receivables") with an aggregate receivables balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") and Related Property from the Seller from time to time during a period specified in the related prospectus supplement

(the "Funding Period"). Subsequent Receivables may be conveyed or allocated to a Trust as frequently as daily during the Funding Period. Any Subsequent Receivables conveyed to the Trust, together with the Related
Property with respect to the Subsequent Receivables, will also be assets of the Trust. Any references in this prospectus to Receivables in respect of any Trust shall include any Subsequent Receivables. The property of a Trust may also include a segregated trust account held by the Indenture Trustee for the benefit of the holders of the related Owner Securities (the "Owner Securityholders") providing credit enhancement to the Owner Securityholders (a "Reserve Account"). Any account providing credit enhancement for a series of Grantor Certificates will not be included in the property of the related Grantor Trust, but will be held by the Grantor Trustee for the benefit of the holders of the related Grantor Certificates (a "Subordination Spread Account").

   The Servicer will service the Receivables held by each Trust and will receive fees for its services. See ''The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses.'' To facilitate the servicing of the Retail Notes, the Servicer will retain physical possession of the related Retail Notes and other documents relating thereto as custodian. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Trust. In the absence of an amendment, the Trust may not have a perfected security interest in the Financed Vehicles in all states, which could impair the Trust's ability to repossess and sell the collateral securing or relating to defaulted Retail Notes. The Trust will not be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicles. As servicer of the Titling Trust, the Servicer will retain physical possession of the Retail Leases and other documents relating to the Retail Leases. The Titling Trust will be noted on the certificates of title as the owner of the Leased Vehicles and the lien of the Collateral Agent will be noted on the certificates of title. See ''Risk Factors--Failure to Obtain a Perfected Security Interest in the Financed Vehicles May Result in Subordination of the Security Interest,'' ''Certain Legal Aspects of the Receivables,'' ''The Transfer and Servicing Agreements--Agreements Relating to the Titling Trust,'' ''The Transfer and Servicing Agreements--Sale and Assignment of Receivables'' and ''--The Trustees.''

    If
  . the protection provided to noteholders by any subordination of Owner Certificates and by any Reserve Account or other credit enhancement,

  . the protection provided to holders of Owner Certificates ("Owner Certificateholders") by any Reserve Account or other credit enhancement, or

  . the protection provided to holders of Class A Certificates issued by a Grantor Trust ("Class A Certificateholders") by the subordination of the related Class B Certificates and by any Subordination Spread Account or other credit enhancement, is insufficient the Securityholders would have to look principally to

  .   the obligors on the related Receivables,

  . the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables,

  . the proceeds, if any, of dealer recourse with respect to the defaulted Receivables,

  . the proceeds of any disposition of any Leased Vehicles, the rights to any security deposit for the Retail Leases and any other Titling Trust Assets allocated to the Series Portfolio Interest, and

  . the proceeds, if any, of International Purchase Obligations with respect to defaulted Receivables.

   If this occurs, additional factors, such as the unavailability of proceeds from dealer recourse or International Purchase Obligations, and the Trust's not having a perfected security interest in the Financed Vehicles in all states, may affect the ability to repossess and sell the Financed Vehicles, and thus may reduce the proceeds to be distributed to the holders of the securities. See "The Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" and "Certain Legal Aspects of the Receivables."

   The principal offices of each Trust will be specified in the related prospectus supplement.

The Trustees

   The Trustee for each Trust will be specified in the related prospectus supplement. The Trustee's liability in connection with the issuance and sale of the securities issued pursuant to the related Trust is limited solely to the express obligations of the Trustee set forth in the Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable.

No Representations; Limited Duties

   The Trustee will make no representations as to the validity or sufficiency of any Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable, the securities or any Receivables, any Series Portfolio Interest or Series Portfolio Certificate or related documents, and will not be accountable for the use or application by the Seller or Navistar Financial of any funds paid to the Seller or Navistar Financial in respect of the securities, the Receivables, the Series Portfolio Interest or Series Portfolio Certificate, or the investment of any monies by the Servicer before that money is deposited into the related Certificate Distribution Account or, in the case of an Owner Trust, the related Note Distribution Account. The Trustee will not independently verify any Receivables.

   With respect to a Grantor Trust, if no Servicer Default has occurred, the Grantor Trustee will be required to perform only those duties specifically required of it under the related Grantor Trust Pooling and Servicing Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Grantor Trustee, in which case it will only be required to examine them to determine whether they conform to the requirements of the Grantor Trust Pooling and Servicing Agreement. The Grantor Trustee will be under no obligation to exercise any of the trusts or powers vested in it by a Grantor Trust Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Grantor Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Limitations on Class A Certificateholders' Ability to Institute Proceedings

   No holder of Class A Certificates will have any right under a Grantor Trust Pooling and Servicing Agreement to institute any proceeding with respect to the Grantor Trust Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and unless holders of Class A Certificates evidencing not less than 25% of the voting interest thereof have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the requested proceeding.

Fees; Indemnification

   Each Owner Trust Agreement and related Owner Trust Pooling and Servicing Agreement will provide that the Seller will pay the Trustee's fees. Each Grantor Trust Pooling and Servicing Agreement will provide that the Servicer will pay the Trustee's fees. Each Owner Trust Agreement and related Owner Trust Pooling and Servicing Agreement and each Grantor Trust Pooling and Servicing Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee, other than through its own willful misfeasance, bad faith or negligence (other than errors in judgment) or by reason of a breach of any of its representations or warranties set forth in the Owner Trust Agreement and related Owner Trust Pooling and Servicing Agreement or the Grantor Trust Pooling and Servicing Agreement.

Co-Trustees

   For the purpose of meeting the legal requirements of some local jurisdictions and for other limited purposes, the Trustee, with the consent of the Servicer, will have the power to appoint co-trustees or separate trustees of all or any part of each Trust. If a co-trustee or separate trustee is appointed, all or the specified rights, powers, duties and obligations conferred or imposed upon the Trustee by an Owner Trust Agreement or a Grantor Trust Pooling and Servicing Agreement, as applicable, will be conferred or imposed upon the Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform those acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the Trustee.

Resignation; Successor Trustees

   A Trustee may give notice of its intent to resign at any time, in which event the Servicer, in the case of a Grantor Trust, or the Administrator, in the case of an Owner Trust, will be obligated to appoint a successor trustee. The Administrator, in the case of an Owner Trust, or the Servicer, in the case of a Grantor Trust, may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. If that happens, the Administrator or the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective and the resignation shall not be deemed to have occurred until acceptance of the appointment by the successor trustee.

Administration Agreement

   Navistar Financial, in its capacity as administrator (the "Administrator"), will enter into an agreement (an "Administration Agreement") with each Owner Trust, the related Owner Trustee and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations of the Owner Trustee and the Owner Trust under the Transfer and Servicing Agreements and the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement, and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $1,500 per month, which fee will be paid by the Servicer out of the Total Servicing Fee.

                             THE RECEIVABLES POOLS

Characteristics of Receivables

   The Receivables have been or will be originated or acquired by Navistar Financial, in the case of Retail Notes, and Harco Leasing or the Titling Trust, in the case of Retail Leases. Navistar Financial generally requires physical damage insurance to be maintained on each Financed Vehicle and Leased Vehicle, except in the case of some fleet customers which are permitted to be self-insured in accordance with Navistar Financial's customary procedures.

   The Receivables to be held by each Trust will be selected from those Retail Notes and those Retail Leases owned by Navistar Financial or one or more of its affiliates, including Harco Leasing and the Titling Trust, by applying several criteria specified in the related prospectus supplement which generally require that each Receivable

  . in the case of a Retail Note, is secured by one or more new or used trucks, truck chassis, buses or trailers,

  . in the case of a Retail Lease, relates to one or more new or used trucks, truck chassis, buses or trailers,

  .   was originated in the United States and is payable in U.S. Dollars,

  .   is not more than 60 days past due as of the related Cutoff Date,

  . was originated or acquired by Navistar Financial, in the case of a Retail Note, or Harco Leasing or the Titling Trust, in the case of a Retail Lease, or one of their affiliates, and

  . satisfies the other criteria set forth in the related prospectus supplement.

In addition, the aggregate Residual Value of Retail Leases (to the extent Residual Value is included in the Receivable Balance of those Retail Leases) owned by a Owner Trust shall not exceed 10% of the Aggregate Receivables Balance of the Receivables in the Receivables Pool as of the Cutoff Date.

   The related prospectus supplement will specify whether the Receivables in the Receivables Pool will be selected from all Retail Notes and Retail Leases satisfying the selection criteria

  .   on a random basis,

  . in reverse order of acquisition by Navistar Financial, or in the case of Retail Leases, Harco Leasing or the Titling Trust, or

  .   by another method.

Navistar Financial will not use criteria believed by it to be adverse to the Securityholders in selecting the Receivables.

   The Receivables will come from one or more of the following categories, which group the Receivables according to their provisions for payment:

  . "Equal Payment Fully Amortizing Receivables"--Retail Notes that provide for equal monthly payments that fully amortize the amount financed over its original term to maturity.

  . "Equal Payment Skip Receivables"--Retail Notes that provide for equal monthly payments in eleven or fewer months of each twelve-month period that fully amortize the amount financed over its original term to maturity.

  . "Equal Payment Balloon Receivables"--Retail Notes that provide for equal monthly payments except that a larger payment becomes due on the final maturity date for those Receivables.

  . "Level Principal Fully Amortizing Receivables"--Retail Notes that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances.

  . "Level Principal Skip Receivables"--Retail Notes that provide for monthly payments in eleven or fewer months of each twelve-month period consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances.

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

  . "Level Principal Balloon Receivables"--Retail Notes that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances, except that a larger principal payment becomes due on the final maturity date for those Retail Notes.

  . "Other Note Receivables"--Retail Notes not described above, including Retail Notes that provide for level monthly payments in eleven or fewer months of each twelve-month period that amortize a portion of the amount financed over its original term to maturity with a larger payment that becomes due on the final maturity date for those Retail Notes.

  . "TRAC Leases"--Retail Leases that provide for a TRAC Payment by the lessee at the expiration of the lease term pursuant to a ''terminal rental adjustment clause.''

  . "Finance Leases"--Retail Leases that are not TRAC Leases and which are required by generally accepted accounting principles to be capitalized on the balance sheet of the related Obligor and which generally gives the Obligor the right to purchase the financed vehicle at lease expiration for $1,000 or less.

  . "Other Lease Receivables"--Retail Leases not described above, the terms of which will be described in the related prospectus supplement.

Prepayment/Early Termination of Receivables

   All of the Retail Notes will be prepayable at any time without penalty to the Obligor and will contain due on sale provisions. If an Obligor elects to make a Full Prepayment on a Retail Note, the Obligor is entitled to a rebate of the portion, if any, of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is generally determined by one of two methods, the actuarial method or the "Rule of 78s" method, in accordance with applicable state law. With minor variations based on state law, the actuarial method requires the rebate to be calculated on the basis of a constant interest rate. Under the "Rule of 78s" method, the rebate is calculated on a sum-of-the-digits basis generally and is always smaller than the corresponding rebate under the actuarial method. Some of the Retail Notes provide for "Rule of 78s" rebates. Distributions to Securityholders will not be affected by "Rule of 78s" rebates under any of the Retail Notes because those distributions are determined using the actuarial method.

   The Obligor on a Retail Note secured by multiple Financed Vehicles may prepay an amount corresponding to the outstanding principal balance for one or more of the Financed Vehicles and the security interests in the Financed Vehicles will generally be released.

   Under the terms of the Retail Leases, the Obligor generally will not have the option to terminate the lease prior to expiration of the lease term. However, it is the Servicer's customary practice to allow an Obligor on a Retail Lease to pay an amount that is not less than the Outstanding Capitalized Cost of the related Retail Lease in return for an early termination of the lease and transfer to the Obligor of the related Leased Vehicle. In addition, the Obligor on a Retail Lease of multiple Leased Vehicles may pay an amount that is not less than the Outstanding Capitalized Cost of the Retail Lease on one or more of the Leased Vehicles, and the Scheduled Payments on the Retail Lease will be adjusted to reflect only payments in respect of the remaining Leased Vehicle(s) and the paid-off Leased Vehicles will generally be transferred to the Obligor.

Remedies Upon Default by Obligor

   Retail Notes generally provide that upon default by the Obligor of its payment obligations thereunder or upon the breach of any other covenant or condition of the Retail Note or if the Obligor becomes insolvent or bankrupt, the Servicer may declare the total amount unpaid under the contract, including accrued delinquency charges, and excluding unearned interest immediately due and payable. In addition, the Servicer may take possession of the Financed Vehicle and sell the same at a public or private sale at which sale the Servicer may become the purchaser. In connection with such a taking of possession, the Servicer may deduct from the proceeds sales taxes and certain other expenses of such taking of possession.

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

   Retail Leases generally provide that if the Obligor defaults in its payment obligations, terminates the Retail Lease prior to its expiration, or fails to perform any other covenant or condition of the Retail Lease, the Titling Trust may exercise one of two remedies. The first remedy available to the Titling Trust is to terminate the Retail Lease by sending the Obligor notice thereof and cause to become immediately due from the Obligor a payment that will at least equal the Receivable Balance of the Retail Lease. If the Obligor makes these payments, the Obligor would retain possession of the Leased Vehicle. The second remedy available to the Titling Trust is to retake possession of the Leased Vehicle, upon possession thereof, terminate the Retail Lease, sell the Leased Vehicle at public or private sale and recover from the Obligor at least the amount, if any, by which the proceeds of sale (net of costs of sale) are less than the Receivable Balance with respect to such Leased Vehicle.

Other Terms of Receivables

   Under a Retail Note, the Obligor is the owner of the Financed Vehicle and Navistar Financial is granted a security interest in the Financed Vehicle and in the proceeds of any physical damage, credit life and/or disability insurance for which a charge is stated in such Retail Note. In addition, the Obligor agrees to cooperate with Navistar Financial in causing Navistar Financial's security interest in the Financed Vehicle to become properly perfected under state law through filing of a financing statement or notation on appropriate title or registration documents.

   Under a Retail Lease, the parties stipulate that ownership of the Leased Vehicle will remain with the Titling Trust. However, Retail Leases are generally also "net leases" wherein the Obligor is solely responsible for all costs and expenses arising out of the ownership, possession, use and maintenance of the Leased Vehicle. These costs and expenses include, among others, taxes, insurance, maintenance and loss or damage to the Leased Vehicle. As a precaution in case ownership of the Leased Vehicle is found by law to reside with the Obligor, the Titling Trust is granted a first priority security interest in the Leased Vehicle together with all cash and non-cash proceeds thereof including insurance proceeds. In addition, the Obligor also agrees to execute and deliver to the Titling Trust upon request any and all documents and financing statements necessary to further evidence or perfect the grant of the security interest.

   TRAC Leases generally provide that, in effect, upon the expiration of the lease term, the Obligor is required to pay an amount equal to the Residual Value. This obligation has the economic effect of allocating the residual value risk of the Leased Vehicle to the Obligor. Specifically, the terminal rental adjustment clause in a TRAC Lease will specify that at the end of the term of the TRAC Lease, the Obligor will either:

  .   purchase the Leased Vehicle for fair market value, or

  . return the Leased Vehicle to the Titling Trust which will sell the Leased Vehicle to a third party.

In either case, (i) the proceeds of such disposition of the Leased Vehicle will be applied to pay the Residual Value (the amount of which is fixed by the parties at lease inception) and (ii) the Obligor will be obligated to pay the excess of the Residual Value over the sale proceeds or the Obligor will be entitled to receive the excess of the sale proceeds over the Residual Value. Collectively, the payments made by the Obligor (and the proceeds of sale to a third party) in connection with termination of the TRAC Lease as described above are referred to herein as the "TRAC Payment."

   Information with respect to each Receivables Pool (excluding any Subsequent Receivables) will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, distribution by type of payment terms, distribution by APR, distribution by remaining maturity, geographic distribution and portion of such Receivables Pool secured by or related to new vehicles and by or to used vehicles. The related prospectus supplement will also set forth the underwriting standards applicable to the origination or acquisition by Navistar Financial or its affiliates of the Receivables included in each Receivables Pool.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

   The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the related Retail Notes or the remaining lease payments of the Retail Leases are paid, which payment may be in the form of scheduled payments or prepayments. Prepayments include, in addition to voluntary prepayments, liquidations due to defaults and repurchases or reallocations by the Seller or the Servicer pursuant to the applicable Pooling and Servicing Agreement, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to securityholders will be borne entirely by the securityholders. If the related prospectus supplement provides that the property of an Owner Trust will include a Pre-Funding Account, the outstanding Owner Securities will be subject to partial redemption on or immediately following the end of the Funding Period in an amount and in the manner specified in the related prospectus supplement. In addition, some or all of the classes of a series of securities may be redeemed as a result of the exercise by the Servicer of its option to purchase all of the Receivables remaining in such Trust and reallocate all Receivables allocated to the Series Portfolio Interest to the General Interest and make a corresponding reallocation payment when the Aggregate Receivables Balance is 10% or less of the Initial Aggregate Receivables Balance for such Trust. See "The Transfer and Servicing Agreements--Optional Purchase."

   It is generally recognized by the industry that the average actual maturity of a receivable similar to a Retail Note tends to be less than the average stated contractual maturity. However, the rate of prepayments on the Retail Notes and terminations of Retail Leases may be influenced by a variety of economic, social and other factors. Also, Navistar Financial maintains limited records of the historical prepayment experience of the Retail Notes included in its portfolio and is not aware of any publicly available statistics that set forth principal prepayment experience for receivables similar to the Retail Notes over an extended period of time. Although the Retail Leases do not allow for prepayments, terminations of Retail Leases have the same effect as prepayments. Navistar Financial maintains limited records of the historical termination experience with respect to Retail Leases included in the portfolio. Due to the limitations of the data maintained by Navistar Financial, no meaningful and accurate historical information regarding prepayments of Retail Notes or terminations of Retail Leases is available. Therefore, no prediction can be made as to the rate of prepayments of Retail Notes or terminations of Retail Leases. See also "The Receivables Pools" and "The Transfer and Servicing Agreements--Collections."

                     POOL FACTORS AND TRADING INFORMATION

   Each Note Pool Factor, each Owner Trust Certificate Pool Factor and each Class A Certificate Pool Factor will initially be 1.0000000; thereafter the Note Pool Factor, the Owner Trust Certificate Pool Factor and the Class A Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the Notes, reductions of the certificate balance of the Owner Certificates, or reductions of the Class A Certificate Balance, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (1) the original denomination of such Noteholder's Note and (2) the Note Pool Factor. An Owner Certificateholder's portion of the aggregate outstanding certificate balance for the related class of Owner Certificates is the product of (a) the original denomination of the Owner Certificateholder's Owner Certificate and (b) the Owner Trust Certificate Pool Factor. A Class A Certificateholder's portion of the aggregate outstanding Class A Certificate Balance is the product of (a) the original denomination of the Class A Certificateholder's Certificate and (b) the Class A Certificate Pool Factor.

   With respect to each Owner Trust, the holder or holders of record of the Notes (each a "Noteholder") will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Receivables Balance, each Note Pool Factor, and various other items of information. Unless otherwise provided in the related prospectus supplement, with respect to each Trust, the holder or holders of record of the Certificates (each a "Certificateholder") will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Receivables Balance, each Owner Trust Certificate Pool

Factor or Class A Certificate Pool Factor, as applicable, and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."

                                USE OF PROCEEDS

   Unless otherwise provided in the related prospectus supplement, the net proceeds to be received by the Seller from the sale of the securities (after any necessary deposit of funds into a Reserve Account or Subordination Spread Account) will be applied (1) to the purchase of the Receivables and, if specified in the related prospectus supplement, the Series Portfolio Certificate and Series Portfolio Interest evidenced thereby, from Navistar Financial and (2) to the extent provided in the related prospectus supplement, to make the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related prospectus supplement will specify the purpose for which Navistar Financial will use the proceeds of each sale of Receivables.

                                  THE SELLER

   Navistar Financial Retail Receivables Corporation, a wholly-owned subsidiary of Navistar Financial, was incorporated in the State of Delaware on November 12, 1991. The Seller is organized for the limited purposes of purchasing receivables from Navistar Financial and transferring such receivables to third parties, and conducting any activities incidental to necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, telephone (302) 658-7581.

                                 THE SERVICER

   Navistar Financial initially will act as Servicer of the Receivables owned by each Trust. Navistar Financial, a Delaware corporation, is a wholly-owned subsidiary of International. Navistar Financial provides:

  . retail financing for sales, and lease financing for leases, of new and used trucks, truck chassis, buses and trailers sold by International dealers, non-International dealers and third parties,

  .   wholesale financing for International dealers,

  . retail financing for sales, and lease financing for leases, of new and used trucks, truck chassis and buses by International and

  .   selected accounts receivable financing for International.

   Navistar Financial conducts its financing operations directly and indirectly through its affiliates, including, in the case of Retail Leases, through Harco Leasing and the Titling Trust. Harco Leasing is a wholly-owned subsidiary of Navistar Financial through which Navistar Financial conducts its leasing operations. Harco Leasing holds the General Interest issued by the Titling Trust into which Retail Leases are originated.

   Navistar Financial operates through three district offices and through its executive and administrative office located at 2850 West Golf Road, Rolling Meadows, Illinois 60008, telephone (847) 734-4000.

   The related prospectus supplement will set forth certain information concerning Navistar Financial's experience in the United States pertaining to delinquencies, repossessions and net losses on its entire portfolio of Retail Notes if the applicable Receivables Pool includes only Retail Notes, or Retail Notes and Retail Leases if the applicable Receivables Pool includes Retail Notes and Retail Leases, and it will describe Navistar Financial's current practices with respect to dealer recourse for defaulted Receivables and International Purchase Obligations.

                                   THE NOTES

General

   With respect to each Owner Trust, one or more classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The related prospectus supplement will specify which class or classes of Notes of a series, if any, are being offered. The following summary describes the material provisions of the Notes common to all Notes to be issued by an Owner Trust. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

   Unless otherwise specified in the related prospectus supplement, Notes generally will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. Noteholders will be able to receive Definitive Notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Definitive Securities."

Principal and Interest

   Each class of Notes will have a stated principal amount and will bear interest at the applicable interest rate (the "Interest Rate"). Each class of Notes may have a different Interest Rate which may be a fixed, variable or adjustable interest rate, or any combination thereof. The related prospectus supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

   A series of Owner Securities may include two or more classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (1) principal payments with disproportionate, nominal or no interest payments, or (2) interest payments with disproportionate, nominal or no principal payments.

   The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes in the series. Payments of interest on the Notes generally will be made prior to payments of principal thereon. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related prospectus supplement.

   Unless otherwise specified in the related prospectus supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related prospectus supplement (each, a "Distribution Date"), in which case, each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes. See "The Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement."

   In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

Redemption

   If the Servicer exercises its option to purchase the Receivables of an Owner Trust on the terms and conditions described below under "The Transfer and Servicing Agreements--Optional Purchase," the outstanding Notes will be redeemed. In addition, if the related prospectus supplement provides that the property of an Owner Trust will include a Pre-Funding Account, the outstanding Notes will be subject to partial redemption on or immediately following the end of the Funding Period. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Owner Trust, in the amount and to the extent provided in the related prospectus supplement.

The Indenture

   A form of Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) to you upon request.

   Modification of Indenture Without Noteholder Consent. The Owner Trust and the Indenture Trustee may, without consent of the related Noteholders, enter into one or more supplemental indentures to an Indenture for any of the following purposes:

  . to correct or amplify the description of the collateral or add additional collateral;

  . to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Owner Trust;

  .   to add additional covenants for the benefit of the related
      Securityholders, or to surrender any rights or power conferred upon the Owner Trust;

  . to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

  . to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture or any of the Transfer and Servicing Agreements or other agreements;

  . to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

  . to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

  . to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder.

   Modification of Indenture With Noteholder Consent. With respect to each Owner Trust, unless otherwise specified in the related prospectus supplement, with the consent of the holders of at least a majority of the Controlling Class, the Owner Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

   Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will:

  . change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;

  . impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

  . reduce the percentage of the aggregate amount of the outstanding Notes of the Controlling Class, the consent of the holders of which is required for (a) any supplemental indenture, (b) any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture or (c) certain other actions described in the Indenture;

  . modify any of the provisions of the Indenture in any manner that affects the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation);

  . modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Owner Trust, any other obligor on the Notes, the Seller or an affiliate of any of them;

  . modify or alter in certain aspects the definition of the term "Outstanding" as defined in the related Transfer and Servicing Agreements or reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; or

  . permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

   Events of Default; Rights Upon Event of Default. With respect to each Owner Trust, unless otherwise specified in the related prospectus supplement, "Events of Default" under the Indenture will consist of:

  . any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for five days;

  .   any failure (a) to make any payment of principal on the Notes when due or
      (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (b) materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure to the Owner Trust and Seller or the Servicer, as applicable, by the Indenture Trustee or to the Owner Trust, the Seller or the Servicer, as applicable, and the Indenture Trustee by the holders of not less than 25% of the principal amount of the Controlling Class;

  . failure to pay the unpaid principal balance of any related class of Notes by the respective final scheduled Distribution Date for such class; and

  . certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Owner Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

The amount of principal required to be paid to Noteholders on any Distribution Date under the related Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of Notes on any Distribution Date generally will not result in the occurrence of an Event of Default until the maturity date for such class of notes.

   If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of the Controlling Class.

   If the Notes of any series are declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the Trust Property or elect to have the Owner Trust maintain possession of the related Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the Trust Property following an Event of Default, unless

  .   the holders of all the outstanding related Notes consent to such sale,

  . the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes and the certificate balance of and accrued interest on the Certificates, in each case at the date of such sale, or

  . there has been an Event of Default arising from a failure to make a required payment of principal or interest on any Notes, and the Indenture Trustee determines that the Trust Property would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Controlling Class.

   Following a declaration of acceleration upon an Event of Default, unless otherwise specified in the related prospectus supplement,

  . Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and

  . repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest on the Owner Certificates or in respect of the certificate balance.

   Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of all of the holders of such outstanding Notes.

Conditions to Noteholder's Ability to Institute Proceedings

   No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

  . such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default,

  . the holders of not less than 25% in principal amount of the outstanding Controlling Class have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,

  . such holder or holders have offered the Indenture Trustee reasonable indemnity,

  . the Indenture Trustee has for 60 days failed to institute such proceeding, and

  . no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the Controlling Class.

Notice to Noteholders of Events of Default

   If the Indenture Trustee knows that an Event of Default has occurred and is continuing, the Indenture Trustee will mail to each Noteholder of such Trust notice of the Event of Default within 30 days after obtaining knowledge of such Event of Default. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

Covenant Not to Institute Bankruptcy Proceedings

   In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not institute any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law (a) against the related Owner Trust for a period of one year and one day after the termination of the Indenture and (b) against the Titling Trust and other specified similar special purpose entities for a period of one year and one day after the termination of all financing agreements related to assets held by the Titling Trust.

No Personal Liability

   Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of an Owner Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements and covenants of the related Owner Trust contained in the Indenture.

   Certain Covenants. Each Indenture provides that the related Owner Trust may consolidate with or merge into another entity, provided that:

  . the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

  . no Default shall have occurred and be continuing immediately after such merger or consolidation,

  . any action as is necessary to maintain the lien and security interest created by the Indenture shall have been completed,

  . the Owner Trust has been advised that the rating of the related Notes or Owner Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation

  . such entity assumes the Owner Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Owner Trust under the Indenture, and

  . the Owner Trust has received an Officer's Certificate and opinion of counsel to the effect that, among other things, such consolidation or merger would have no material adverse tax consequences to the Owner Trust or to any holders of the related securities.

   Each Owner Trust will not, among other things, except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents for such Owner Trust (collectively, the "Related Documents"):

  . sell, convey, transfer, exchange or otherwise dispose of any of the assets of the Owner Trust,

  . claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon any part of the Trust Property,

  . dissolve or liquidate in whole or in part (to the extent the Owner Trust may lawfully make such covenant),

  . permit the validity or effectiveness of the related Indenture to be impaired, permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby,

  . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof, or any interest therein or the proceeds thereof, other than specified permitted liens,

  . permit the lien of the related Indenture not to constitute a valid first priority security interest in the Trust Property,

  . engage in any business activity other than as specified under this prospectus and the related prospectus supplement, or

  . incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

   Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

   Indenture Trustee's Annual Report. The Indenture Trustee will be required, if and as required by Sections 313(a) and (c) of the Trust Indenture Act of 1939 as in force on the date of the related Pooling and Servicing Agreement (the "TIA"), to mail to all related Noteholders within sixty days after each February 1, beginning with the first February 1 after the related closing date a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Owner Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee shall also comply with Section 313(b) of the TIA.

Satisfaction and Discharge of Indenture

   The Indenture will be discharged with respect to the related Notes (but not with respect to the Certificateholders) upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

The Indenture Trustee

   The Indenture Trustee for a series of Notes will be specified in the related prospectus supplement. The Indenture Trustee may give notice of its intent to resign at any time, in which event the Owner Trust will be obligated to appoint a successor trustee. The Owner Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Owner Trust will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

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                              OWNER CERTIFICATES

General

   The Owner Certificates will be issued pursuant to the terms of an Owner Trust Agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The related prospectus supplement will specify which class or classes of Owner Certificates of a series, if any, are being offered. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Owner Certificates and the Owner Trust Agreement. Where particular provisions or terms used in the Owner Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

   If the Owner Certificates are offered under the related prospectus supplement, Owner Certificates will be available for purchase in minimum denominations of $20,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only or in such other amounts or form as shall be specified in the related prospectus supplement. Owner Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Definitive Securities."

   Owner Certificates owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the Owner Trust Agreement except that such Owner Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Owner Certificateholders have given, made or taken any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the Owner Trust of a voluntary proceeding in bankruptcy as described in "The Transfer and Servicing Agreements--Owner Trust").

   To the extent specified in the related prospectus supplement, distributions in respect of the Owner Certificates will be subordinated in priority of payment to payments on the Notes.

Prepayment

   If the Servicer exercises its option to purchase the Receivables of an Owner Trust on the terms and conditions described below under "The Transfer and Servicing Agreements--Optional Purchase," Owner Certificateholders will receive an amount in respect of the Owner Certificates as specified in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of an Owner Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related prospectus supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Owner Trust, in the amount and to the extent provided in the related prospectus supplement.

Distributions of Interest and Certificate Balance

   Unless otherwise specified in the related prospectus supplement, each class of Owner Certificates will have a stated certificate balance and will accrue interest on such certificate balance at a fixed, variable or adjustable rate (with respect to each class of Owner Certificates, the "Pass Through Rate"). Each class of Owner Certificates may have a different Pass Through Rate. The related prospectus supplement will specify the Pass Through Rate and the method for determining subsequent changes to the Pass Through Rate.

   A series of Owner Certificates may include two or more classes of Owner Certificates which differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass Through Rate or amount of distributions in respect of certificate balance or interest, or as to which distributions in respect of certificate balance or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Owner Certificates ("Strip Certificates") entitled to (1) distributions in respect of certificate balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of certificate balance.

   The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions with respect to certificate balance and interest (or, where applicable, with respect to certificate balance only or interest only) on the Owner Certificates of any series will be described in the related prospectus supplement. Distributions of interest on the Owner Certificates will be made on the dates specified in the related prospectus supplement and will be made prior to distributions with respect to certificate balance. Unless otherwise specified in the related prospectus supplement, interest on the Owner Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of any class of Owner Certificates will be subordinate to payments in respect of the Notes as more fully described in the related prospectus supplement. Distributions in respect of certificate balance of any class of Owner Certificates will be made on a pro rata basis among all of the Owner Certificateholders of such class.

   In the case of a series of Owner Certificates which includes two or more classes of Owner Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related prospectus supplement.

                             CLASS A CERTIFICATES

General

   The Class A Certificates will be issued pursuant to a Pooling and Servicing Agreement. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Class A Certificates and the related Pooling and Servicing Agreement. Where particular provisions or terms used in the related Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

   Each series of Grantor Certificates will consist of two classes, the Class A Certificates and the Class B Certificates, in each case as designated in the related prospectus supplement. Each Grantor Certificate will represent an undivided ownership interest in the related Grantor Trust. Only the Class A Certificates will be offered by this prospectus and by the related prospectus supplements. Class A Certificates will be issued in minimum denominations of $1,000 or integral multiples thereof and will be available in book-entry form only unless a different amount is specified in the related prospectus supplement.

   The Grantor Certificates will evidence interests in the Grantor Trust created pursuant to the related Pooling and Servicing Agreement. A Grantor Trust will hold only Retail Notes; no Grantor Trust will hold Retail Leases. For any series of Grantor Certificates, the Class A Certificates will evidence in the aggregate an undivided ownership interest equal to a percentage set forth in the related prospectus supplement (the "Class A Percentage") of the related Grantor Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest equal to a percentage set forth in the related prospectus supplement (the "Class B Percentage") of the related Grantor Trust. The "voting interests" of the Class A Certificates will be allocated among the Class A Certificateholders in accordance with the Class A Certificate Balance represented thereby, except that in certain circumstances any Class A Certificates held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination.

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

   Grantor Certificates owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the related Pooling and Servicing Agreement except that such Grantor Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Grantor Certificateholders have given, made or taken any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

   Unless otherwise specified in the related prospectus supplement, Class A Certificates will be available in book-entry form only, and Class A Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See ''Certain Information Regarding the Securities--Definitive Securities.''

   If the Servicer exercises its option to purchase the Receivables of a Grantor Trust on the terms and conditions described below under ''The Transfer and Servicing Agreements--Optional Purchase,'' Class A Certificateholders will receive an amount in respect of the Class A Certificates as specified in the related prospectus supplement.

Distributions of Interest and Certificate Balance

   With respect to each series of Class A Certificates, on each Distribution Date, interest will be passed through to the Class A Certificateholders as of the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last day of the preceding Monthly Period) (the ''Record Date'') at the Pass Through Rate (as defined in the related prospectus supplement) on the Class A Certificate Balance. Interest on the Class A Certificates will accrue from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date, and will be payable to the extent of funds available from (1) the Class A Percentage of the Collected Interest, (2) the Subordination Spread Account and (3) the Class B Distributable Amount.

   With respect to each series of Class A Certificates, on each Distribution Date, the Grantor Trustee will pass through and distribute pro rata to Class A Certificateholders as of the Record Date, all Scheduled Payments of principal, the principal portion of all Full Prepayments and Partial Prepayments received during the related Monthly Period in each case to the extent of funds available from (1) the Class A Percentage of the Collected Principal, (2) the Subordination Spread Account and (3) the remainder of the Collected Amount. See ''The Receivables Pools.''

   The timing and priority of distributions, Pass Through Rate and amount of or method of determining distributions with respect to certificate balance and interest on the Class A Certificates of any series will be described in the related prospectus supplement. Interest will be passed through to the holders of the Class A Certificates on the Distribution Dates specified in the related prospectus supplement and will be made prior to distributions with respect to certificate balance. Each class of Grantor Certificates may have a different Pass Through Rate. The related prospectus supplement will specify the Pass Through Rate for the Class A Certificates, or the initial Pass Through Rate and the method for determining changes to the Pass Through Rate. Unless otherwise specified in the related prospectus supplement, interest on the Class A Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of certificate balance of the Class A Certificates of any series will be made on a pro rata basis among all of the related Class A Certificateholders.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

   Holders of securities may hold their securities through DTC in the United States or Clearstream or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold the positions in customers' securities accounts in the depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Unless otherwise specified in the related prospectus supplement, each class of securities will initially be represented by one or more notes or certificates, in each case registered in the name of a depository acting as the nominee of DTC. Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no person acquiring a beneficial interest in the securities (other than the Seller) will be entitled to receive a physical certificate representing a security.

   Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the depository to take action to effect final settlement on its behalf.

   Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   The holders of securities that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. In addition, holders of securities will receive all distributions of principal and interest from the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of securities.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with which the holders of securities have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of securities. Accordingly, although the holders of securities will not possess the securities, DTC rules provide a mechanism by which participants will receive payments on securities and will be able to transfer their interest.

   Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of securities to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

   DTC has advised the seller that it will take any action permitted to be taken by a holder of a security only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

   Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the "Euroclear Operator." Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian Law. These laws and procedures govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

   Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. None of the Seller nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

Definitive Securities

   Unless otherwise specified in the related prospectus supplement, securities (other than securities held by the Seller) will be issued in fully registered, certificated form (''Definitive Notes'' or ''Definitive Certificates,'' as the case may be, and, collectively, the ''Definitive Securities'') to persons holding a beneficial interest in the Securities, or their respective nominees, rather than to DTC or its nominee, only if

  . the Administrator, in the case of an Owner Trust, or the Seller, in the case of a Grantor Trust, advises the appropriate Trustee or the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and the Administrator or the Seller, as applicable, is unable to locate a qualified successor,

  . the Administrator or the Seller, as applicable, at its option, advises the appropriate Trustee or the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC or

  . after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the outstanding principal amount of the Controlling Class (or, in the case of the Class A Certificates, holders representing in the aggregate not less than 51% of the voting interest of the Class A Certificates of such series) advise the Indenture Trustee, Owner Trustee or Grantor Trustee, as applicable, and DTC through its participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the holders of such securities.

   The ''voting interests'' of the Class A Certificates will be allocated among the holders of Class A Certificates in accordance with the Class A Certificate Balance represented thereby, except that in certain circumstances any Class A Certificates held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination.

   Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate Trustee or the Indenture Trustee will be required to notify DTC of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate Trustee or the Indenture Trustee will reissue such securities as Definitive Securities to holders thereof.

   Distributions on or in respect of the Definitive Securities will be made in accordance with the procedures set forth in the related Indenture, the related Owner Trust Agreement or the related Grantor Trust Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the day before the related Distribution Date or, with respect to Class A Certificates, the last day of the preceding Monthly Period. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee or the appropriate Trustee, as applicable. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the holders of such class.

   Definitive Securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

Reports to Securityholders

   On or before each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date and, on or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders (other than Class B Certificateholders). Each such statement to be delivered to the Noteholders will include the following information as to the Notes with respect to such Distribution Date or the preceding Monthly Period, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates for the same period:

  Information Applicable to all Trusts:

   (1) the amount of the distribution allocable to interest on or with respect to each class of securities;

   (2) the Aggregate Receivables Balance as of the close of business on the last day of such Monthly Period;

   (3) the amount of outstanding Monthly Advances with respect to all Receivables on such Distribution Date;

   (4) the amount of the Total Servicing Fee paid to the Servicer with respect to the related Monthly Period;

   (5) the amount of Aggregate Losses for each calendar month in the related Monthly Period;

   (6) the Delinquency Percentage for the related Monthly Period; and

   (7) the sum of all Administrative Purchase Payments and all Warranty Payments made for the related Monthly Period.

  Information Applicable to Owner Trusts:

   (1) the amount of the distribution allocable to principal of each class of the Notes and to the certificate balance of each class of Owner Certificates;

   (2) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, and the certificate balance and the Owner Trust Certificate Pool Factor for each class of Owner Certificates, each after giving effect to all payments reported under (1) above on such date;

   (3) the amount paid to the Servicer or distributed to Noteholders and Owner Certificateholders from amounts on deposit in the Reserve Account or from other forms of credit enhancement;

   (4) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Owner Certificates with variable or adjustable rates;

   (5) the balance of any Reserve Account on such date, after giving effect to distributions or deposits made on such date, and the change in such balance from that of the prior Distribution Date; and

   (6) the amount of any shortfalls in the payment of principal or interest, and the change in those amounts from the preceding Distribution Date.

  Information Applicable to Grantor Trusts:

   (1) the amount of the distribution allocable to the certificate balance;

   (2) the Class A Certificate Balance and the Class A Certificate Pool Factor for the Class A Certificates, each after giving effect to all payments reported under (1) above on such date;

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   (3) the amount of the Class A Interest Carryover Shortfall and Class A
       Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those of the prior Distribution Date;

   (4) the Class A Percentage of the Total Servicing Fee;

   (5) the balance of any Subordination Spread Account on such Distribution Date, after giving effect to distributions or deposits made on such date, and the change in such balance from that of the prior Distribution Date; and

   (6) the amount otherwise distributable to the Class B Certificateholders that is distributed to Class A Certificateholders on such Distribution Date.

   After the end of each calendar year during the term of each Trust, the Indenture Trustee, the Owner Trustee or the Grantor Trustee will mail to each holder of a class of securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns for the relevant taxable year. See "Certain Federal Income Tax Consequences."

   Unless and until Definitive Securities are issued, monthly, quarterly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of each Trust only to Cede & Co., as nominee for DTC and the registered holder of the securities and to the other persons specified in the related prospectus supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the SEC such periodic reports as are required under the Exchange Act and the rules and regulations of the SEC thereunder.


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                     THE TRANSFER AND SERVICING AGREEMENTS

General

   Except as otherwise specified in the related prospectus supplement, the following summary describes certain terms of:

  . if the Trust Property includes Retail Leases, the Lease Purchase Agreement applicable to an Owner Trust, between Harco Leasing and Navistar Financial pursuant to which Navistar Financial will purchase from Harco Leasing a Series Portfolio Interest and a beneficial interest in any future Retail Leases and Related Assets allocated from time to time to that Series Portfolio Interest during the Funding Period, if any (the ''Lease Purchase Agreement'');

  . the Purchase Agreement applicable to each Trust pursuant to which the Seller will purchase Receivables and the Series Portfolio Interest, if any, from Navistar Financial;

  . the Owner Trust Pooling and Servicing Agreement pursuant to which each Owner Trust will acquire the Receivables and the Series Portfolio Interest, if any, purchased by the Seller under the related Purchase Agreement and the Servicer will agree to service such Receivables;

  . the Owner Trust Agreement pursuant to which each Owner Trust will be created and Owner Certificates will be issued;

  . the Grantor Trust Pooling and Servicing Agreement pursuant to which (a) each Grantor Trust will be created, (b) such Grantor Trust will acquire the Receivables purchased by the Seller under the related Purchase Agreement, (c) the Servicer will agree to service such Receivables and
      (d) Grantor Certificates will be issued;

  . with respect to each Owner Trust, the Administration Agreement pursuant to which Navistar Financial will undertake certain administrative duties with respect to such Owner Trust and the Owner Trustee; and

  . if the Trust Property includes Retail Leases, the Titling Trust Documents, including the Titling Trust Agreement, the Titling Trust Supplement, the Titling Trust Servicing Agreement, the Collateral Agency Agreement and the Collateral Supplement all as further described under "--Agreements Relating to the Titling Trust" in this prospectus.

   Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The Seller will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions of an agreement are referred to, the actual provisions are incorporated by reference as part of such summary.

Sale and Assignment of Receivables

   If the Trust Property includes Retail Leases, on the closing date specified in the related prospectus supplement (the ''Closing Date''), pursuant to the Lease Purchase Agreement, Harco Leasing will sell and assign to Navistar Financial, without recourse, a Series Portfolio Interest, representing a pool of Retail Leases and the other Titling Trust Assets related to those Retail Leases, as evidenced by a Series Portfolio Certificate.

   On the Closing Date, pursuant to a Purchase Agreement between Navistar Financial and the Seller (a ''Purchase Agreement''), Navistar Financial will sell and assign to the Seller, without recourse:

  .   a pool of Retail Notes;

  . if the Trust Property includes Retail Leases, a Series Portfolio Certificate evidencing a Series Portfolio Interest in a specified pool of Retail Leases allocated to the Series Portfolio Interest and the Leased

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

      Vehicles related thereto and any proceeds thereof, including the proceeds upon disposition of the Leased Vehicles, the security deposits and the certificates of title;

  . all payments paid on and due under the Receivables on and after the Cutoff Date;

  . in the case of the Retail Notes, security interests in the vehicles financed by the Retail Notes and, to the extent permitted by law, any accessions thereto which are financed by the Retail Notes;

  .   the proceeds of any dealer recourse with respect to defaulted Receivables;

  . the proceeds of any International Purchase Obligations (subject to certain limitations);

  . the proceeds of credit life, credit disability, physical damage or other insurance policies covering the Financed Vehicles;

  .   the proceeds of any Guaranties;

  .   the benefit of any lease assignments with respect to the Financed
      Vehicles;

  . in the case of Retail Leases, the proceeds of any other disposition of any Leased Vehicles, including any Residual Payments, and any other Titling Trust Assets allocated to the Series Portfolio Interest; and

  . in the case of an Owner Trust, the Trust Property of which includes Retail Leases, Navistar Financial's rights under the Lease Purchase Agreement.

   On the Closing Date, pursuant to the applicable Pooling and Servicing Agreement, the Seller will transfer and assign to the Trust without recourse, its entire interest in the assets it acquired pursuant to the Purchase Agreement and the Seller's rights under the Purchase Agreement.

   Each Receivable with respect to a Trust will be identified in one or more schedules which will be on file at the locations set forth in an exhibit to the applicable Pooling and Servicing Agreement(collectively, the ''Schedule of Receivables''). The Indenture Trustee, Owner Trustee or Grantor Trustee, as applicable, concurrently with such transfer and assignment, will execute, authenticate and deliver the related securities to the Seller in exchange for such Receivables. The Seller will sell the Certificates (other than those Certificates it is retaining) and (if applicable) the Notes to the respective underwriters set forth in the related prospectus supplement. See ''Plan of Distribution.'' Unless otherwise provided in the related prospectus supplement, the Seller will apply the net proceeds received from the sale of the securities to fund the Reserve Account or Subordination Spread Account and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account, and then to the purchase of the related Receivables and related assets from Navistar Financial. The remainder of the purchase price for the Receivables and related assets will be funded by an intercompany loan from Navistar Financial. The related prospectus supplement for a given Owner Trust will specify whether and under what terms Subsequent Receivables and related assets will be acquired by the Seller from Navistar Financial and transferred by the Seller to the Owner Trust from time to time during the Funding Period on the dates specified as transfer dates in the related prospectus supplement (each, a ''Subsequent Transfer Date'').

   Representations and Warranties. In the Lease Purchase Agreement, Harco Leasing will represent and warrant to Navistar Financial regarding each Retail Lease in which a beneficial interest is sold pursuant to the Lease Purchase Agreement, among other things, that:

  . it was originated or acquired by Harco Leasing, the Titling Trust or one or more of their Affiliates for the lease of one or more Financed Vehicles and was fully and properly executed by the parties thereto;

  . (A) in the case of a Finance Lease, it provides for payments that fully amortize the Initial Capitalized Cost over its original term to maturity and yields implicit interest at a fixed annual percentage rate, with a purchase option price that does not exceed $1,000 or such higher amount as the Rating Agencies shall

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

      approve and (B) in the case of a TRAC Lease, it provides for payments that fully amortize the Initial Capitalized Cost to an amount equal to the TRAC Payment, and, in the event of a termination of the TRAC Lease, the amount payable thereunder by the Obligor is at least equal to the excess of the Receivable Balance of the related Financed Vehicle over the proceeds from the sale of such Financed Vehicle;

  . (A) such Retail Lease is owned of record by the Titling Trust, (B) immediately prior to the allocation of such Retail Lease to the Series Portfolio Interest, Harco Leasing was the beneficial owner of such Retail Lease free of any lien (except for Permitted Liens and liens that will be released as of such transfer), (C) upon execution and delivery of the Lease Purchase Agreement, all of Harco Leasing's right, title and interest in such Retail Lease will have been validly sold by Harco Leasing to Navistar Financial pursuant to the Lease Purchase Agreement,
      (D) Navistar Financial is the owner of all right, title and interest in such Retail Lease (other than the interest of the Titling Trust) free of any lien (except for Permitted Liens) and the transfer of the Retail Lease to Navistar Financial has been perfected under the Uniform Commercial Code;

  . each Leased Vehicle related thereto is owned by the Titling Trust (or its nominee) as record owner and upon issuance of the Series Portfolio Certificate, Navistar Financial will be the beneficial owner through its ownership of the Series Portfolio Interest of such Leased Vehicle and any certificate of title or other evidence of ownership of such Leased Vehicle issued by a registrar of titles in the respective jurisdiction in which such Leased Vehicle is registered relating to each such vehicle is registered in the name of the Titling Trust (or its nominee) (or a properly completed application for such title has been or will be submitted to the appropriate titling authority) with a notation of lien thereon in favor of the Collateral Agent;

  . as of the date on which a Retail Lease is purchased by Navistar Financial pursuant to the Lease Purchase Agreement, the Retail Lease has been allocated to the Series Portfolio Interest;

  . the information concerning such Receivables set forth in a schedule of Retail Leases to the Lease Purchase Agreement is true and correct in all material respects;

  . the Titling Trust has good title to each such Receivable, free and clear of all liens (other than Permitted Liens) and Harco Leasing has good and valid title to the Series Portfolio Interest and Series Portfolio Certificate, and the exclusive beneficial interest in the Series Portfolio Assets will be validly and effectively conveyed to, and vested in, Navistar Financial free and clear of all liens (other than Permitted Liens); and

  . in the case of Retail Leases that are not TRAC Leases or Finance Leases, any additional representation and warranty described in the related prospectus supplement.

   In each Purchase Agreement, Navistar Financial will represent and warrant to the Seller, among other things, that:

  . the information provided in the related Schedule of Receivables is true and correct in all material respects;

  . the Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle or Leased Vehicle in accordance with Navistar Financial's normal requirements, except for certain fleet customers which Navistar Financial, in accordance with its customary procedures, permits to be self-insured;

  . as of the related Closing Date or the applicable Subsequent Transfer Date, if any, the related Receivables are free and clear of all security interests, liens, charges and encumbrances (except from security interests, liens, charges or encumbrances which may arise from accessions to the Financed Vehicles not financed by Navistar Financial) and no offsets, defenses or counterclaims have been asserted or threatened;

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

  . as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Retail Notes is or will be secured by a first perfected security interest in favor of Navistar Financial in the Financed Vehicle or Financed Vehicles related thereto;

  . as of the Closing Date or the applicable Subsequent Transfer Date, if any, the Collateral Agent (or its nominee) has a first priority perfected security interest in each Retail Lease and has, or upon completion of the titling process with the appropriate titling authority will have, a first priority perfected security interest in the related Leased Vehicle which will be validly assigned by Navistar Financial to the Seller and is further assignable by the Seller;

  . immediately prior to the transfer of each Retail Note to the Seller pursuant to the Purchase Agreement, Navistar Financial had good title to such Retail Note, free of any lien (except for Permitted Liens and liens that will be released upon transfer to the Seller), and all right, title and interest in the Retail Note has been validly sold by Navistar Financial to the Seller pursuant to the Purchase Agreement, and the Seller has good title to the Retail Note, free of any lien (except for Permitted Liens), and the transfer of the Retail Note to the Seller has been perfected under the Uniform Commercial Code;

  . with respect to a Retail Lease, upon execution and delivery of the Purchase Agreement and satisfaction of the conditions precedent therein, all right, title and interest in such Retail Lease (other than the interest therein of the Titling Trust) shall have been validly sold by Navistar Financial to the Seller pursuant to the Purchase Agreement and the Seller shall be the owner of all right, title and interest in such Retail Lease (other than the interest of the Titling Trust) free of any lien (except for Permitted Liens) and such transfer to the Seller shall have been perfected under the Uniform Commercial Code;

  . each Retail Lease is owned of record by the Titling Trust and as of the Closing Date or the applicable Subsequent Transfer Date, if any, Navistar Financial had good title to the Series Portfolio Interest and the Series Portfolio Certificate, free and clear of all liens (other than Permitted Liens) and, immediately upon the transfer thereof, the Seller will have good title to the Series Portfolio Interest and Series Portfolio Certificate, free and clear of all liens (other than Permitted Liens), and the transfer of the Series Portfolio Interest and Series Portfolio Certificate by Navistar Financial to the Seller has been perfected under the UCC; and

  . each related Receivable, at the time it was originated or acquired (as the case may be), complied, and as of the related Closing Date or the applicable Subsequent Transfer Date, if any, complies, in all material respects with applicable federal and state laws.

   Under each Purchase Agreement and each Lease Purchase Agreement, Navistar Financial and Harco Leasing, respectively, will represent and warrant, among other things, as of each Closing Date or the applicable Subsequent Transfer Date, if any, that:

  . the Titling Trust is a statutory business trust duly formed, validly existing and in good standing in the State of Delaware, and has power, authority and legal right to acquire and own the Retail Leases and related Leased Vehicles;

  . the Titling Trust is duly qualified to do business and is in good standing under the laws of each jurisdiction necessary and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business, except to the extent that the failure to have any such governmental licenses, authorizations, consents or approvals would not, in the aggregate, have a material adverse effect with respect to the Titling Trust;

  . the Titling Trust has the power and authority to execute and deliver the Transfer and Servicing Agreements to which it is a party and to perform its obligations thereunder and the execution, delivery and performance of the Titling Trust Documents to which it is a party have been duly authorized by the Titling Trust, and each of the Transfer and Servicing Agreements to which the Titling Trust is a party has been duly executed and delivered by or on behalf of the Titling Trust and constitutes a legal, valid and binding obligation of the Titling Trust (subject to standard enforceability exceptions); and

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

  . the Series Portfolio Certificate has been duly executed and delivered by the General Interest Trustee and has been duly issued in accordance with the Titling Trust Agreement and is entitled to the benefits afforded by the Titling Trust Agreement.

   In each applicable Pooling and Servicing Agreement, the Seller will assign the representations and warranties of Navistar Financial, as set forth above, to the Trust and will represent and warrant to the Trust that the Seller has taken no action which would cause such representations and warranties of Navistar Financial to be false in any material respect as of the Closing Date or the applicable Subsequent Transfer Date, if any.

   Warranty Receivables. If the Seller, Harco Leasing or Navistar Financial breaches any of its representations and warranties relating to the Receivables or the Series Portfolio Interest and the breach of those representations and warranties materially and adversely affects the interests of the related Securityholders in the related Receivable, the Seller, Harco Leasing or Navistar Financial, as applicable, unless the breach is cured, will repurchase (or, in the case of Retail Leases, cause to be reallocated from the Series Portfolio Interest to the General Interest and make a reallocation payment with respect thereto) such Receivable (a "Warranty Receivable") from the Trust as of the last day of the second (or, at the election of the person making the repurchase, the first) month following notice to it or discovery by it of that breach, at a price equal to the Warranty Payment for that Receivable.

   The Seller, Harco Leasing or Navistar Financial, as applicable, will be entitled to receive any amounts held by the Servicer with respect to such Warranty Receivable. The repurchase or reallocation obligation constitutes the sole remedy available to the Securityholders, the Trustee, and, as applicable, the Indenture Trustee for any such uncured breach.

   Administrative Receivables. In each applicable Pooling and Servicing Agreement, the Servicer will covenant that

  . except as contemplated in the Transfer and Servicing Agreements and the Titling Trust Servicing Agreement, the Servicer will not release any Financed Vehicle from the security interest securing the related Retail Note or, with respect to Retail Leases, transfer its ownership interest in any Leased Vehicle,

  . the Servicer will do nothing to impair the rights of the Securityholders, the Trustee, or, as applicable, the Indenture Trustee in the related Receivables and

  . the Servicer will not amend any such Receivable such that the initial Receivable Balance, the APR or the total number of Scheduled Payments is altered or such that the final scheduled payment on such Receivable will be due later than the last day of the Monthly Period preceding the latest final scheduled distribution date on any securities or such other date as is set forth in the related prospectus supplement.

If the Servicer breaches any of those covenants and that breach materially and adversely affects the interests of the Securityholders in the related Receivable and unless such breach is cured in all material respects, the Servicer will, with respect to such Receivable (an "Administrative Receivable") purchase (or, in the case of Retail Leases, cause to be reallocated from the Series Portfolio Interest to the General Interest and make a reallocation payment with respect thereto) such Administrative Receivable from the Trust as of the last day of the second (or, at the election of the Servicer, the first) month following notice to it or discovery by it of that breach, at a price equal to the Administrative Purchase Payment for that Receivable.

   In addition, the Servicer will be entitled to retain any amounts held by the Servicer with respect to such Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the Securityholders, the Trustee and, as applicable, the Indenture Trustee for any such uncured breach.

   Pursuant to each applicable Pooling and Servicing Agreement, the related Trust will designate the Servicer as custodian to maintain possession, as the Trust's agent, of the related Receivables and any other documents relating

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

to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as the Servicer is the custodian of such documents. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of such Receivables to the Trust will be filed, and the Servicer's accounting records and computer files will reflect such sale and assignment. Because such Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trust if a subsequent purchaser takes physical possession of the Receivables without knowledge of the assignment, the Trust's interests in such Receivables could be defeated.

Accounts

   With respect to each Trust, the Servicer will establish and maintain with the Indenture Trustee or the Grantor Trustee, as applicable, one or more accounts, (1) in the name of the Indenture Trustee on behalf of the related Securityholders in the case of an Owner Trust, and (2) in the name of the Grantor Trustee on behalf of the Grantor Certificateholders in the case of a Grantor Trust, into which all payments made on or with respect to the related Receivables will be deposited (a "Collection Account"). With respect to each Owner Trust, the Servicer will also establish and maintain for each series (1) an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account or Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"), and (2) an account, in the name of the Owner Trustee on behalf of the related Owner Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account or Reserve Account or other credit enhancement for distribution to such Owner Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (a "Certificate Distribution Account"). With respect to each Grantor Trust, the Servicer will also establish in the name of the Grantor Trustee on behalf of the Grantor Certificateholders an account, in the name of the Grantor Trustee on behalf of the related Grantor Certificateholders, in which amounts released from the Collection Account and any Subordinated Spread Account or other credit enhancement for payment to such Grantor Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (also, a "Certificate Distribution Account").

   For any series of securities, funds in the Collection Account, the Note Distribution Account, any Pre-Funding Account, any Reserve Account and any Subordination Spread Account and other accounts identified as such in the related prospectus supplement (collectively, the "Designated Accounts") will be invested as provided in the applicable Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies rating the related securities at the request of the Seller (the "Rating Agencies") as being consistent with the rating of such securities. Eligible Investments generally are limited to obligations or securities that mature before the next Distribution Date or, in the case of the Note Distribution Account, on the next Distribution Date. To the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in Notes of the related series so long as those Notes will not mature prior to the date of the next distribution with respect to the Notes. Except as otherwise specified in the related prospectus supplement, such Notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than the unpaid principal balance thereof if, following such sale, the amount on deposit in any Reserve Account would be less than the Specified Reserve Account Balance. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders and Owner Certificateholders could result, which could result in an increase in the average life of the Owner Securities. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be payable to the Seller.

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

   The Designated Accounts will be maintained as Eligible Deposit Accounts; provided, however, that

  . each Collection Account will be maintained with the Indenture Trustee or the Grantor Trustee, as applicable, so long as

     . the Indenture Trustee's or Grantor Trustee's short-term unsecured debt obligations have a rating of P-1 by Moody's Investors Service ("Moody's") and a rating of A-1 by Standard & Poor's Ratings Services ("S&P")(the "Required Deposit Rating") or

     . such accounts are maintained in the trust department of the Indenture Trustee or Grantor Trustee and

  . unless otherwise provided in the related prospectus supplement, each Collection Account, each Note Distribution Account and each Certificate Distribution Account, as applicable, will initially be maintained in the trust department of the related Indenture Trustee or Grantor Trustee, as applicable.

If the Indenture Trustee's or Grantor Trustee's debt obligations do not have the Required Deposit Rating and such accounts are not maintained in their respective trust departments, the Servicer will, with the Indenture Trustee or Grantor Trustee's assistance as necessary, cause the applicable Collection Account to be moved to a bank whose short-term unsecured debt obligations have the Required Deposit Rating.

   Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

Servicing Compensation and Payment of Expenses

   With respect to each Trust, unless otherwise provided in the related prospectus supplement, on each Distribution Date, the Servicer will receive a servicing fee (the "Basic Servicing Fee") for each calendar month in the related Monthly Period equal to one-twelfth of the Basic Servicing Fee Rate specified in the related prospectus supplement multiplied by the Aggregate Receivables Balance of all Receivables held by such Trust as of the last day of the preceding calendar month. On each Distribution Date, the Servicer will be paid the Basic Servicing Fee and any unpaid Basic Servicing Fees from all prior Distribution Dates (collectively, the "Total Servicing Fee") to the extent of funds available therefor. In addition, unless otherwise provided in the related prospectus supplement, with respect to each Trust, the Servicer will be entitled to receive any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period (the "Supplemental Servicing Fee"). The Servicer shall retain all Supplemental Servicing Fees and shall not be obligated to deposit them in the Collection Account. The "Monthly Period" relating to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs except that the Monthly Period relating to the first Distribution Date for any Trust will be the period from the initial Cutoff Date to the last day of the calendar month immediately preceding that first Distribution Date, which may be longer or shorter than a calendar month.

   The foregoing amounts are intended to compensate the Servicer for performing the functions of a third party servicer of truck, bus and trailer receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections, policing the collateral, disposing of returned vehicles, commencing and prosecuting any proceedings in respect of the Receivables in its own name, in the name of Harco Leasing or in the name of the Titling Trust, executing powers of attorney to be delivered to Obligors for the limited purpose of obtaining license plates and fulfilling other state requirements for registration of the Financed Vehicles, obtaining a new certificate of title to a Financed Vehicle in the event the related Obligor changes its place of residence from one jurisdiction to another, amending payment due dates and making other modifications to the Receivables (in accordance with the Servicer's customary policies), approving repairs to Financed Vehicles and Leased Vehicles and endorsing the related insurance settlement checks for repair work, filing UCC-1 continuation statements and UCC-3 termination statements as appropriate, and all related actions deemed necessary by the Servicer in accordance with its customary and usual practice to accomplish the foregoing. Such amounts will also compensate the Servicer for

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its services as the Receivables Pool administrator, including making Monthly
Advances, accounting for collections, furnishing monthly and annual statements to the Trustee and the Indenture Trustee with respect to distributions and generating federal income tax information for the Trust and the Securityholders. Such amounts also will reimburse the Servicer for certain taxes, the fees of the Trustee and the Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables Pool. The Servicer will not be required to pay Federal, state and local income and franchise taxes, if any, of the Owner Trust or any Securityholder.

Servicing Procedures

   The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable Retail Notes and Retail Leases that it services for itself and others. See "Certain Legal Aspects of the Receivables." The Servicer is authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any such modification of a Receivable alters the initial Receivable Balance, the APR or the total number of Scheduled Payments or extends the final scheduled payment date beyond the last day of the calendar month prior to the stated final maturity date of any series outstanding under the applicable Trust, the Servicer will be obligated to purchase such Receivable.

   If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle or Leased Vehicle securing or relating to the Receivable at a public or private sale, or the taking of any other action permitted by applicable law. The Servicer will be entitled to receive an amount specified in the applicable Pooling and Servicing Agreement as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer's customary procedures, for repossession, refurbishing and disposition of any Financed Vehicle and other out-of-pocket costs related to the liquidation (collectively, "Liquidation Expenses").

Collections

   The Servicer will deposit all payments received from Obligors, all proceeds of insurance policies, Guaranties, dealer recourse and International Purchase Obligations, including any Residual Payments, all sales proceeds of returned Leased Vehicles and all Liquidation Proceeds collected during each Monthly Period with respect to the Receivables held by any Trust into the appropriate Collection Account not later than two Business Days after receipt. However, if:

  .   Navistar Financial is the Servicer,

  .   no Servicer Default has occurred and is continuing, and

     . the Servicer satisfies the requirements for monthly remittances of such collections established by the rating agencies initially rating the securities, and upon satisfaction of such requirements, the rating agencies that initially rated the securities reaffirm the rating of the securities at the level at which they would be rated if collections were remitted within two Business Days,

     . the short-term unsecured debt of the Servicer is rated at least A-1 by S&P and P-1 by Moody's or

     . a standby letter of credit has been issued by an Eligible Institution which, as of each date during the period that the Servicer is making monthly remittances of collections, has an undrawn amount at least equal to 150% of all Scheduled Payments due for the latest Monthly Period ended prior to the next succeeding Distribution Date (and the aggregate amount of unremitted collections does not at any time exceed 90% of the undrawn amount of such letter of credit), then, the Servicer will not be required to deposit such amounts into the appropriate Collection Account until the Business Day preceding the Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

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   Collections on a Receivable held by any Trust made during a Monthly Period
(including Warranty Payments and Administrative Purchase Payments) which are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Monthly Advances made by the Servicer with respect to such Receivable, and then to the Scheduled Payment. Collections on a Receivable remaining after such applications will be deemed a "Prepayment."

   Upon a Full Prepayment of a Retail Note, the Obligor is entitled to a "rebate" of the unearned finance charges contained in the remaining Scheduled Payments, which will not accrue due to the prepayment. The Servicer's general practice with respect to a Full Prepayment on a Retail Note is to require payment by the Obligor of accrued and unpaid finance charges through the date on which such Full Prepayment is received and to rebate the remaining finance charges. The Servicer will not reimburse any Trust for the difference between such accrued and unpaid finance charges and the amount of finance charges that would have been payable under the actuarial method if such Full Prepayment were made at the end of the billing month under the related Receivable. The Servicer's general practice with respect to a Full Prepayment on a Retail Lease is to require payment by the Obligor of an amount that is not less than the Receivable Balance as of the date on which such Full Prepayment is received and to cancel the remaining lease payments.

   A Partial Prepayment is applied to reduce the remaining Scheduled Payments of the related Retail Note in inverse order of maturity, beginning with the final Scheduled Payment. The Servicer's general practice is not to recognize "prepayments" on Retail Leases (other than Full Prepayments as described above) or to give credit for any payments received on a Retail Lease until the date on which such payment is scheduled to be due.

Monthly Advances

   Unless otherwise provided in the related prospectus supplement, if the full Scheduled Payment due on any Receivable is not received by the end of the month in which it is due, the Servicer will be obligated to make an advance (a "Monthly Advance") to the related Trust equal to the amount of such shortfall to the extent that the Servicer, in its sole discretion, expects to recoup such Monthly Advance from subsequent collections or recoveries on such Receivable. The Servicer will be reimbursed for any Monthly Advances from subsequent payments or collections relating to such Receivables. Upon the determination by the Servicer that reimbursement from the preceding sources is unlikely, the Servicer will be entitled to recoup its Monthly Advances from collections on other Receivables held by the Trust.

Distributions

   General. With respect to each Trust, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest and distributions in respect of certificate balance and interest on each class of securities entitled thereto will be made by the Indenture Trustee or the Trustee, as applicable, to the Securityholders. The timing, calculation, allocation, order, source, priorities of and requirements (1) for all payments and distributions to each class of Owner Securityholders and (2) for all distributions on the Class A Certificates will be made as set forth in this prospectus, in the related prospectus supplement and in the related Pooling and Servicing Agreement and Indenture, if any.

   Distributions on Owner Securities. With respect to each Owner Trust, on the day preceding each Distribution Date, collections on the Receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to Owner Securityholders on the Distribution Date. Various forms of credit enhancement may be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement.

   Distributions on Grantor Certificates. With respect to each series of Grantor Certificates, on or before each Distribution Date, the Servicer or the Grantor Trustee, as the case may be, will transfer the portion of collections on the related Receivables which constitute all or a portion of Scheduled Payments for the related

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

Monthly Period and all Prepayments to the related Certificate Distribution Account. The Grantor Trustee shall make distributions to the Grantor Certificateholders out of the amounts on deposit in the Certificate Distribution Account. The amount to be distributed to the Grantor
Certificateholders shall be determined in the manner described below.

   With respect to any series of Grantor Certificates, the "Class A Distributable Amount" with respect to a Distribution Date will equal the sum of
(1) the "Class A Principal Distributable Amount," consisting of the Class A Percentage of the following items, each computed in accordance with the actuarial method: (a) the principal portion of all Scheduled Payments due during the related Monthly Period on Receivables held by the related Grantor Trust (other than Liquidating Receivables), (b) the principal portion of all Prepayments received during the related Monthly Period (except to the extent included in (a) above) and (c) the Receivable Balance of each Receivable that the Servicer elected or became obligated to purchase, the Seller became obligated to repurchase or that became a Liquidating Receivable during the related Monthly Period (except to the extent included in (a) or (b) above), and
(2) the "Class A Interest Distributable Amount," consisting of one month's interest at the Pass Through Rate on the Class A Certificate Balance as of the last day of the related Monthly Period.

   The "Class A Certificate Balance" with respect to any series of Grantor Certificates will equal, initially, the Class A Percentage of the Initial Aggregate Receivables Balance and, thereafter, except as provided in the related Pooling and Servicing Agreement, will equal such initial Class A Certificate Balance reduced by all distributions of Class A Principal Distributable Amounts actually made to the Class A Certificateholders.

   With respect to any series of Grantor Certificates, the "Class B Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (1) the ''Class B Principal Distributable Amount,'' consisting of the Class B Percentage of the amounts set forth under (1) in the second preceding paragraph with respect to the Class A Principal Distributable Amount, and (2) the "Class B Interest Distributable Amount," consisting of (a) one month's interest at the Pass Through Rate on the Class B Certificate Balance as of the last day of the related Monthly Period and (b) all Prepayment Surplus with respect to the Receivables.

   The "Class B Certificate Balance" with respect to any series of Grantor Certificates will equal, initially, the Class B Percentage of the Initial Aggregate Receivables Balance and, thereafter, will equal the initial Class B Certificate Balance, reduced by (1) all distributions of Class B Principal Distributable Amounts actually made on or prior to such date to the holders of the Class B Certificates or deposited on or prior to such date in the Subordination Spread Account, other than the initial deposit on the Closing Date, (2) the current Class A Principal Carryover Shortfall and (3) any shortfalls from prior Distribution Dates in principal distributions to the holders of the Class B Certificate (the "Class B Certificateholders" and, together with the Class A Certificate holders, the "Grantor Certificateholders").

   Before each Distribution Date, the Servicer will calculate the amount to be distributed to the Class A Certificateholders. The Class A Certificateholders will receive on each Distribution Date, to the extent of available funds, an amount equal to the sum of the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall (plus, to the extent permitted by law, one month's interest on such Class A Interest Carryover Shortfall at the applicable Pass Through Rate from such preceding Distribution Date to the current Distribution Date) and Class A Principal Carryover Shortfall (each as defined below). Such sum shall be paid from the Class A Percentage of the Collected Interest (available after payment of the Total Servicing Fee and any unpaid Total Servicing Fees with respect to prior Monthly Periods) and the Class A Percentage of the Collected Principal. On each Distribution Date on which such sum exceeds the related Class A Percentage of the Collected Interest (after payment of the Total Servicing Fee and any unpaid Total Servicing Fees with respect to prior Monthly Periods), the Class A Certificateholders will be entitled to receive such excess: first, from the related Class B Percentage of the Collected Interest, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account and third, if such amounts are insufficient, from the Class B Percentage of the Collected Principal.

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

   With respect to any series of Grantor Certificates, on each Distribution Date, the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall shall be paid from the Class A Percentage of the Collected Principal to the extent remaining after application as described in the preceding paragraph. On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Collected Principal remaining after application as described in the preceding paragraph on such Distribution Date, the Class A Certificateholders will be entitled to receive such excess: first, to the extent remaining after application as described in the preceding paragraph, from the related Class B Percentage of the Collected Principal, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account and third, if such amounts are insufficient, from any Collected Interest remaining after application as described in the preceding paragraph.

   The holders of the Class B Certificates will be entitled to receive on any Distribution Date an amount equal to the sum of the Class B Interest Distributable Amount and the Class B Principal Distributable Amount (and any shortfalls from prior Distribution Dates in payments to the Class B Certificateholders), after giving effect to (1) amounts required to pay the Total Servicing Fee payable to the Servicer on such Distribution Date, and
(2) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of Class B Certificates.

   The Collected Interest and the Collected Principal with respect to each series of Securities on any Distribution Date will exclude: (1) amounts received on any Receivable to the extent that the Servicer has previously made an unreimbursed Monthly Advance and (2) Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Monthly Advances and Liquidation Expenses.

Credit Enhancement

   The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:

  .   subordination of one or more classes of securities,

  .   Reserve Accounts,

  .   Subordination Spread Accounts,

  .   overcollateralization,

  .   letters of credit,

  .   credit or liquidity facilities,

  .   repurchase obligations,

  .   third party payments or other support,

  .   cash deposits,

  .   or any combination of the above.

If specified in the related prospectus supplement, credit enhancement for a class or series of securities may cover one or more other classes or series of securities.

   Credit enhancement will increase the likelihood of receipt by the Securityholders of the full amount of principal or certificate balance, as the case may be, and interest due thereon and decrease the likelihood of losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risk of loss and will not guarantee repayment of the entire principal balance

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

or certificate balance, as the case may be, and interest thereon. If losses occur which exceed the amount of or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class or series of securities, Securityholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the prior claims of Securityholders of the other classes or series covered by the credit enhancement.

   Owner Trust: Reserve Account. If so provided in the related prospectus supplement, with respect to each Owner Trust, pursuant to the Owner Trust Pooling and Servicing Agreement, the Servicer will establish for a series a Reserve Account, as specified in the related prospectus supplement, which will be maintained with the Indenture Trustee.

   Unless otherwise provided in the related prospectus supplement, the Reserve Account will be included in the property of the related Owner Trust and will be a segregated trust account held by the Indenture Trustee for the benefit of Securityholders. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date of the Reserve Account Initial Deposit (as defined in the related prospectus supplement). As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter until the amount in the Reserve Account reaches an amount specified in the related prospectus supplement (the "Specified Reserve Account Balance") by the deposit into the Reserve Account of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of the Total Servicing Fee and the distributions to the Securityholders required on such date. Amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance will be distributed as described in the related prospectus supplement. Upon any release of amounts from the Reserve Account, the Securityholders will not have any rights in, or claims to, such amounts.

   Grantor Trust: Subordination of the Class B Certificates; Subordination Spread Account. In the case of a Grantor Trust, the rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as provided in the related Grantor Trust Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Subordination Spread Account. The Subordination Spread Account will be created with an initial deposit by the Seller of an amount set forth in the related prospectus supplement and will thereafter be increased by deposit therein of amounts otherwise distributable to Class B Certificateholders until the amount in the Subordination Spread Account reaches an amount specified in the related prospectus supplement (the "Specified Subordination Spread Account Balance"). Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to restore the amount in the Subordination Spread Account to the Specified Subordination Spread Account Balance. Amounts on deposit in the Subordination Spread Account in excess of the Specified Subordination Spread Account Balance will be distributed as described in the related prospectus supplement. Upon any release of amounts from the Subordination Spread Account, the Securityholders will not have any rights in, or claims to, such amounts.

   Unless otherwise specified in the related prospectus supplement, a Subordination Spread Account will not be included in the related Grantor Trust but will be a segregated trust account held by the Grantor Trustee. Amounts held from time to time in the Subordination Spread Account will continue to be held for the benefit of holders of the Grantor Certificates. Funds in the Subordination Spread Account will be invested as provided in the related Grantor Trust Pooling and Servicing Agreement. See "The Transfer and Servicing Agreements--Accounts." The Seller will be entitled to receive all investment earnings on amounts in the Subordination Spread Account. Investment income on amounts in the Subordination Spread Account will not be available for distribution to the holders of the Certificates or otherwise subject to any claims or rights of the holders of the Certificates.

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

   If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall (including interest thereon) and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts applied to such deficiency which were withdrawn from the Subordination Spread Account and the Class B Distributable Amount), the holders of the Class B Certificates will not receive any portion of the Collected Amount.

   The subordination of the Class B Certificates and the Subordination Spread Account will increase the likelihood of receipt by the Class A
Certificateholders of the full amount of principal and interest on the Receivables due them and decrease the likelihood of losses. However, in certain circumstances, the Subordination Spread Account could be depleted and shortfalls could result.

   The amounts available for distribution to Grantor Certificateholders as described above could be reduced if certain indemnification or reimbursement payments were required to be made from the Certificate Distribution Account as described under "The Transfer and Servicing Agreements--Monthly Advances," "--Certain Matters Regarding the Servicer" and "The Trusts--The Trustees."

Net Deposits

   Owner Trusts. For so long as the conditions described above under "--Collections" are satisfied and the Servicer is not required to remit collections within two Business Days of receipt thereof, then (1) as an administrative convenience the Servicer will be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments net of distributions to be made to the Servicer with respect to the related Monthly Period, provided, however, that the Servicer will account to the Indenture Trustee, the Owner Trustee and the Owner Securityholders as if all deposits, distributions and other remittances were made individually, and (2) the Servicer may retain collections allocable to the Notes or the Note Distribution Account until the day preceding the related Distribution Date, and pending deposit into the Collection Account, such collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. On or before each Distribution Date, the Servicer, the Seller, the Indenture Trustee and the Owner Trustee will make all distributions, deposits and other remittances with respect to the Notes or into the Note Distribution Account of an Owner Trust for the periods since the previous distribution was to have been made.

   Grantor Trusts. For so long as the conditions described above under "--Collections" are satisfied and the Servicer is not required to remit collections within two Business Days of receipt thereof, as an administrative convenience the Servicer will be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments, net of distributions to be made to the Servicer with respect to the related Monthly Period. Similarly, the Seller is entitled to net its payment obligations to the Grantor Trustee against any amounts distributable on the Class B Certificates on any Distribution Date. The Servicer, however, will account to the Grantor Trustee and the Grantor Certificateholders as if all deposits, distributions and other remittances were made individually.

Statements to Trustees and Trust

   Prior to each Distribution Date with respect to each Trust, the Servicer will provide to the applicable Trustee and (if applicable) the Indenture Trustee as of the close of business on the last day of the preceding Monthly Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders described under "Certain Information Regarding the Securities--Reports to Securityholders."

Evidence as to Compliance

   Each related Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Owner Trust and the Indenture Trustee or the Grantor Trustee, as applicable, on or before

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February 1 of each year, beginning the first February 1 which is at least twelve months after the related Closing Date, a statement as to compliance by the Servicer during the Servicer's immediately preceding fiscal year, or in the case of the first such certificate, the period from the Closing Date to the last day of the Servicer's immediately preceding fiscal year, with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

   Each related Pooling and Servicing Agreement will also provide for delivery to the Owner Trust and the Indenture Trustee or the Grantor Trustee, as applicable, on or before February 1 of each year, beginning the first February 1 which is at least twelve months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under such Pooling and Servicing Agreement throughout the Servicer's immediately preceding fiscal year, or in the case of the first such certificate, the period from the Closing Date to the last day of the Servicer's immediately preceding fiscal year, or if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Indenture Trustee and the related Trustee notice of certain Servicer Defaults under the applicable Pooling and Servicing Agreement.

   Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Indenture Trustee or the Trustee, as applicable.

Certain Matters Regarding the Servicer

   General. Each Pooling and Servicing Agreement will provide that Navistar Financial may not resign from its obligations and duties as Servicer thereunder except upon determination that Navistar Financial's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee, Grantor Trustee or a successor servicer has assumed Navistar Financial's servicing obligations and duties under the related Transfer and Servicing Agreements.

   Each Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Securityholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the related Collection Account in the case of an Owner Trust or the related Certificate Distribution Account in the case of a Grantor Trust. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to the Securityholders.

   Each Pooling and Servicing Agreement will provide that the Servicer will defend, indemnify and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee against certain costs, damages and liabilities, including:

  . liabilities arising from the use, ownership or operation by the Servicer of any Financed Vehicle or Leased Vehicle,

  .   specified taxes (excluding federal or other income taxes), and

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

  . liabilities imposed through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties.

   Under the circumstances specified in each Pooling and Servicing Agreement, any entity into which the Servicer or the Seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer or the Seller, as the case may be, is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Navistar International Corporation, a Delaware corporation ("NIC"), which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer or the Seller, as the case may be, will be the successor of the Servicer or the Seller, as the case may be, under such Pooling and Servicing Agreement. The Servicer may at any time subcontract any duties as Servicer under any Pooling and Servicing Agreement to any corporation in which more than 50% of the voting stock is owned, directly or indirectly, by NIC. In the event of any such subcontract, the Servicer will remain responsible for the subcontractor's performance in accordance with such Pooling and Servicing Agreement.

   Additional Titling Trust Covenants. The Servicer will cause each certificate of title issued by a registrar of titles for a Leased Vehicle to reflect as the owner of such Leased Vehicle "Navistar Leasing Company" or, if required by a registrar of titles, the name of any Titling Trustee or such other similar designation as may be acceptable to any such registrar of titles.

   The Servicer will cause the Titling Trust to

   (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate to acquire, hold and manage each Series Portfolio Interest and the Retail Leases allocated to each Series Portfolio Interest as contemplated by the Titling Trust Agreement in each jurisdiction where the ownership of such assets or the nature of its operations would require it to maintain such licenses, permits or authorizations,

   (ii) file (or cause to be filed) all notices, reports and other required filings in each jurisdiction where the location of such assets or the nature of its operations would require it to make such filing, and

   (iii) pay (or cause to be paid) all applicable taxes and fees properly due and owing in connection with the Titling Trust's activities related to each Series Portfolio Interest.

   Obligor Insurance Coverage in Respect of Financed Vehicles. The Servicer will require that each Obligor under a Retail Note obtain physical damage insurance covering each related Financed Vehicle as of the execution of such Retail Note, unless the Servicer has in accordance with its customary procedures permitted the Obligor to self-insure the Financed Vehicle or Financed Vehicles securing such Retail Note. The Servicer will, in accordance with its customary servicing procedures, monitor such physical damage insurance with respect to each Financed Vehicle securing a Retail Note.

   The Servicer will use reasonable efforts to ensure that the Obligor under each Retail Lease will have, and maintain in full force and effect during the term of such Retail Lease, a comprehensive collision and property damage insurance policy, with a deductible satisfactory to the Servicer in accordance with its customary and usual servicing procedures, covering the full insurable value of the Leased Vehicle to which such Retail Lease relates and naming the Titling Trust as an additional named insured and the Collateral Agent as loss payee, as well as public liability, bodily injury and property damage coverage equal to the greater of the amounts required by applicable state law or amounts determined by the Servicer in accordance with its customary servicing standards as set forth in the Retail Lease, and naming the Titling Trust as an additional named insured; provided that the Servicer may permit any such Obligor to self-insure with respect to the insurance described above if such Obligor satisfies the Servicer's customary credit evaluation procedures. The Servicer will promptly remit any proceeds of such insurance policy that the Servicer may receive with respect to a Financed Vehicle.

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   Contingent and Excess Liability Insurance for the Titling Trust.  The
Servicer will be required to maintain one or more contingent and excess liability insurance policies (the "primary contingent policies") naming the Titling Trust as the insured with at least a $1 million limit for each accident and no annual or aggregate limit on the number of accidents covered. The primary contingent policies will respond if, at the time of an accident involving a vehicle owned by the Titling Trust that causes bodily injury and property damages to a third person, the insurance required to be provided by the Obligor in accordance with the related Retail Lease has not been provided, is not collectible or has inadequate limits to protect the Titling Trust. In addition, the Servicer will be required to maintain excess insurance coverage for which the Titling Trust is an additional named insured, which coverage has a deductible not greater than the amount of coverage provided by the primary contingent policies, and which provides insurance coverage of more than $10 million per occurrence (collectively, the primary contingent policies and the excess coverage policies, which are in effect at any time, are referred to as the "Contingent and Excess Liability Insurance Policies").

Servicer Default

   Except as otherwise provided in the related prospectus supplement, a "Servicer Default" under each Pooling and Servicing Agreement will consist of:

  . any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts or to the Owner Trustee for deposit in the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, or any failure by the Servicer to deliver to the Grantor Trustee for distribution to the Grantor Certificateholders any required payment, in each case which failure continues unremedied for five Business Days after the earlier of written notice from the Indenture Trustee or the Trustee, as applicable, is received by the Servicer or discovery of such failure by an officer of the Servicer;

  . any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Pooling and Servicing Agreement or the related Purchase Agreement, Owner Trust Agreement, Titling Trust Servicing Agreement or Indenture, as applicable, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer by the Indenture Trustee or the Trustee, as applicable, or (B) to the Servicer, the Indenture Trustee and the Trustee, as applicable, by, in the case of an Owner Trust, the holders of Notes evidencing not less than 25% of the outstanding principal amount of the Controlling Class and, in the case of a Grantor Trust, the holders of Class A Certificates evidencing not less than 25% of the voting interest thereof;

  . any representation, warranty or certification made by the Servicer pursuant to the Pooling and Servicing Agreement, the related Purchase Agreement, Owner Trust Agreement or Indenture shall prove to have been incorrect in any material respect when made, and if the consequences of such representation, warranty or certification being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after the Servicer first becomes aware or is advised that such representation, warranty or certification was incorrect in a material respect; and

  . specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each, an "Insolvency Event").

Rights Upon Servicer Default

   As long as a Servicer Default under a Pooling and Servicing Agreement remains unremedied, either:

  . in the case of an Owner Trust, the related Indenture Trustee or holders of related Notes evidencing not less than a majority in principal amount of the Controlling Class, or

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  .   in the case of a Grantor Trust, the related Grantor Trustee or holders of
      Class A Certificates evidencing a majority of the voting interests thereof, as applicable,

may, in addition to other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Indenture Trustee or Grantor Trustee, as applicable, will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders, or the Grantor Trustee or Class A Certificateholders, as applicable, from effecting a transfer of servicing.

   In the event that the Indenture Trustee or the Grantor Trustee, as applicable, is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of receivables of the type included in the Receivables Pool. The Indenture Trustee or the Grantor Trustee, as applicable, may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such related Pooling and Servicing Agreement.

Waiver of Past Defaults

   In the case of:

  . each Owner Trust, the holders of related Notes evidencing at least a majority of the outstanding principal amount of the Controlling Class, or

  . each Grantor Trust, the holders of Class A Certificates evidencing not less than a majority of the voting interest thereof may, on behalf of all such Securityholders, waive any default by the Servicer in the performance of its obligations under the applicable Pooling and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from the related Collection Account, Note Distribution Account, Reserve Account, Pre-Funding Account, Certificate Distribution Account or other specified accounts in accordance with the applicable Transfer and Servicing Agreements. No such waiver will impair such Securityholders' rights with respect to subsequent defaults.

Amendment

   Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Securityholders:

  .   to cure any ambiguity,

  . to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein or in any of the Transfer and Servicing Agreements or certain other agreements,

  . to add or supplement any credit enhancement for the benefit of Securityholders; provided that if any such addition affects any class of Noteholders or Certificateholders differently than any other class of Noteholders or Certificateholders, respectively, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Securityholders,

  . to add to the covenants, restrictions or obligations of the Seller, the Servicer, Harco Leasing, the other parties to the Titling Trust Documents, the related Trustee or the Indenture Trustee, or

  . to add, change or eliminate any other provisions of such agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Securityholders.

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

   Each such Agreement may also be amended by the parties thereto with the consent of the Indenture Trustee and at least a majority of the outstanding principal amount of the Controlling Class, and the holders of Certificates evidencing at least a majority of the certificate balance in the case of an Owner Trust or a majority of the voting interests thereof in the case of a Grantor Trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of such Securityholders; except that no such amendment may

  . increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on Receivables or distributions that are required to be made on any Note or Certificate, any Interest Rate, any Pass Through Rate, the Specified Reserve Account Balance or the Specified Subordination Spread Account Balance, as applicable or,

  . reduce the required percentage of holders of a class or series of securities to consent to any such amendment without the consent of all of the holders of such class or series of securities.

Owner Trust

   With respect to each Owner Trust, each Owner Trust Agreement will provide that neither the Owner Trustee nor the Owner Trust, as applicable, shall have the power to commence a voluntary proceeding in bankruptcy relating to the related Owner Trust without the unanimous prior approval of all Owner Certificateholders (including the Seller) unless the Owner Trustee reasonably believes that such Owner Trust is insolvent.

Termination

   With respect to each Trust, the respective obligations and responsibilities of the Servicer, Harco Leasing, the Titling Trust, the Seller, the related Trustee and (if applicable) the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate

  .   in the case of an Owner Trust, upon the earlier of

      . the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables or

      . the payment to related Securityholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

  . in the case of a Grantor Trust, upon the distribution to the Grantor Certificateholders of all amounts required to be distributed to them pursuant to the related Grantor Trust Pooling and Servicing Agreement.

Optional Purchase

   Unless otherwise provided in the related prospectus supplement, in order to avoid excessive administrative expense, the Servicer, or its successor, will be permitted at its option to purchase from each Trust, as of the last day of any Monthly Period, if the then outstanding Aggregate Receivables Balance of the Receivables held by such Trust is 10% or less of the sum of the Pre-Funded Amount, if any, and the Initial Aggregate Receivables Balance, all remaining Receivables at a price equal to

  . if the Servicer's long term unsecured debt rating from Moody's is less than Baa3 at the time that it seeks to exercise such option, at a price equal to the appraised value for such Receivables, plus the appraised value of any other property held by the Trust less Liquidation Expenses, so long as such amount is sufficient to redeem the outstanding Notes and pay the certificate balance and all accrued and unpaid interest for the Distribution Date related to the Monthly Period in which such option is exercised, or

  . if the Servicer's long term unsecured debt rating from Moody's is equal to or higher than Baa3 at the time that it seeks to exercise such option, the aggregate Administrative Purchase Payments for such Receivables plus the appraised value of any other property held as part of the Trust less Liquidation Expenses

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

   (collectively, "Optional Purchase Proceeds"), all as of the end of such Monthly Period.

As more fully described in the related prospectus supplement with respect to an Owner Trust, any related outstanding Notes will be redeemed concurrently therewith and the subsequent distribution to related Owner Certificateholders of all amounts required to be distributed to them pursuant to the Owner Trust Agreement will effect early retirement of the Owner Certificates. Proceeds from the Servicer's purchase will be treated as Collections with respect to the Receivables and will be distributed to the Securityholders on the related Distribution Date.

   With respect to each Owner Trust, the Indenture Trustee will give written notice of redemption to each related Noteholder of record and the Owner Trustee will give written notice of termination to each related Owner Certificateholder of record. With respect to each Grantor Trust, the Grantor Trustee will give written notice of termination to each related Class A Certificateholder of record. The final distribution to any Owner Securityholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of redemption or such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. With respect to each Owner Trust, after payment to the Indenture Trustee, the Owner Trustee, the Owner Securityholders and the Servicer of all amounts required to be paid under each of the related Pooling and Servicing Agreement, Indenture and Owner Trust Agreement, unless otherwise provided in the related prospectus supplement, any amounts on deposit in the related Reserve Account and the related Collection Account (after all other distributions required to be made from such accounts have been made) shall be paid to the Seller and any other assets remaining in such Owner Trust shall be distributed to the Seller.

Agreements Relating to the Titling Trust


   The following summary describes certain terms of:

  . the Titling Trust Agreement dated as of July 25, 1997, as amended and restated as of April 15, 1999 (the "Titling Trust Agreement"), among Harco Leasing, as grantor and initial beneficiary, Bank One, National Association, as general interest trustee (the "General Interest Trustee") and Bank One Delaware, Inc., a Delaware corporation, as Delaware trustee (the "Delaware Trustee") and the Supplement to the Titling Trust Agreement among Harco Leasing, the General Interest Trustee, the Delaware Trustee and Bank One, National Association, as portfolio trustee (the "Series Portfolio Interest Trustee") pursuant to which a Series Portfolio Interest will be created (the "Titling Trust Supplement");

  . the Origination and Servicing Agreement, dated as of April 15, 1999, among the Titling Trust, Harco Leasing, the Collateral Agent, the General Interest Trustee and Navistar Financial, as servicer (the "Titling Trust Servicing Agreement"). The provisions of the Titling Trust Servicing Agreement as they relate to the Series Portfolio Assets for each Trust will be made a part of the applicable Pooling and Servicing Agreement, except to the extent the related prospectus supplement provides otherwise; and

  . the Collateral Agency Agreement dated as of April 15, 1999 (the "Collateral Agency Agreement"), among Harco Leasing, the Titling Trust, certain secured parties, Navistar Financial, as the servicer and The Bank of New York, as successor-in-interest to Harris Trust and Savings Bank, as collateral agent (the "Collateral Agent") and a supplement to the Collateral Agency Agreement among Harco Leasing, the Titling Trust, each Trust, the Indenture Trustee, Navistar Financial as the Servicer and the Collateral Agent pursuant to which a security interest in the Titling Trust Assets allocated to the Series Portfolio Interest will be created (a "Collateral Supplement").

   The statements made under this caption are a summary and do not purport to be complete. This summary is qualified in its entirety by reference to all of the provisions of the Titling Trust Agreement, the Titling Trust Supplement, the Titling Trust Servicing Agreement, the Collateral Supplement and the Collateral Agency Agreement.

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   The Titling Trust.  Navistar Leasing Company (the "Titling Trust") is a
Delaware business trust formed pursuant to the Titling Trust Agreement. Because the Titling Trust is a business trust it may be eligible to be a debtor in its own right under Insolvency Laws. The Titling Trust was created solely for the purpose of:

  .   acquiring, holding and disposing of the Titling Trust Assets;

  . owning, holding, servicing, leasing, transferring, selling and otherwise dealing with Titling Trust Assets;

  . issuing certificates representing the divided beneficial interest of the holders of the General Interest ("GI Holder") in the General Titling Trust Assets;

  . upon the direction of the Requisite GI Holder, issuing one or more series of portfolio interest certificates ("Portfolio Interest Certificates") representing divided beneficial interests in the related Portfolio Assets; and

  .   entering into and performing obligations under the Titling Trust
      Agreement.

   Titling Trust Assets. Pursuant to the Titling Trust Agreement and the Titling Trust Servicing Agreement, the Titling Trust will from time to time acquire the following types of assets:

  .   cash;

  .   leases of Leased Vehicles;

  . the Leased Vehicles and all proceeds thereof, including (i) the proceeds from the disposition of the Leased Vehicles and (ii) each certificate of title of a Leased Vehicle;

  . all of Harco Leasing's rights (but not its obligations) with respect to any Retail Lease or Leased Vehicle, including the right to proceeds arising from all repurchase obligations, if any, relating to any Retail Lease or Leased Vehicle;

  . all of Harco Leasing's and Navistar Financial's rights under dealer agreements;

  .   any proceeds of any insurance policy insuring Leased Vehicles;

  . any rights of the lessor with respect to any security deposit relating to a Retail Lease in accordance with the terms of the Retail Lease;

  . all of the Titling Trust's rights under the Titling Trust Servicing Agreement and any applicable Pooling and Servicing Agreement; and

  .   all proceeds of any of the foregoing.

   The foregoing assets are collectively referred to herein as the "Titling Trust Assets".

   General Divided Beneficial Ownership Interest. Harco Leasing currently holds the beneficial ownership interest in all of the Titling Trust Assets that have not been allocated to a Portfolio Interest (the "General Interest"). "General Titling Trust Assets" are all Titling Trust Assets that have not been allocated to a Series Portfolio Interest. The General Interest is represented by a "General Interest Certificate" issued to Harco Leasing.

   The General Interest will be a separate series of the Titling Trust, and as such, separate and distinct records will be maintained for such series and the assets associated with such series will be held and accounted for separately from the other assets of the Titling Trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the General Interest or the related General Titling Trust Assets will be enforceable against such General Titling Trust Assets only, and not against the assets of the Titling Trust generally or against any Portfolio Assets. Except to the extent required by law or specified in the Titling Trust Agreement, the General Interest will not be subject to the claims arising from or with respect to any Portfolio Interest or any series portfolio interest trustee (including claims of the Indenture Trustee, the Series

Portfolio Interest Trustee or the Securityholders). No creditor or holder of a claim relating to assets allocated to the General Interest will be entitled to maintain any action against or recover any assets allocated to any Portfolio Interest in respect of such claim (whether or not such assets were General Titling Trust Assets at any time since such claim arose).

   Creation of Portfolio Interests Generally. From time to time, the Requisite GI Holder may deliver to the General Interest Trustee written notice identifying a portfolio of Titling Trust Assets, theretofore constituting all or a portion of the General Titling Trust Assets, which the General Interest Trustee will thereafter designate and account for separately within the Titling Trust as portfolio assets ("Portfolio Assets") attributable to a new divided beneficial interest in the Titling Trust (a "Portfolio Interest"). Such notice will list the Leased Vehicles by vehicle identification number or other identifying characteristics, will list the related Retail Leases and any unpaid security deposits related thereto, will include any other information as reasonably required by the General Interest Trustee to separately identify such portfolio, and will specify the date on which the related Portfolio Interest Certificate will be issued. Upon their allocation as Portfolio Assets, such Titling Trust Assets will cease to be assets of, or allocated to, the General Interest (unless and until specifically reallocated to the General Interest). The beneficial interest in such Portfolio Assets will be a Portfolio Interest, and such Portfolio Interest will constitute a separate "divided beneficial ownership interest" in the portion of the Titling Trust Assets comprised of such Portfolio Assets.

   Each Portfolio Interest will be represented by one or more Portfolio Interest Certificates to be issued by the Titling Trust and will be created by the execution of a Portfolio Supplement to the Titling Trust Agreement, which Portfolio Supplement will specify: the terms and provisions pursuant to which the Portfolio Interest Certificates will be issued with respect to such Portfolio Interest; the form of any Portfolio Interest Certificates to be issued in connection therewith; the initial Portfolio Assets to be included in such Portfolio Interest; the arrangements, if any, whereby additional Portfolio Assets may be added subsequently to the Portfolio Interest; terms of default and cure periods, if any; and other relevant terms and provisions specific to such Portfolio Interest, all as may be prescribed and established by the Requisite GI Holder and acceptable to the proposed holder of such Portfolio Interest. Each Portfolio Supplement will require an express written waiver of any claim by any holder of any Portfolio Interest Certificate (which waiver may be set forth in such Portfolio Interest Certificate) to any proceeds or assets of the Titling Trust and to all of the Titling Trust Assets other than the Portfolio Assets allocated to that Portfolio Interest and those proceeds or assets derived from or earned by such Portfolio Assets.

   The Series Portfolio Interest. On each Closing Date for any Owner Trust, the Trust Property of which includes Retail Leases, Harco Leasing, as the Requisite GI Holder, will instruct the General Interest Trustee to designate and account for separately or cause to designate and account for separately on the books and records of the Titling Trust a separate portfolio of Titling Trust Assets, which will be accounted for and held in trust independently from all other Titling Trust Assets (the "Series Portfolio Assets"), and create a Series Portfolio Interest, which will represent a specific divided beneficial interest solely in the Series Portfolio Assets. The Series Portfolio Interest will be represented by a Portfolio Interest Certificate (the "Series Portfolio Certificate") issued pursuant to the Titling Trust Supplement. In connection with any Subsequent Transfer Date, Harco Leasing will instruct the General Interest Trustee to allocate additional Retail Leases and the related Titling Trust Assets from the General Interest to the applicable Series Portfolio Interest as additional Series Portfolio Assets. The Series Portfolio Interest Trustee will be Bank One, National Association unless otherwise specified in the related prospectus supplement.

   Duties of the Titling Trustees. The General Interest Trustee will at all times: (a) be a corporation or banking association organized under the laws of the United States of America, or any one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico, which corporation shall not be Harco Leasing or any affiliate thereof; (b) be authorized to exercise corporate trust powers and (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities. The Delaware Trustee shall have a principal place of business, or will have appointed an agent with a principal place of business, in the State of Delaware.

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

   Each Titling Trustee undertakes to perform such duties, and only such duties, as are specified in the Titling Trust Agreement and any Portfolio Supplement entered into pursuant to the Titling Trust Agreement by such Titling Trustee, or as may be directed by the Requisite GI Holder (with respect to the General Interest Trustee or the Delaware Trustee) or the holders of the applicable Portfolio Interest Certificates (with respect to a series portfolio interest trustee) in a manner not contrary to the terms of the Titling Trust Agreement, from time to time, including in connection with (i) any financing permitted by and contemplated by the Titling Trust Agreement, (ii) sales by the Titling Trust of Retail Leases and other Titling Trust Assets to the extent permitted by the terms of any existing financing permitted by and contemplated by the Titling Trust Agreement (so long as the certificate of title of any Leased Vehicle so sold is amended to reflect the transfer of ownership thereof from the Titling Trust, unless applicable law permits the transfer of ownership of a motor vehicle without an amendment to the vehicle's certificate of title) or (iii) activities ancillary thereto.

   Except as provided in the prospectus supplement, no Titling Trustee will:

   (1) issue beneficial interests in the Titling Trust Assets or securities of the Titling Trust other than the General Interest and General Interest Certificates and Portfolio Interests and Portfolio Interest Certificates;

   (2) borrow money on behalf of the Titling Trust, except for (i) borrowings from Harco Leasing or an affiliate of Harco Leasing in order to meet any obligations assumed under any financing permitted by and contemplated by the Titling Trust Agreement, but only if Harco Leasing or affiliate thereof has satisfied the Bankruptcy Remote Borrowing Conditions and
       (ii) Titling Trust Servicer Funding Advances;

   (3) make loans or extend credit on behalf of the Titling Trust;

   (4) invest in or underwrite securities;

   (5) offer or issue securities in exchange for Titling Trust Assets (other than the General Interest, General Interest Certificates, Portfolio Interests and Portfolio Interest Certificates);

   (6) repurchase or otherwise reacquire any General Interest Certificate or Portfolio Interest Certificate except as permitted by or in connection with any financing permitted by and contemplated by the Titling Trust Agreement;

   (7) acquire any assets, other than Titling Trust Assets;

   (8) engage in any trade or business; or

   (9) except in connection with the acquisition of Titling Trust Assets or any financing permitted by and contemplated by the Titling Trust Agreement, enter into any agreements or contracts.

   The General Interest Trustee and the Delaware Trustee (but only to the extent required by applicable law) on behalf of the Titling Trust with respect to the General Interest, and each Series Portfolio Interest Trustee, on behalf of the Titling Trust with respect to the applicable Series Portfolio Interest, will execute and deliver such documents, certificates, applications, powers of attorney and registrations as may be requested and prepared by the Servicer pursuant to the Titling Trust Servicing Agreement or a Pooling and Servicing Agreement or by Harco Leasing in connection with the administration of the Titling Trust or the servicing of the Titling Trust Assets, including a power of attorney to each dealer and the Servicer and, to the extent deemed appropriate by the Servicer, the lessees; provided, however, that no Titling Trustee will be obligated to enter into any such documents, certificates, applications, powers of attorney or registrations that adversely affect such Titling Trustee's own rights, duties or immunities under the Titling Trust Agreement or otherwise.

   Title to Titling Trust Property; Retitling of Titling Trust Assets. Legal title to all the General Titling Trust Assets will be vested at all times in the Titling Trust or, if required by applicable law, in the General Interest Trustee, as a trustee of the Titling Trust, or a co-trustee or a separate trustee, as the case may be. Legal title to any Portfolio Assets will be vested at all times in the Titling Trust or, if required by applicable law, in the

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

applicable Series Portfolio Interest Trustee, as a trustee of the Titling Trust, or a co-trustee or a separate trustee, as the case may be. A Titling Trustee, or any such co-trustee or separate trustee, will at all times hold the General Titling Trust Assets or the Portfolio Assets, as the case may be, on behalf of the related holders.

   Each holder of a General Interest Certificate or a Portfolio Interest Certificate may at any time, at its option, to be exercised by written notice delivered to the applicable General Interest Trustee or Series Portfolio Interest Trustee and the Servicer, request that the Leased Vehicles allocated to such General Interest Certificate or Portfolio Interest Certificate be retitled in the name of such holder (or a Person designated by such holder), that a lien be noted on the certificates of title therefor in the name of such holder (or such designee), that possession of such certificate of title and/or the other Titling Trust Assets allocated to such General Interest Certificate or Portfolio Interest Certificate be transferred to such holder (or such designee). Except as otherwise provided in the related Portfolio Supplement, such holder will indemnify the Titling Trust, the Titling Trustees and the Servicer for, and hold the Titling Trust, the Titling Trustees and the Servicer harmless against, and pay any and all claims incurred by any of them (including internal cost allocations) as a result of or relating to such retitling or transfer, or any action or inaction such holder will take as the registered owner of such Leased Vehicles or the owner of such Titling Trust Assets, including sales and transfer taxes and registration fees.

   Titling Trust Servicer Funding Advances. Navistar Financial, as Servicer, will make the purchase price payments for Leased Vehicles to the dealers on behalf of the Titling Trust out of (i) the funds available in an account established by the General Interest Trustee to hold all assets of the Titling Trust relating to the General Interest (the "General Collection Account"), or
(ii) advances ("Titling Trust Servicer Funding Advances") made by the servicer of the Titling Trust in its sole discretion for the purpose of making such payments. The Servicer will be reimbursed for any such Titling Trust Servicer Funding Advances by applying any collections or other funds received in respect of General Titling Trust Assets (i) to the reimbursement of outstanding Titling Trust Servicer Funding Advances, liquidation expenses in respect of General Titling Trust Assets and reimbursement of expenses recoverable under an insurance policy with respect to General Titling Trust Assets and (ii) the payment of the purchase price for Leased Vehicles to dealers.

   Harco Leasing will contribute to the Titling Trust, from time to time, funds in an amount necessary to allow the Titling Trust to fund the purchase price to be paid to the dealers, to the extent that funds are not available from (i) funds in the General Collection Account and (ii) Titling Trust Servicer Funding Advances. No later than the fifth business day of each calendar month (the "True-up Date"), Harco Leasing is obligated to contribute to the Titling Trust an amount equal to the unreimbursed Titling Trust Servicer Funding Advances as of the last day of the preceding calendar month.

   Titling Trust Insurance. As additional protection in the event that any Obligor under a Retail Lease fails to maintain the minimum levels of liability insurance required by the terms of the Receivables, Navistar Financial maintains the primary contingent policies issued by Harco National Insurance Company with at least a $1 million limit for each accident and no annual or aggregate limit on the number of accidents covered. This insurance protects the Titling Trust from claims for bodily injury and property damage suffered by third persons caused by a vehicle owned by the Titling Trust and leased to an Obligor. This insurance responds if, at the time of an accident, the insurance required to be provided by the Obligor in accordance with the Retail Lease has not been provided, is not collectible or has inadequate limits to protect the Titling Trust. Navistar Financial also maintains with other insurers substantial excess liability insurance policies for which the Titling Trust is an additional named insured, which coverage has a deductible not greater than the amount of coverage provided by the primary contingent policies. The Servicer will be required to maintain minimum levels of Contingent and Excess Liability Insurance Policies. See "The Transfer and Servicing Agreements-Certain Matters Regarding the Servicer." The Contingent and Excess Liability Insurance Policies provide insurance coverage of more than $10 million per occurrence. See also "Certain Legal Aspects of the Receivables."

   The Collateral Agency Agreement Pursuant to the Collateral Agency Agreement, the Collateral Agent, on behalf of each holder of a Portfolio Interest, will obtain a backup security interest in the Leased Vehicles and

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other Titling Trust Assets allocated to such Portfolio Interest. In addition, to the extent set forth in any supplement to the Collateral Agency Agreement, a holder of a Portfolio Interest may assign, convey, transfer, deliver and set over unto the Collateral Agent for the benefit of its respective secured parties, a security interest in and to the Collateral designated therein. The Collateral Agent will act, with respect to the Titling Trust Assets allocated to a Portfolio Interest on behalf of and at the written direction of the holder thereof and on behalf of and at the written direction of any other person from time to time joining in the capacity of a secured party (a "Secured Party") designated in a supplement to the Collateral Agency Agreement. As a result, even if the intended characterization of the conveyance of a Portfolio Interest is not respected, the Collateral Agent, on behalf of the holder of such Portfolio Interest and any Secured Party, will nonetheless have a perfected security interest in the related Portfolio Assets.

   The Collateral Supplement relating to each Series Portfolio Interest will provide that:

  . a security interest is created in the Series Portfolio Assets, such Series Portfolio Interest, the Series Portfolio Certificate and all proceeds thereof;

  . the obligations of Harco Leasing under the related Lease Purchase Agreement, the obligations of Navistar Financial under the related Purchase Agreement, the obligations of the Seller under the related Pooling and Servicing Agreement and the obligations of the Trust under the related Indenture are secured obligations under the Collateral Agency Agreement; and

  . each of Navistar Financial under the related Lease Purchase Agreement, the Seller under the related Purchase Agreement, the Trust under the related Pooling and Servicing Agreement and the Indenture Trustee under the related Indenture shall, in such capacity, be a secured party under the Collateral Agency Agreement.

   The Collateral Agent may at any time, by giving written notice to the Servicer, the Titling Trust, the holders of Portfolio Interests and the Secured Parties under the Collateral Agency Agreement, resign and be discharged of its responsibilities, such resignation to become effective upon (i) the appointment of a successor Collateral Agent; (ii) the approval of such successor Collateral Agent in accordance with the Collateral Agency Agreement; and (iii) the acceptance of such appointment by such successor Collateral Agent (such acceptance not to be unreasonably withheld). The Secured Parties holding a majority of secured obligations with respect to each outstanding supplement to the Collateral Agency Agreement may at any time, upon at least ten days' prior written notice, remove the Collateral Agent and appoint a successor Collateral Agent, provided that such successor Collateral Agent shall have accepted such appointment. Any Collateral Agent will be entitled to the Collateral Agent's fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

   The Collateral Agent will at all times: (a) be a corporation or banking association organized under the laws of the United States of America, or any one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico; (b) be authorized to exercise corporate trust powers and be qualified to act as a collateral agent to hold the collateral located in those states in which the collateral is located or have appointed a co-agent or separate agent to hold the collateral in such states; and (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities. If at any time the Collateral Agent ceases to be eligible in accordance with the provisions of the Collateral Agency Agreement, the Collateral Agent will resign immediately in the manner and with the effect specified in the preceding paragraph.

   The Collateral Agent may, at any time and from time to time prior to the termination of the Collateral Agent's security interest and release of all collateral, release any portion of the collateral with the prior consent of the Secured Parties for whom the Collateral Agent holds its security interest therein pursuant to their respective security documents.


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                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Applicable Law; Loan versus Lease

   In all states in which the Receivables are originated, contracts such as the Retail Notes evidence loans incurred by Obligors in order to purchase a motor vehicle. The contracts evidencing Retail Notes also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. In all states in which the Receivables have been originated, contracts such as the Retail Leases evidence leases of motor vehicles to Obligors. In most states, a lease with terms such as a Retail Lease is treated for purposes of commercial law as a loan, and the lessor is treated as a lender whose loan is secured by the motor vehicle. In other states, such a lease may instead be treated for purposes of commercial law as a "true lease" in which the lessor is treated as the owner of the motor vehicle. However, a number of states have enacted statutory provisions which specify that a lease with terms like a TRAC Lease is to be treated as a "true lease" for purposes of commercial law.

   Perfection of security interests and the transfer of ownership interests in motor vehicles are generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables are originated, ownership of a motor vehicle is established by means of a certificate of title, which is issued by the department of motor vehicles or other applicable governmental agency upon receipt of a properly completed application and relevant accompanying documents. In most states in which Receivables are originated, a security interest in a motor vehicle may generally be perfected against creditors and subsequent purchasers by delivering to the related department of motor vehicles or other state office a properly endorsed certificate of title for such motor vehicle showing the secured party as lienholder. In a minority of states, a security interest in a motor vehicle is perfected by a filing of the secured party's lien with the secretary of state, and no notation is made on the vehicle's certificate of title.

   When Navistar Financial originates Retail Notes it will cause the certificates of title for the Financed Vehicles related to such Retail Notes to be filed in the appropriate jurisdiction pursuant to applicable law. Navistar Financial will be noted on such certificates of title as lienholder. In cases where Navistar Financial acquires a Retail Note, Navistar Financial will obtain an assignment of the security interest noted on the certificate of title by the lienholder noted on the certificate of title and such lienholder will remain noted as lienholder of record on the certificate of title. When Navistar Financial, Harco Leasing or any of their affiliates originates Retail Leases on behalf of the Titling Trust it will cause the certificates of title for the related Leased Vehicles to be filed in the appropriate jurisdiction pursuant to applicable law. The Titling Trust will be noted on such certificates of title as the owner of such Leased Vehicles and the lien of the Collateral Agent will be noted. See "The Transfer and Servicing Agreements--Agreements Relating to the Titling Trust-- The Collateral Agency Agreement."

Security Interests in Financed Vehicles and Leased Vehicles

   As a result of the procedures described above, Navistar Financial or, with respect to Retail Notes acquired by Navistar Financial, a third party will be the secured party of record with respect to Financed Vehicles, and the Collateral Agent will be the secured party of record with respect to Leased Vehicles. Pursuant to the Collateral Supplement, the security interest of the Collateral Agent in the Leased Vehicles will be held for the benefit of the applicable Trustee, upon assignment of the Series Portfolio Interest in the related Retail Leases to the Trust and, if applicable, upon the pledge of such Series Portfolio Interest to the Indenture Trustee. The certificates of title for such Leased Vehicles will at all times reflect the Titling Trust's ownership of, and the Collateral Agent's lien on, such Leased Vehicles.

   Pursuant to each Purchase Agreement, Navistar Financial will assign its security interest in Financed Vehicles related to the Retail Notes to the Seller; pursuant to each Pooling and Servicing Agreement, the Seller will assign its security interest in Financed Vehicles to the Trust; and, if applicable, pursuant to the Indenture, the Trust will pledge its security interest in such Financed Vehicles to the Indenture Trustee. However, because of the administrative burden and expense, neither the Servicer, the Seller, the Trust nor the Indenture Trustee will

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amend the certificates of title with respect to any Financed Vehicles to identify the Trust or the Indenture Trustee as the new secured party on such certificates of title relating to a Financed Vehicle. Also, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and the applicable Trustee pursuant to the custodial arrangements in the Transfer and Servicing Agreements. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables."

   In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner, negligence or fraud by the Seller or the Servicer, or administrative error by state or local agencies, the notation of Navistar Financial's lien on the certificates of title for Financed Vehicles will be sufficient to protect the related Trust against the rights of subsequent purchasers of such Financed Vehicles from Obligors or subsequent lenders to Obligors who take a security interest in such Financed Vehicles.

   If there are any Financed Vehicles or Leased Vehicles as to which Navistar Financial or the Collateral Agent, as applicable, failed to obtain a perfected security interest, its security interest would be subordinate to subsequent purchasers of such Financed Vehicles or Leased Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of Navistar Financial under the applicable Purchase Agreement and, to the extent such breach materially and adversely affects the interests of the related Trust or Securityholders in the related Receivable would create an obligation of Navistar Financial to repurchase the related Receivable in the case of Retail Notes or make a reallocation payment in the case of Retail Leases unless the breach is cured. Navistar Financial will have no obligation to repurchase or make a reallocation payment with respect to a Receivable with respect to which the Indenture Trustee's or Collateral Agent's security interest, or the priority of the security interest, in the related Financed Vehicle or Leased Vehicle is lost because of fraud or liens for taxes or repairs unpaid by the Obligor on the related Financed Vehicle or Leased Vehicle. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables." Similarly, the security interest of the Collateral Agent or the related Indenture Trustee in the vehicle could be defeated through fraud or negligence.

   Under the laws of most states, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle was originally titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date on which the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was originally titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligors as to relocation. Similarly, when an Obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivables before release of the lien. Under each applicable Pooling and Servicing Agreement and the Collateral Agency Agreement, the Servicer is obligated to take appropriate steps, at its expense, to maintain perfection of security interests in the Financed Vehicles and Leased Vehicles.

   Under the laws of most states, liens for repairs, storage of a motor vehicle and unpaid taxes take priority over a perfected security interest in a motor vehicle. The laws of certain states and federal law also permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Purchase Agreement, Navistar Financial will represent to the Seller that, as of the Closing

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

Date, each security interest in a Financed Vehicle and a Leased Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle and Leased Vehicle. The Seller will assign such representation, among others, to the applicable Trust pursuant to the related Pooling and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle or Leased Vehicle, could arise at any time during the term of a Retail Note or Retail Lease. No notice will be given to the applicable Trustee or, as applicable, the Indenture Trustee or the Securityholders if such a lien or confiscation arises.

Ownership Interests in Leased Vehicles

   The Titling Trust is the owner of record of Leased Vehicles. The Receivables held by a Trust that are Retail Leases and Leased Vehicles relating thereto will be allocated to a Series Portfolio Interest. Pursuant to the applicable Lease Purchase Agreement, Harco Leasing will sell to Navistar Financial all of its right, title and interest in and to the Series Portfolio Interest, which will be a beneficial (but not a legal) ownership interest in the Retail Leases and related Leased Vehicles allocated to the Series Portfolio Interest. Pursuant to the applicable Purchase Agreement, Navistar Financial will sell to the Seller all of its right, title and interest in and to the Series Portfolio Interest. Pursuant to the applicable Pooling and Servicing Agreement, the Seller will sell to the Trust all of its right, title and interest in and to the Series Portfolio Interest. Pursuant to the applicable Indenture, the Trust will pledge to the Indenture Trustee all of its right, title and interest in and to the Series Portfolio Interest. Notwithstanding these sales, the Titling Trust will continue to be reflected as the owner of record on the certificate of title with respect to each Leased Vehicle.

   In the case of Retail Leases, the related Leased Vehicle remains at all times the property of the lessor, and the lessee will have no right, title or interest in such Leased Vehicle except to use such Leased Vehicle pursuant to the terms of the lease agreement between the lessor and lessee. If, for any reason, a lease agreement is recharacterized for certain applicable state law purposes as a conditional sales contract or some other form of agreement other than a lease, so that for purposes of such state's laws, the lessor is not treated as the owner of the related Leased Vehicle, then the form of lease agreement generally used by Navistar Financial or its affiliates to originate Retail Leases provides that the lessee grants to the lessor a first priority security interest in the related Leased Vehicle, including all replacements, substitutions, additions, accessions and products thereof, together with any cash or non-cash proceeds thereof.

Vicarious Tort Liability

   Although the Titling Trust will be the record owner, and the Trust will be the beneficial owner, of the Leased Vehicles allocated to the related Series Portfolio Interest, the Leased Vehicles will be operated by the related Obligors or employees or agents thereof. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the motor vehicle merely by virtue of that ownership.

   In some states, a victim of such an accident has no such cause of action against the owner of a leased vehicle arising from the negligent operation of such leased vehicle unless the owner has negligently entrusted or negligently continues to entrust the vehicle to an inappropriate lessee. In other states (such as Florida), the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability arising out of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance and such insurance is in effect. In Florida, a lessor's blanket contingent liability insurance policy with certain required policy limits will be deemed to satisfy the statute's requirements for the liability exemption. Navistar Financial maintains the Contingent and Excess Liability Insurance Policies, which satisfy such requirements.

   In California, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by a person using the vehicle with the

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owner's permission. However, the owner's liability is limited to $15,000 per person and $30,000 in total per accident and the owner's liability for property damage is limited to $5,000 per accident. Recourse for any judgment arising out of the operation of the motor vehicle must first be had against the operator's property if the operator is within the jurisdiction of the court.

   In contrast to California and many other states, under New York law, the holder of title of a motor vehicle, including a titling trust as lessor, may be considered an "owner" and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. In New York, there does not appear to be a limit on an owner's liability.

   Third parties also might sue the Titling Trust, as the legal owner of record of the Leased Vehicles, based on other legal theories, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract.

   All the Retail Leases will require the lessees to maintain insurance satisfying applicable state law. In addition, if this insurance lapses or is not properly maintained, the Contingent and Excess Liability Insurance Policies will provide coverage. Although the coverage of the Contingent and Excess Liability Insurance Policies is substantial, if all applicable insurance coverage were exhausted and damages were assessed against the Titling Trust, parties injured in accidents involving Leased Vehicles could impose claims against the Titling Trust Assets which are allocated to a Series Portfolio Interest. However, those claims would not take priority over any Titling Trust Assets allocated to such Series Portfolio Interest in which the Collateral Agent on behalf of the related Trust and Indenture Trustee has a prior perfected security interest.

Certain Matters Relating to Insolvency

   The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by Navistar Financial, or one of its affiliates, under the Insolvency Laws will result in consolidation of the assets and liabilities of the Seller with those of Navistar Financial, or that affiliate. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors) and a provision that requires the Seller to have two directors who qualify under the Seller's certificate of incorporation and bylaws as "Independent Directors."

   If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of Navistar Financial, or more of its affiliates, in the event of a bankruptcy of Navistar Financial, or that affiliate, or a filing were made under any Insolvency Laws by or against the Seller, or an attempt were made to litigate the consolidation issue, then delays in payments on the securities offered under this prospectus (and possible reductions in the amount of such payments) could occur.

   It is intended that each transfer of Retail Notes by Navistar Financial to the Seller constitute a "true sale" of such Retail Notes to the Seller. It is also intended that the transfer of any Series Portfolio Interest (and the beneficial ownership interest in the Retail Leases and Leased Vehicle it represents) from Harco Leasing to Navistar Financial and by Navistar Financial to the Seller constitute a "true sale" of the Series Portfolio Interest to Navistar Financial and the Seller, respectively. If any such transfer constitutes a "true sale," such transferred property and the proceeds thereof would not be part of the bankruptcy estate of Navistar Financial or Harco Leasing, as the case may be, under Section 541 of the bankruptcy code should Navistar Financial or Harco Leasing become the subject of a bankruptcy case subsequent to such transfer.

Repossession

   In the event of default by vehicle purchasers, the holder of the Retail Note has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the

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peace. The Servicer often uses self-help which is accomplished simply by retaking possession of the Financed Vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period to cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

   If a lessee under a Retail Lease does not cure a default within a certain period of time after notice, the Servicer ordinarily will retake possession of his or her Leased Vehicle. Some jurisdictions require that a lessee of a vehicle be notified of a default and be given a specific time period to cure the default before repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, the lessor must obtain an order from the appropriate state court, and must then repossess the vehicle in accordance with that order. Other jurisdictions permit repossession without notice (although in certain states, a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the lessor can accomplish it peacefully. If the lessor cannot avoid a breach of the peace, judicial action is required.

   After the Servicer has repossessed a Leased Vehicle, it may provide the lessee with a period of time to cure the default under the Retail Lease. If by the end of that period the lessee has not cured the default, the Servicer will attempt to sell or otherwise dispose of the Leased Vehicle. The net repossessed vehicle proceeds from that sale or disposition may be less than the remaining amounts due under the Retail Lease at the time of the lessee's default.

Notice of Sale; Redemption Rights

   Revised Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice must:

  .   describe the collateral, the debtor and the secured party;

  .   state the method of disposition;

  .   describe the debtor's right to an accounting of the unpaid debt;

  . state the time and place of a disposition or the time after which a disposition is to be made;

  .   describe how the debtor may be liable for a deficiency; and

  . provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

   Other state laws may have additional requirements. For example, in California a secured party must give at least 15 days' notice to anyone liable on the retail installment contract prior to selling the collateral. Any person liable on the contract can reinstate the contract within 15 days if certain conditions are satisfied. This right to reinstate the contract can be exercised once in any 12 month period and twice during the term of the contract. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most jurisdictions, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus reasonable attorneys' fees and legal expenses, to the extent provided by agreement and not prohibited by law, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

   In the case of Retail Notes, the proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the

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remaining principal amount of such indebtedness will exceed such proceeds.
While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

   Occasionally, after resale of a vehicle and payment of all expenses and indebtedness owed to a creditor, there is a surplus of funds. In that case, the UCC requires such creditor to remit the surplus to other holders of a lien with respect to the vehicle or if no such lienholders exist or there are remaining funds after such remittance, the UCC requires such creditor to remit the surplus to the former owner of the vehicle.

   In the case of Retail Leases, the Servicer generally will apply the proceeds of sale of a Leased Vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the Retail Lease. While some states prohibit or limit deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the lease, the lessor can seek a deficiency judgment in those states that do not prohibit directly or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and it is unlikely that a defaulting lessee would have substantial capital or sources of income. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if the Servicer obtains a deficiency judgment, it may be settled at a significant discount.

Laws Governing Credit Transactions

   Numerous federal and state laws and regulations impose substantial requirements upon creditors and servicers involved in credit transactions. These laws include the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B, the Soldiers' and Sailors' Civil Relief Act of 1940, and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on credit transactions and require contract disclosures not required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce the Retail Notes or the Retail Leases. Failure to comply with such laws and regulations could impose liability on the Trust or the Titling Trust in excess of the amount of the Receivable.

   Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may relieve an Obligor from some or all of the legal consequences of a default.

   Under each Purchase Agreement, Navistar Financial will represent to the Seller that each Receivable complies with all requirements of law in all material respects. The Seller will assign such representation to the related Trust.

   Accordingly, if an Obligor has a claim against the related Trust or the Titling Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation will constitute a breach of representation and will create an obligation to repurchase or make a reallocation payment with respect to the Receivable unless the breach is cured. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Other Limitations

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured

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party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the Financed Vehicle or Leased Vehicle or reduce the amount of the secured indebtedness to the market value of the Financed Vehicle or Leased Vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a Retail Note or Retail Lease or change the rate of finance charges (in the case of Retail Notes) or time of repayment of the indebtedness.

Transfer of Financed Vehicles

   The Retail Notes prohibit the sale or transfer of a Financed Vehicle without the Servicer's consent and permit the Servicer to accelerate the maturity of the Retail Note upon a sale or transfer without the Servicer's consent. The Servicer will not consent to a sale or transfer and will require prepayment of the Retail Note. Although the Servicer, as agent of the related Trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the related Receivables Pool.

Back-Up Security Interests in Retail Leases

   Absent prior perfection of a security interest by the Trust or the Indenture Trustee in the Receivables, the holder of a perfected lien in any Receivables would have priority over the interests therein of the Trust and/or the Indenture Trustee. The Trust and the Indenture Trustee will cause financing statements to be filed which will perfect their interests in the Receivables which are Retail Notes and the Series Portfolio Interest transferred to each of them. In addition, certain actions have been taken to ensure that the Collateral Agent on behalf of the Trust or Indenture Trustee will be deemed to have a perfected security interest in the Receivables that are Retail Leases. The related Trust or Indenture Trustee will also take possession of the Series Portfolio Certificate evidencing the Series Portfolio Interest.

Other Limitations on the Lessor

   In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy and state insolvency laws, may interfere with or affect the ability of a lessor to enforce its rights under a lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.


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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

   Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates offered hereunder. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the securities. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to Securityholders.

   This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Securityholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase securities in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the securities as "capital assets" within the meaning of Section 1221 of the Code. You Should Consult Your Own Tax Advisors And Tax Return Preparers Regarding The Preparation Of Any Item On A Tax Return, Even Where The Anticipated Tax Treatment Has Been Discussed In This Prospectus. You Should Consult With Your Own Tax Advisors As To The Federal, State, Local, Foreign And Any Other Tax Consequences To You Of The Purchase, Ownership And Disposition Of Securities.

   The following discussion addresses securities falling into four general categories: (1) Notes (other than Strip Notes or any other series of Notes specifically identified as receiving different tax treatment in the related prospectus supplement) which the Seller, the Servicer and the Noteholders will agree to treat as indebtedness secured by the related Receivables, (2) Certificates representing interests in a trust which the Seller, the Servicer and the applicable Certificateholders will agree to treat as equity interests in a grantor trust (a "Tax Trust"), (3) Certificates (including Strip Certificates) and Strip Notes, representing interests in a trust which the Seller, the Servicer and the applicable holders will agree to treat as equity interests in a partnership (a "Tax Partnership"), and (4) Certificates, all of which are owned by the Seller, representing interests in a trust which the Seller and the Servicer will agree to treat as a division of the Seller and hence disregarded as a separate entity (a "Tax Non-Entity"), in each case for purposes of federal, state and local income and franchise taxes. Certificates issued by a Tax Trust are referred to in this prospectus as "Trust Certificates," Certificates (including Strip Certificates) and Strip Notes issued by a Tax Partnership are referred to in this prospectus as "Partnership Certificates," and certificates issued by a Tax Non-Entity are referred to herein as "Tax Non-Entity Certificates." The prospectus supplement for each series of Certificates will indicate whether the related trust is a Tax Trust, a Tax Partnership or a Tax Non-Entity. For purposes of this discussion, references to a "Certificateholder" are to the beneficial owner of a Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

   Characterization as Debt. With respect to each series of Notes (except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the related prospectus supplement), regardless of whether such Notes are issued by a Tax Trust, a Tax Partnership or a Tax Non-Entity, Kirkland & Ellis, special tax counsel to the Seller (''Tax Counsel''), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having

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the same terms as the Notes, based on the terms of the Notes, the transactions relating to the Receivables as set forth in this prospectus, and the discussions of Trust Certificates, Partnership Certificates and Tax Non-Entity Certificates below, the Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. See "--Trust Certificates--Classification of Trusts and Trust Certificates," "--Partnership Certificates--Classification of Partnerships and Partnership Certificates" or "--Tax Non-Entity Certificates--Classification of Tax Non-Entities and Tax Non-Entity Certificates" below for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

   Interest Income to Noteholders. Based on the foregoing opinion, and assuming the Notes are not issued with original issue discount ("OID"), the stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders utilizing the cash method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Interest received on the Notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

   Original Issue Discount. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless such excess falls within a statutorily defined de minimis exception. A Note's "stated redemption price at maturity" is the aggregate of all payments required to be made under the Note through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates. The "issue price" will be the first price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

   Although it is not anticipated that any series of Notes will be issued at a greater than de minimis discount, a series of Notes may nevertheless be deemed to have been issued with OID. For example, under Treasury regulations, interest payments on Notes may be deemed not to be payments of "qualified stated interest" because (1) Noteholders do not have default remedies ordinarily available to holders of debt instruments and (2) no penalties are imposed on the Seller or the applicable Trust as a result of any failure to make timely interest payments. If a series of Notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. In addition, the IRS could take the position under section 1272(a)(6) of the Code that a series of Notes has OID.

   The holder of a Note that is treated as having OID (including a cash method holder) would be required to include OID on that Note in income for Federal income tax purposes on a constant yield basis, resulting in the inclusion of income in advance of the receipt of cash attributable to that income. These treatments would not significantly affect an accrual method holder of Notes, although such treatments would accelerate taxable income to a cash method holder by in effect requiring such holder to report interest income on the accrual method. Finally, even if a Note has OID falling within the de minimis exception, the holder must include such OID in income proportionately as principal payments are made on such Note.

   A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a "Short-Term Note") will generally not be required to include OID on the Note in income as it accrues, provided such holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the Note as inventory, a regulated investment company or common trust fund, or the beneficial owner of certain pass-through entities specified in the Code, or provided such holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if such Note is payable in installments, as principal is paid thereon. Such a holder would be required to defer deductions for any

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interest expense on an obligation incurred to purchase or carry the Short-Term
Note to the extent it exceeds the sum of the interest income, if any, and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the Treasury Department) with respect to such obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

   A holder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

   Disposition of Notes. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID and market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

   Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership or Tax Non-Entity, as the case may be, will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder will be required to provide to the related Tax Partnership, Tax Trust or Tax Non-Entity, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Tax Partnership, Tax Trust or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 30% (with scheduled reductions through 2006) of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   The IRS has issued detailed regulations governing the backup withholding and information reporting requirements. Noteholders should consult their tax advisors with respect to the impact, if any, of these regulations.

   Because the Seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of Seller and all Notes (except Strip Notes and others as specifically identified in the related prospectus supplement) as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

   Tax Consequences to Foreign Noteholders. If interest paid (or accrued) and OID accrued to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest and OID (if any) generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (1) is not actually or constructively a "10 percent shareholder" of the related Tax Trust, Tax Partnership or the Seller (including a

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holder of 10% of the applicable outstanding Certificates) or a "controlled foreign corporation" with respect to which the related Tax Trust, Tax Partnership or the Seller is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the related Tax Trust, Tax Partnership or the Seller within 30 days of such change. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued detailed regulations governing withholding, backup withholding and information reporting requirements. Foreign persons should consult their tax advisors with respect to the effect, if any, of these regulations.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

   Under current Treasury regulations, backup withholding (imposed at a rate of 30% (with scheduled reductions through 2006)) will not apply to payments made in respect of a Note held by a foreign person if the certifications described above are received, provided in each case that the related Tax Trust, Tax Partnership or Tax Non-Entity or the paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. person.

Trust Certificates

   Classification of Trusts and Trust Certificates. With respect to each series of Certificates identified in the related prospectus supplement as Trust Certificates, Tax Counsel will deliver its opinion to the effect that the related Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under sections 671 through 679 of the Code. For each such series, the Seller, the Servicer and the Certificateholders will express in the Pooling and Servicing Agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust. The Seller and each Certificateholder, by acquiring an interest in any such Trust Certificate, will agree to treat such Trust Certificates as an equity interest in the Tax Trust, for federal, state and local income and franchise tax purposes. However, the proper characterization of the arrangement involving the Tax Trust, the Trust Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   Although Tax Counsel will opine that each such Tax Trust should properly be characterized as a grantor trust for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, such Tax Trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of such Trust Certificates as partners could differ from the income reportable by the holders of such Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. See "--Partnership Certificates."


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   If, however, the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the Receivables and any other property in the Tax Trust. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the related Trust Certificates. The Certificateholders could be liable for any such tax to the extent it is not paid by the related Tax Trust. However, as described above, in the opinion of Tax Counsel, each Tax Trust will not be classified as an association taxable as a corporation.

   If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. However, even if a Tax Trust were treated as a publicly traded partnership, such Tax Trust would not be taxable as a corporation if it were to meet certain qualifying income tests. Nonetheless, if the Tax Trust were treated as a publicly traded partnership, certain holders could suffer adverse tax consequences. For example, certain holders might be subject to certain limitations on their ability to deduct their share of such Tax Trust's expenses.

   Despite Tax Counsel's opinion that a Tax Trust should be classified as a grantor trust, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have certain features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust or the Seller. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

   Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Assuming that the Receivables are not characterized as "stripped bonds" or otherwise recharacterized, in Tax Counsel's opinion each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Receivables and any other property in the related Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the Receivables and any gain or loss upon collection or disposition of the Receivables, in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the Trustee. A Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.

   Assuming that the market discount rules do not apply, the portion of each payment to a Certificateholder that is allocable to principal on the Receivables (which are Retail Notes) will represent a recovery of capital, which will reduce the tax basis of such Certificateholder's undivided interest in such Receivables. In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, reasonable servicing fees, and other fees paid or incurred by the related Tax Trust as provided in section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such Certificateholder's pro rata share of such fees will be allowed only to the extent that all of such Certificateholder's miscellaneous itemized deductions, including servicing and other fees, exceed 2% of such Certificateholder's adjusted gross income. In addition, in the case of Certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Certificateholder's adjusted gross income in excess of a statutorily defined threshold. Because the Servicer will not report to Certificateholders the amount of income or deductions attributable to miscellaneous charges, such Certificateholders may effectively under report their net taxable income. See "Treatment of Fees" below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.


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   Treatment of Fees.  The Servicer intends to report income to
Certificateholders on the assumption that the Certificateholders own a 100% interest in all of the principal, interest and lease payments derived from the related Receivables. However, a portion of the amounts paid to the Servicer or the Seller may exceed reasonable fees for services rendered. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the Receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the Seller exceed reasonable compensation for services provided, the Servicer or the Seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment with respect to certain Receivables. As a result, such Receivables may be treated as "stripped bonds" within the meaning of the Code.

   To the extent that any Receivables are characterized as "stripped bonds," the income and deductions of the related Tax Trust allocable to Certificateholders would not include the portion of the interest on such Receivables treated as having been retained by the Servicer or the Seller, as the case may be, and such Tax Trust's deductions would be limited to reasonable servicing fees and other fees. In addition, a Certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead would be subject to the OID rules of the Code. However, if the price at which a Certificateholder were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, under Treasury regulations it appears that the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID is de minimis under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

   If the OID on a Receivable were not treated as de minimis, a Certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on such Receivable. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a Certificateholder at a significant discount, such prepayment assumption could accelerate the accrual of income by a Certificateholder. No representation is made, nor is Tax Counsel able to give an opinion, that Receivables will prepay at any particular rate. You are urged to consult your own tax advisors regarding the likelihood that a portion of the amounts paid to the Servicer or Seller might be characterized other than as compensation for services rendered for federal income tax purposes.

   It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the Seller by Certificateholders in exchange for the related Receivables. The likely effect of such recharacterization would be to increase current taxable income to a Certificateholder.

   Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the Servicer and the Seller will not be recharacterized as being retained ownership interests in the Receivables (as discussed above). A purchaser of a Trust Certificate should be treated as purchasing an interest in each Receivable and any other property in the related Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the Receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

   It is believed that the Receivables were not and will not be issued with OID and, therefore, a Tax Trust should not have OID income. However, the purchase price paid by said Tax Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a Receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.


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   Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in Receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible with respect to indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates (and deferring any applicable interest expense), a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

   In the event that a Receivable is treated as purchased at a premium (i.e., the allocable portion of the Certificateholder's purchase price for the related Trust Certificate exceeds the remaining principal balance of the Receivable), such premium will be amortizable by a Certificateholder as an offset to interest income (with a corresponding reduction in basis) under a constant yield method over the term of the Receivable if the Certificateholder makes an election. Any such election will apply to all debt instruments held by the Certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

   Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A Certificateholder's tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the Receivables. Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder, unless a Certificateholder makes the special election described under "Discount and Premium" above.

   If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Trust Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Trust Certificates. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

   Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 30% (with scheduled reductions through 2006) if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

   Tax Consequences to Foreign Trust Certificateholders. Interest attributable to Receivables which is received by a Certificateholder which is a foreign person will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificateholder is not engaged in a trade or business in the United States and such Certificateholder fulfills the certification requirements discussed above under "The Notes--Tax Consequences to Foreign Noteholders." Lease payments which are received by a foreign person will generally be subject to 30% withholding tax unless the rate is reduced by an applicable tax treaty or such payments are effectively connected with a trade or business in the United States of such foreign holder, in which case they will be subject to tax in the United States at graduated rates.

Partnership Certificates

   Classification of Partnerships and Partnership Certificates. With respect to each series of Certificates identified in the related prospectus supplement as Partnership Certificates, the Seller and the Servicer will agree,

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and the holders of the Certificates issued by such Tax Partnership will agree by their purchase of such Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such Partnership being the Certificateholders and/or the Seller (in its capacity as recipient of distributions from the Reserve Account), and any related Notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, such Tax Partnership would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Partnership Certificates (and Certificateholders could be liable for any such tax that is unpaid by such Tax Partnership). However, upon the issuance of each series of Partnership Certificates, Tax Counsel will deliver its opinion generally to the effect that such Tax Partnership will not be classified as an association taxable as a corporation.

   Even if a Tax Partnership were not classified as an association taxable as a corporation, it could be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, even if such Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation if it were to meet certain qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, certain holders could suffer adverse consequences. For example, certain holders might be subject to certain limitations on their ability to deduct their share of the Tax Partnership's expenses.

   Despite Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have certain features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership or the Seller. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

   Partnership Taxation. As a partnership, a Tax Partnership will not be subject to federal income tax, but each Certificateholder will be required to take into account such holder's allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID, and bond premium) and any gain upon collection or disposition of such Receivables. The Tax Partnership's deductions will consist primarily of interest paid or accrued with respect to any related Notes, servicing and other fees, and losses or deductions upon collection or disposition of the related Receivables.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (with respect to any series of Partnership Certificates, the Owner Trust Agreement and other related documents). The Owner Trust Agreement for a Tax Partnership will provide that the Certificateholders will be allocated taxable income of the related Tax Partnership for each month equal to their allocable share of the sum of (1) the Pass Through Rate, if any, on the related Partnership Certificates for such month; (2) an amount equivalent to interest that accrues during such month on amounts previously due on such Partnership Certificates but not yet distributed; (3) any Tax Partnership income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (4) any Prepayment Surplus payable to holders of the Partnership Certificates for such month. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the related Certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts

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described in the related prospectus supplement. All taxable income of the Tax
Partnership remaining after the allocations to the Certificateholders will be allocated to the Seller. It is believed that the allocations described above will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing a Certificateholder may be allocated net income in an amount that exceeds the amount of cash distributed to such Certificateholder. Thus, cash method holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Partnership Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the related Tax Partnership.

   Additionally, if the Tax Partnership were deemed to be engaged in a trade or business for purposes of section 512 of the Code, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will likely constitute "unrelated business taxable income" generally taxable to such a holder under the Code. In any event, most of the income allocated to such Certificateholders will be taxable under the rules applicable to unrelated debt financed income.

   An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed 2% of adjusted gross income and certain additional limitations may apply. Those limitations would apply to an individual Certificateholder's share of expenses of a Tax Partnership (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

   Each Tax Partnership intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

   Discount and Premium. It is believed that the Receivables were not and will not be issued with OID and, therefore, a Tax Partnership should not have OID income. However, the purchase price paid by such Tax Partnership for the related Receivables may be greater or less than the remaining principal balance of such Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis.

   Each Tax Partnership will make an election that will result in any market discount on the related Receivables being included in income currently as such discount accrues over the life of such Receivables. As indicated above, a portion of such market discount income will be allocated to Certificateholders.

   Section 708 Termination. Under Section 708 of the Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If such a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new Tax Partnership in exchange for all of the interests in the new Tax Partnership. Immediately thereafter, the original Tax Partnership will be deemed to distribute the interests in the new Tax Partnership to the purchasing Certificateholder and all remaining Certificateholders in proportion to their interests in the original Tax Partnership in liquidation of the original Tax Partnership. A Tax Partnership will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, such Tax Partnership may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.


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   Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale or other taxable disposition of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in a Partnership Certificate will generally equal his cost increased by his share of the related Tax Partnership's income (includible in his income) for the current and prior taxable years and decreased by any distributions received with respect to such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any related Notes and other liabilities of such Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon a sale or other taxable disposition of some of the Partnership Certificates, allocate a pro rata portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale or other taxable disposition of that Partnership Certificate).

   Any gain on the sale or other taxable disposition of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. No Tax Partnership expects to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, each Tax Partnership will elect to include market discount in income as it accrues.

   If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

   Allocations Between Transferors and Transferees. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of such month. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before its actual purchase.

   The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of a Tax Partnership might be reallocated among the Certificateholders. The Trustee is authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a Certificateholder sells its Partnership Certificate for greater (less) than its adjusted basis therefor, the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the related Tax Partnership's assets would not be adjusted to reflect that higher (or lower) basis unless such Tax Partnership were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

   Administrative Matters. For each Tax Partnership, the related Trustee is required to maintain complete and accurate books of each Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The Trustee will file a

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partnership information return (IRS Form 1065) with the IRS for each taxable year of such Tax Partnership and will report each Certificateholder's allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the related Tax Partnership with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide such Tax Partnership with the information statement described in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the related Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the related Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   The Seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the related Tax Partnership. An adjustment could result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the related Tax Partnership.

   Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority regarding that issue under facts substantially similar to those described in this prospectus. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, such Tax Partnership will withhold as if it were so engaged in order to protect such Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign Certificateholders, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 38.6% (with scheduled reductions through 2006) for all other foreign holders. Subsequent adoption of Treasury regulations or issuance of other administrative pronouncements may require a Tax Partnership to change its withholding procedures. In determining a holder's non-U.S. status, a Tax Partnership may generally rely on the holder's certification of non-U.S. status signed under penalties of perjury.

   Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay tax (including, in the case of a corporation, the branch profits tax) on its share of the related Tax Partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the related Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the related Partnership, taking the position that no taxes were due because such Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

   Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a "backup" withholding tax of 30% (with scheduled reductions through 2006) if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Tax Non-Entity Certificates

   Classification of Tax Non-Entities and Tax Non-Entity Certificates. With respect to Certificates identified in the related prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the Seller,

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the Seller and the Servicer will agree, pursuant to the "check-the-box"
Treasury Regulations, to treat the Tax Non-Entity as a division of the Seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the Seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the "check-the-box" Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the Seller and if Certificates are then sold or issued in any manner which results in there being more than one Certificateholder, the trust will be treated as a Tax Partnership.

   If Certificates are issued to more than one person, the Seller and the Servicer will agree, and the applicable Certificateholders will agree by their purchase, to treat the trust as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the Certificateholders (including the Seller) and the Notes being debt of such partnership.

   Risks of Alternative Characterization. If a Tax Non-Entity were treated as an association or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under "--Partnership Certificates--Classification of Partnerships and Partnership Certificates."


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                           CERTAIN STATE TAX MATTERS

   Most of the activities to be undertaken by the Servicer will take place in the State of Illinois. The State of Illinois imposes a state income tax on individuals, corporations, partners in partnerships and beneficiaries of trusts earning income in, or as residents of, the State of Illinois. The State of Illinois imposes a Personal Property Replacement Income Tax ("Illinois Replacement Tax") on individuals, corporations, partnerships and trusts earning income in, or as residents of, the State of Illinois. The State of Illinois also imposes a franchise tax on corporations doing business in Illinois. Most of the activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Illinois and, if such activities were attributed to a Tax Partnership, could result in the imposition of the Illinois Replacement Tax on such Tax Partnership. This discussion is based upon present provisions of Illinois statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below has been or will be sought from the Illinois Department of Revenue.

The Notes

   If the Notes are characterized as indebtedness for federal income tax purposes, in the opinion of Tax Counsel, although the matter is not free from doubt, this treatment would also apply for Illinois tax purposes. If the Notes are characterized as debt, Noteholders not otherwise subject to taxation in Illinois will not, although the matter is not free from doubt, become subject to such taxes solely because of their ownership of Notes. Noteholders already subject to taxation in Illinois, however, could be required to pay tax on or measured by interest income (including original issue discount, if any) generated by, and on gain from the disposition of, the Notes.

Trust Certificates

   If the arrangement created by the Owner Trust Agreement is a Tax Trust which is treated as a grantor trust under sections 671 through 679 of the Code for federal income tax purposes, in the opinion of Tax Counsel, although the matter is not free from doubt, the same treatment would also apply for Illinois tax purposes. In such case, the Tax Trust should not be treated as earning income in the State of Illinois, but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the Illinois Replacement Tax (which, if applicable, could possibly result in reduced distributions to Certificateholders).

Partnership Certificates

   If the arrangement created by the Owner Trust Agreement is a Tax Partnership which is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment would also apply for Illinois tax purposes. In such case, the Tax Partnership should not be treated as earning income in the State of Illinois but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the Illinois Replacement Tax (which, if applicable, could possibly result in reduced distributions to Noteholders and Certificateholders).

   Under current law, Certificateholders that are nonresidents of the State of Illinois and are not otherwise subject to Illinois income tax and Illinois Replacement Tax should not be subject to Illinois income tax and Illinois Replacement Tax on income from a Tax Trust or a Tax Partnership. In any event, classification of the arrangement as a "grantor trust" or a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Illinois to pay Illinois tax on income beyond that derived from the Certificates. Certificateholders already subject to taxation in Illinois, however, could be required to pay tax on or measured by interest income (including original issue discount, if any) generated by, and on gain from the disposition of, Notes and Certificates.


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

Tax Non-Entity Certificates

   If the arrangement created by the Owner Trust Agreement is a Tax Non-Entity treated as a division of the Seller, and hence a disregarded entity, for federal income tax purposes, the same treatment would also apply for Illinois tax purposes. In such case, the Seller will be treated as the owner of all the assets and the obligor of all the liabilities of the Tax Non-Entity. As a result, the Tax Non-Entity should not be treated as earning income in the State of Illinois and should not be subject to the Illinois Replacement Tax (which, if applicable, could possibly result in reduced distributions to Noteholders and Certificateholders).

Risks of Alternative Characterization

   If Trust Certificates, Partnership Certificates or Tax Non-Entity Certificates were instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, then the hypothetical entity could be subject to the Illinois income tax, the Illinois Replacement Tax, or the Illinois franchise tax (which, if applicable, could result in reduced distributions to Noteholders and Certificateholders). A Noteholder or Certificateholder not otherwise subject to tax in Illinois should not itself become subject to Illinois income tax or Illinois Replacement Tax as a result of its mere ownership of an interest in such an entity.

Other States

   Certain servicing and collection activities will be undertaken by the Servicer in other jurisdictions throughout the United States, including California, Georgia, New Jersey, Ohio, Texas and Wisconsin, and by the Indenture Trustee in Delaware. The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, Notes, Certificates, Noteholders or Certificateholders under any of these, or any other, state or local tax laws. You are urged to consult with your own tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity, as well as any state and local tax consequences from purchasing, holding and disposing of Notes or Certificates.

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                             ERISA CONSIDERATIONS

   Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan that is subject to Title I of ERISA, as well as individual retirement accounts, certain types of Keogh Plans and other arrangements that are subject to Section 4975(e)(l) of the Code (each a "Benefit Plan," collectively, "Benefit Plans"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plans. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For purposes of the "prohibited transaction" rules and the following discussion, certain insurance company accounts, bank collective funds and other entities whose assets include significant investment by Benefit Plans are treated as if they are investing directly on behalf of each such Benefit Plan, under a regulation issued by the U.S. Department of Labor (the "Plan Assets Regulation").

   The acquisition or holding of securities by or on behalf of a Benefit Plan could in some circumstances be considered to give rise to a prohibited transaction if the Seller, the applicable Trustee, the Servicer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules granted by the U.S. Department of Labor ("DOL") could be applicable to the purchase and holding of securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such securities. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers", although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, it is anticipated that an applicable Underwriter's Exemption as discussed below will apply to the purchase of Class A Certificates.

   Certain transactions involving a Trust might also be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of the Trust were deemed to be assets of the Benefit Plan. Under the Plan Assets Regulation, the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

   The likely treatment under the Plan Assets Regulation of Owner Securities will be discussed in the related prospectus supplement. It is anticipated that Notes issued by an Owner Trust will not be subject to the Plan Assets Regulation and will therefore be available for investment by a Benefit Plan subject to a determination by the fiduciary of such Benefit Plan that such purchase is an appropriate investment as well as a deemed representation that such acquisition and holding will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. It is not anticipated that Owner Certificates will be available for purchase by a Benefit Plan.

   It is anticipated that the purchase of Class A Certificates by Benefit Plans will subject the related Grantor Trust to the Plan Assets Regulation. However, unless otherwise provided in an related prospectus supplement, Class A Certificates issued by a Grantor Trust will be made available for purchase by a Benefit Plan in reliance on an administrative exemption (an "Underwriter's Exemption") which has been granted by the DOL to the underwriter specified in the related prospectus supplement. The Underwriter's Exemption prevents the application of certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates in pass-through trusts with respect to which such underwriter is the sole underwriter or the manager or co-manager of the underwriting syndicate and that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such Underwriter's Exemption. The receivables covered by an Underwriter's Exemption include

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

motor vehicle installment obligations such as the Receivables. An Underwriter's Exemption will apply only if specific conditions are met. Unless otherwise provided in the related prospectus supplement, the Seller believes that an Underwriter's Exemption will apply to the acquisition and holding of each series of Class A Certificates by Benefit Plans and that all conditions of such Underwriter's Exemption other than those within the control of the investors have been or will be met.

   Among the conditions which must be satisfied for an Underwriter's Exemption to apply to the acquisition by a Benefit Plan of Class A Certificates are the following:

      (1) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the related Grantor Trust (unless the investment pool contains certain types of collateral ("Designated Transactions") such as obligations that bear interest or are purchased at a discount and which are secured by motor vehicles or equipment);

      (3) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three (or four in the case of a Designated Transaction) highest generic rating categories from Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch, Inc. (formerly named Fitch IBCA, Inc.);

      (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of such Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the related Grantor Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services as servicer under the related Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

      (5) The Grantor Trustee is not an "affiliate" (as defined in the exemption) of any other member of the Restricted Group (as defined below) other than an underwriter;

      (6) The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended (the "Securities Act"); and

      (7) The related Grantor Trust satisfies the following requirements:

          (a) the corpus of such Grantor Trust consists solely of assets of the type which have been included in other investment pools,

          (b) certificates in such other investment pools have been rated in one of the three (or four in the case of a Designated Transaction) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., or Fitch, Inc. for at least one year prior to the Benefit Plan's acquisition of Class A Certificates, and

          (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Class A Certificates.

   Certain transactions are not covered by an Underwriter's Exemption or any other exception. An Underwriter's Exemption does not exempt the acquisition and holding of Class A Certificates by Benefit Plans sponsored by the Seller, the underwriters, the Grantor Trustee, the Servicer or any "obligor" (as defined in the Exemption) with respect to Receivables included in the related Grantor Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Grantor Trust or any affiliate of such parties (the

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"Restricted Group"). Unless otherwise provided in the related prospectus supplement, as of the date thereof, Receivables attributable to a single Obligor included in any Grantor Trust will not constitute more than five percent of the aggregate unamortized principal balance of such Grantor Trust. Moreover, the exemptive relief from the self-dealing/conflict of interest prohibited transaction rules of ERISA is available only if, among other requirements:

  . the person who has discretionary authority or renders investment advice with respect to the investment of a Benefit Plan's assets in the Class A Certificates (or such person's affiliate) is not an Obligor with respect to more than five percent of the fair market value of the assets contained in the related Grantor Trust,

  . a Benefit Plan's investment in such Class A Certificates does not exceed 25% of all of the Class A Certificates of such series outstanding at the time of the acquisition,

  . immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which the person who has discretionary authority or renders investment advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity and

  . in the case of the acquisition of Class A Certificates in connection with their initial issuance, at least 50% of such Class A Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the related Grantor Trust is acquired by persons independent of the Restricted Group.

   An applicable Underwriter's Exemption will also apply to transactions in connection with the servicing, management and operation of the related Grantor Trust, provided that, in addition to the general requirements described above,
(a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to investing Benefit Plans before the Plans purchase Class A Certificates issued by the related Grantor Trust. Each Grantor Trust Pooling and Servicing Agreement will be a pooling and servicing agreement as defined in the Underwriter's Exemption. All transactions relating to the servicing, management and operations of each Grantor Trust will be carried out in accordance with the related Grantor Trust Pooling and Servicing Agreement, and such Grantor Trust Pooling and Servicing Agreement will be described in all material respects in "The Transfer and Servicing Agreements" and in the related prospectus supplement.

   If you are a Benefit Plan fiduciary considering the purchase of securities, you should consult with your counsel with respect to whether a Trust will be deemed to hold plan assets and the applicability of the Underwriter's Exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the securities are an appropriate investment for a Benefit Plan under ERISA and the Code.


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

                             PLAN OF DISTRIBUTION

   Upon the terms and subject to the conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related prospectus supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of securities of the related series set forth therein and in the related prospectus supplement.

   In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the securities described therein which are offered hereby and by the related prospectus supplement if any such securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

   The related prospectus supplement will either:

  . set forth the price at which each class of securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such securities or

  . specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any securities, the public offering price and such concessions may be changed.

   Each Underwriting Agreement will provide that Navistar Financial and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

   The Indenture Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

   Under each Underwriting Agreement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other such classes.

   The place and time of delivery for the securities will be set forth in the related prospectus supplement.

                                LEGAL OPINIONS

   Certain legal matters relating to the Notes and the Certificates will be passed upon for each Trust, the Seller and the Servicer by Steven K. Covey, Esq., General Counsel of the Seller and the Servicer, and by Kirkland & Ellis, counsel to the Seller, each Trust and the Servicer. Certain federal income tax matters will be passed upon for the Servicer, each Trust and the Seller by Kirkland & Ellis.

                          OWNER TRUSTS/GRANTOR TRUSTS

   This prospectus provides for the issuance and sale of securities by both Owner Trusts and Grantor Trusts pursuant to various prospectus supplements. Each prospectus supplement will provide for the issuance and sale of either:

  .   Owner Securities issued pursuant to an Owner Trust or

  .   Class A Certificates issued pursuant to a Grantor Trust.

   Where appropriate, this prospectus distinguishes the terms, conditions and other information which would be applicable to Owner Securities and Owner Trusts only or to Class A Certificates and Grantor Trusts only. No prospectus supplement will contain information which represents a fundamental change from the information contained in this prospectus.


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                      WHERE YOU CAN FIND MORE INFORMATION

   The Seller, as originator of each Trust filed a registration statement relating to the securities with the Securities and Exchange Commission (the "SEC"). This prospectus is part of a registration statement, but the registration statement includes additional information.

   The Seller will file with the SEC all required annual, monthly and special SEC reports and other information required about any Trust it originates.

   You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. You can request copies of these documents, upon the payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

   The SEC allows us to "incorporate by reference" information that the Seller files with it, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Seller files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. The Seller incorporates by reference any future annual, monthly and special reports and proxy materials filed by or on behalf of the Trust with the SEC until we terminate offering the securities. The Seller's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 (File No. 33-50291) was filed with the SEC pursuant to the Exchange Act and is incorporated by reference into and made a part of this prospectus. The Seller is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, except for the filing of Current Reports on Form 8-K filed on November 6, 2001, January 8, 2002, February 1, 2002, February 26, 2002, March 27, 2002, April 16, 2002, May 3,
2002, May 30, 2002, June 14, 2002, June 28, 2002, July 31, 2002, October 2,
2002, October 31, 2002 and November 4, 2002 which are incorporated by reference into and made a part of this prospectus.

   As a recipient of this prospectus, you may request a copy of any document the Seller incorporates by reference into this prospectus, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Navistar Financial Retail Receivables Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008, attention Corporate Secretary, telephone (847) 734-4000.


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                                   GLOSSARY

   "Administration Agreement" is defined on page 10.

   "Administrative Purchase Payment" means, with respect to a Distribution Date and to an Administrative Receivable purchased as of the last day of a Monthly Period, (a) that is a Retail Note, a release of all claims for reimbursement of Monthly Advances made on the Administrative Receivable plus a payment equal to the sum of (i) the sum of the Scheduled Payments on the Administrative Receivable due after the last day of that Monthly Period, (ii) the amount equal to any reimbursements of outstanding Monthly Advances made to the Servicer from proceeds of other Receivables, and (iii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made minus (iv) the rebate calculated in accordance with the actuarial method or such other method specified in such Retail Note, that would be payable to the Obligor on the Administrative Receivable were the Obligor to prepay the Administrative Receivable in full on that last day of the Monthly Period minus (v) any Liquidation Proceeds with respect to that Administrative Receivable to the extent applied on or prior to the last day of that Monthly Period that are not reflected in items (i) through (iii), and (b) that is a Retail Lease, a release of all claims for reimbursement of Monthly Advances made on the Administrative Receivable plus a payment equal to the sum of (i) the sum of the Scheduled Payments on that Administrative Receivable due after the last day of that Monthly Period, including the amount of any Residual Payment, (ii) the amount equal to any reimbursements of outstanding Monthly Advances made to the Servicer from proceeds of other Receivables, and (iii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made minus (iv) any Unearned Income minus (v) any Liquidation Proceeds with respect to that Administrative Receivable to the extent applied on or prior to the last day of that Monthly Period that are not reflected in items (i) through (iii).

   "Administrative Receivable" is defined on page 34.

   "Administrator" is defined on page 10.

   "Aggregate Losses" means, with respect to any calendar month, an amount equal to the sum of (1) the aggregate of the Receivable Balances of all Receivables in or allocated to a Trust newly designated during such calendar month as Liquidating Receivables and (2) the aggregate principal portion of Scheduled Payments due but not received with respect to all such Receivables prior to the date any such Receivable was designated a Liquidating Receivable minus (3) Liquidation Proceeds collected during such calendar month with respect to all Liquidating Receivables.

   "Aggregate Receivables Balance" means, as of any date, the sum of the Receivable Balances of all outstanding Receivables (other than Liquidating Receivables) held by a Trust on such date.

   "APR" means, in the case of Retail Notes, the annual percentage rate specified in the Retail Note and, in the case of Retail Leases, the implicit interest rate in the Retail Lease calculated as an annual percentage rate on a constant yield to maturity basis or, in either case, the amount specified in the related prospectus supplement.

   "Bankruptcy Remote Borrowing Conditions" shall mean, prior to lending to the Titling Trust or accepting a transfer of assets from the Titling Trust, that such lender or transferee must (i) give a no-petition covenant in favor of the Titling Trust and, (ii) execute an undertaking in favor of each holder or transferee from time to time of any Portfolio Interest or Portfolio Interest Certificate to release all claims to each Portfolio Interest whether then or thereafter created and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against each Portfolio Interest whether then or thereafter created and provide to each Titling Trustee an opinion of counsel to the effect that, in the event of a bankruptcy or insolvency of such lender or transferee, the assets and liabilities of the Titling Trust will not be substantially consolidated with the assets and liabilities of such lender or transferee.

   "Basic Servicing Fee" is defined on page 36.

   "Benefit Plan" is defined on page 75.


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

   "Business Day" means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Chicago, Illinois are authorized or required by law to close.

   "Certificate Distribution Account" is defined on page 35.

   "Certificateholder" is defined on page 14.

   "Class A Certificate Balance" is defined on page 39.

   "Class A Certificate Pool Factor" means, for each series of Class A Certificates, a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class A Certificates indicating the remaining Class A Certificate Balance as of the close of such date, as a fraction of the initial Class A Certificate Balance.

   "Class A Certificateholders" is defined on page 8.

   "Class A Certificates" is defined on page 6.

   "Class A Distributable Amount" is defined on page 39.

   "Class A Interest Carryover Shortfall" means with respect to any series of Grantor Certificates as of the close of any Distribution Date, the excess of
(a) the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus one month's interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the applicable Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over (b) the amount of interest that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of interest on the Class A Certificates.

   "Class A Interest Distributable Amount" is defined on page 39.

   "Class A Percentage" is defined on page 23.

   "Class A Principal Distributable Amount" is defined on page 39.

   "Class A Principal Carryover Shortfall" means with respect to any series of Grantor Certificates as of the close of any Distribution Date, the excess of
(a) the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over (b) the amount of principal that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of certificate balance.

   "Class B Certificateholders" is defined on page 39.

   "Class B Certificate Balance" is defined on page 39.

   "Class B Certificates" is defined on page 6

   "Class B Distributable Amount" is defined on page 39.

   "Class B Interest Distributable Amount" is defined on page 39.

   "Class B Principal Distributable Amount" is defined on page 39.


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

   "Class B Percentage" is defined on page 23.

   "Closing Date" is defined on page 30.

   "Code" is defined on page 61.

   "Collateral Agency Agreement" is defined on page 48.

   "Collateral Agent" is defined on page 48.

   "Collateral Supplement" is defined on page 48.

   "Collected Amount" means, with respect to any Distribution Date, (1) for any Owner Trust, the sum of the following amounts with respect to the related Monthly Period: (a) all Collections received by the Servicer during such Monthly Period (other than less than Full Prepayments with respect to Retail Leases, which amounts will be held in the Collection Account and applied in the Monthly Period related to the prepaid Scheduled Payment), (b) all Monthly Advances made by the Servicer pursuant to the Pooling and Servicing Agreement, and (c) all Warranty Payments and Administrative Purchase Payments or the Optional Purchase Proceeds and (d) amounts to be received by the Trust under any interest rate swap for that Distribution Date, as specified in the prospectus supplement, less (e) an amount equal to the aggregate of the amounts representing reimbursement for outstanding Monthly Advances and Liquidation Expenses pursuant to the Indenture for the related Distribution Date and Monthly Period and (2) for any Grantor Trust, the sum of Collected Interest and Collected Principal for that Distribution Date.

   "Collected Interest" means, with respect to each series of securities for each Distribution Date, the sum, with respect to the related Monthly Period and in each case computed in accordance with the actuarial method, of: (1) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to interest or to Prepayment Surplus,
(2) all Liquidation Proceeds to the extent attributable to interest in accordance with the Servicer's customary procedures, (3) that portion of all Monthly Advances made by the Servicer allocable to interest due on the Receivables and (4) the Warranty Payment, the Administrative Purchase Payment or the Optional Purchase Proceeds of each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period, to the extent attributable to accrued interest or Prepayment Surplus thereon.

   "Collected Principal" means, with respect to each series of securities for each Distribution Date, the sum, with respect to the related Monthly Period and in each case computed in accordance with the actuarial method, of: (1) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to principal, (2) all Liquidation Proceeds to the extent attributable to principal in accordance with the Servicer's customary procedures, (3) that portion of all Monthly Advances made by the Servicer allocable to principal on the Receivables, (4) the Warranty Payment, the Administrative Purchase Payment or the Optional Purchase Proceeds received with respect to each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period to the extent attributable to principal and (5) the principal portion of all Prepayments.

   "Collection Account" is defined on page 35.

   "Collections" means all amounts received from Obligors or otherwise in respect of Receivables during the related Monthly Period, whether constituting principal or interest, lease payments, Residual Payments, prepayments, proceeds of sales of Financed Vehicles, Insurance Proceeds, Liquidation Proceeds or otherwise, but excluding Supplemental Servicing Fees received on the Receivables and the Related Security.

   "Contingent and Excess Liability Insurance Policies" is defined on page 45.

   "Controlling Class" means, for any series of securities, the class or classes of securities of that series designated in the related prospectus supplement.


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   "Cutoff Date" is defined on page 7.

   "Definitive Certificates" is defined on page 27.

   "Definitive Notes" is defined on page 27.

   "Definitive Securities" is defined on page 27.

   "Delaware Trustee" is defined on page 48.

   "Delinquency Percentage" means, with respect to a Monthly Period, an amount equal to the aggregate Remaining Gross Balance of all outstanding Receivables which have installments past due 61 days or more as of the last day of such Monthly Period, determined in accordance with the Servicer's normal practices, expressed as a percentage of the aggregate Remaining Gross Balance of outstanding Receivables on the last day of such Monthly Period.

   "Designated Accounts" is defined on page 35.

   "Designated Transactions" is defined on page 76.

   "Distribution Date" is defined on page 16.

   "DOL" is defined on page 75.

   "Eligible Deposit Account" means either

  .   a segregated account with an Eligible Institution or

  . a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade for long-term unsecured debt.

   "Eligible Institution" means, with respect to a Trust, a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (2) whose deposits are insured by the FDIC and (3) which has a combined capital and surplus of at least $50,000,000.

   "Eligible Investments" is defined on page 35.

   "Equal Payment Balloon Receivables" is defined on page 11.

   "Equal Payment Fully Amortizing Receivables" is defined on page 11.

   "Equal Payment Skip Receivables" is defined on page 11.

   "ERISA" is defined on page 75.

   "Events of Default" is defined on page 18.

   "Finance Leases" is defined on page 12.


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

   "Financed Vehicle" is defined on page 7.

   "foreign person" is defined on page 63.

   "Full Prepayment" means a Prepayment, which with respect to a Distribution Date, that portion of an Actual Payment (other than a Scheduled Payment), which with respect to (1) any Retail Note is sufficient to prepay such Receivable in full (after application of the Scheduled Payment), (2) a Retail Note secured by multiple Financed Vehicles, equals the unpaid principal amount of the Retail Note relating to any Financed Vehicle, as determined by the Servicer in accordance with its customary servicing procedures or, (3) a Retail Lease, is sufficient to pay in full the Outstanding Capitalized Cost on the Financed Vehicle related thereto.

   "Funding Period" is defined on page 8.

   "General Collection Account" is defined on page 52.

   "General Interest" is defined on page 49.

   "General Interest Certificate" is defined on page 49.

   "General Interest Trustee" is defined on page 48.

   "General Titling Trust Assets" is defined on page 49.

   "GI Holder" is defined on page 49.

   "Grantor Certificateholders" is defined on page 39.

   "Grantor Certificates" is defined on page 6.

   "Grantor Trust" is defined on page 6.

   "Grantor Trust Pooling and Servicing Agreement" is defined on page 6.

   "Grantor Trustee" is defined on page 6.

   "Guaranties" is defined on page 7.

   "Illinois Replacement Tax" is defined on page 73.

   "Indenture" is defined on page 6.

   "Indenture Trustee" is defined on page 6.

   "Initial Aggregate Receivables Balance" is defined on page 7.

   "Initial Capitalized Cost" shall mean, with respect to a Retail Lease, the aggregate amount of financing provided for the related Leased Vehicle(s), including insurance premiums, service and warranty contracts, federal excise taxes, sales taxes, and other items customarily financed as part of Retail Leases and related costs.

   "Insolvency Event" is defined on page 45.

   "Insolvency Laws" means the United States Bankruptcy Code or similar applicable state laws.

   "Insurance Proceeds" means, with respect to any Receivable, the proceeds of any insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event in connection with any Financed Vehicle securing that Receivable.

   "Interest Rate" is defined on page 16.


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   "International" is defined on page 7.

   "International Purchase Obligations" is defined on page 7.

   "Investment Earnings" is defined on page 35.

   "IRS" is defined on page 61.

   "Lease Purchase Agreement" is defined on page 30.

   "Leased Vehicles" is defined on page 7.

   "Level Principal Balloon Receivables" is defined on page 12.

   "Level Principal Fully Amortizing Receivables" is defined on page 11.

   "Level Principal Skip Receivables" is defined on page 11.

   "Liquidating Receivable" means any Receivable as to which (1) the Servicer
(a) has reasonably determined in accordance with its customary servicing procedures that eventual payment of amounts owing on such Receivable is unlikely, or (b) has repossessed the Financed Vehicle or Financed Vehicles or Leased Vehicle or Leased Vehicles securing or relating to such Receivable or
(2) any related Scheduled Payment is at least 210 days past due.

   "Liquidation Expenses" is defined on page 37.

   "Liquidation Proceeds" means the proceeds of any Liquidating Receivable.

   "Monthly Advance" is defined on page 38.

   "Monthly Period" is defined on page 36.

   "Moody's" is defined on page 36.

   "Navistar Financial" means Navistar Financial Corporation, a Delaware corporation.

   "NIC" is defined on page 44.

   "Note Distribution Account" is defined on page 35.

   "Note Pool Factor" means, for each class of Notes, a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Notes indicating the remaining outstanding principal balance of such Notes, as of the close of such date, as a fraction of the initial outstanding principal balance of such Notes.

   "Noteholder" is defined on page 14.

   "Notes" is defined on page 6.

   "Obligor" means, in the case of Retail Notes, the purchaser or any co-purchaser of the Financed Vehicle or Financed Vehicles securing or relating to a Receivable, or, in the case of Retail Leases, the lessee or any co-lessee of the related Leased Vehicle; and in each case any other Person who owes payments under such Receivable (other than a guarantor).

   "OID" is defined on page 62.


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   "Optional Purchase Proceeds" is defined on page 48.

   "Other Lease Receivables" is defined on page 12.

   "Other Note Receivables" is defined on page 12.

   "Outstanding Capitalized Cost" shall mean, with respect to a Retail Lease, the amount to which the Initial Capitalized Cost has been amortized at the APR by the periodic lease payments, and any purchase payments or Residual Payments, including in the case of a TRAC Lease, the TRAC Payment to be made upon expiration of such TRAC Lease.

   "Owner Certificateholders" is defined on page 8.

   "Owner Certificates" is defined on page 6.

   "Owner Securities" is defined on page 6.

   "Owner Securityholders" is defined on page 8.

   "Owner Trust" is defined on page 6.

   "Owner Trust Agreement" is defined on page 6.

   "Owner Trust Certificate Pool Factor" means, for each class of Owner Certificates, a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Owner Certificates indicating the remaining certificate balance as of the close of such date, as a fraction of the initial certificate balance.

   "Owner Trust Pooling and Servicing Agreement" is defined on page 6.

   "Owner Trustee" is defined on page 6.

   "Partial Prepayment" means, with respect to a Retail Note, a Prepayment other than a Full Prepayment, the amount of which is equal to one or more Scheduled Payments and which results in a rebate to the Obligor of unearned finance charges in accordance with the Servicer's customary procedures.

   "Partnership Certificates" is defined on page 61.

   "Pass Through Rate" is defined on page 22.

   "Permitted Liens" shall mean:

  . with respect to any Trust Assets, the interests of the parties under the Transfer and Servicing Agreements and the Related Documents; and

  . with respect to any Financed Vehicle subject to a Retail Lease or any Financed Vehicle which has been repossessed by the Servicer:

      (1) any liens on the Leased Vehicle or Financed Vehicle for taxes, assessments, levies, fees and other government and similar charges not yet due and payable or the amount or validity of which is being contested;

      (2) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of Harco Leasing's or the Titling Trust's (or if a Retail Lease is then in effect, any Obligor's) business on the Leased Vehicle related thereto securing obligations which are not due and payable or the amount or validity of which is being contested;


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

      (3) liens on the Leased Vehicle or Financed Vehicle related thereto arising out of any judgment or award or by operation of law, in any such case as a result of an act or omission by the related Obligor;

      (4) liens which may exist in accessions to Financed Vehicles not financed by the Receivables; and

      (5) any lien of the Collateral Agent noted on the certificate of title of a Leased Vehicle.

   "Plan Assets Regulation" is defined on page 75.

   "Pooling and Servicing Agreement" is defined on page 6.

   "Portfolio Assets" is defined on page 50.

   "Portfolio Interest" is defined on page 50.

   "Portfolio Interest Certificates" is defined on page 49.

   "Pre-Funded Amount" is defined on page 7.

   "Pre-Funding Account" is defined on page 7.

   "Prepayment" is defined on page 38.

   "Prepayment Surplus" means, for any series of securities with respect to any Distribution Date on which a Prepayment is to be applied with respect to a Receivable, an amount equal to that portion of a Prepayment, net of any rebate to the Obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not attributable to principal in accordance with the actuarial method.

   "primary contingent policies" is defined on page 45.

   "PTCE" is defined on page 75.

   "Purchase Agreement" is defined on page 30.

   "Rating Agencies" is defined on page 35.

   "Receivable" is defined on page 7.

   "Receivable Balance" means, as of the last day of the related Monthly Period,

      (a) with respect to any Retail Note, the Starting Receivable Balance minus the sum, in each case computed in accordance with the actuarial method, of

       . that portion of all Scheduled Payments due on or after the Cutoff Date and on or prior to the last day of the related Monthly Period allocated to principal,

       . that portion of all Warranty Payments or Administrative Purchase Payments with respect to the Receivable allocated to principal,

       . any Prepayments applied by the Servicer to reduce the Receivable Balance of the Receivable and

       . that portion of the following received and allocated to principal by the Servicer: benefits of any lease assignments, proceeds from any insurance policies covering the Financed Vehicles, Liquidation Proceeds, proceeds from any dealer recourse, proceeds from any International Purchase Obligations and proceeds from any Guaranties


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

      (b) with respect to a Retail Lease, the remaining Scheduled Payments, including, to the extent specified in the related prospectus supplement, the Residual Payment for that Retail Lease, minus, without duplication, the sum of

         .   Unearned Income,

         . all payments received by the Servicer from or for the account of the Obligor which are not late fees, prepayment charges or certain other similar fees or charges,

         . any Warranty Payment or Administrative Purchase Payment with respect to such Retail Lease,

         .   any Prepayments applied to such Retail Lease, and

         . proceeds received by the Servicer from any insurance policies with respect to such Retail Lease.

   "Receivables Pool" is defined on page 7.

   "Record Date" is defined on page 24.

   "Related Documents" is defined on page 20.

   "Related Property" is defined on page 7.

   "Remaining Gross Balance" means, with respect to any Trust, as of the last day of any Monthly Period, with respect to any Receivable in such Trust (other than a Liquidating Receivable), a number equal to:

  .   the Starting Gross Receivable Balance

    minus

  .   without duplication, the sum of the following:

  . all payments received by the Servicer from or for the account of the Obligor which are not late fees, prepayment charges or certain other similar fees or charges,

  . any Warranty Payment or Administrative Purchase Payment with respect to such Receivable,

  . any Prepayments applied to reduce the Starting Gross Receivable Balance of any such Receivable, and

  . proceeds received by the Servicer from any insurance policies with respect to such Receivable plus

  . for any Receivable relating to a Retail Note not classified by the Servicer as a "finance charge-included contract," the portion of the payments specified in the preceding clauses allocable in accordance with the actuarial method to finance charges;

provided, however, that the Remaining Gross Balance of any Receivable that has been designated a Liquidating Receivable during the related Monthly Period shall equal zero.

   "Required Deposit Rating" is defined on page 36.

   "Requisite GI Holder" shall mean one or more holders of General Interest Certificates who hold in the aggregate General Interest Certificates representing a majority in interest of the General Interest.

   "Reserve Account" is defined on page 8.

   "Residual Payment" means (a) with respect to a TRAC Lease, the Residual Value for that TRAC Lease, (b) with respect to a Finance Lease, the amount of the Obligor's purchase option under that Finance Lease, and (c) with respect to any other Retail Lease, the amount, if any, specified in the related prospectus supplement.

   "Residual Value" means (a) with respect to a TRAC Lease, an amount specified at lease inception in the TRAC Lease and (b) with respect to any other Retail Lease, the amount, if any, specified for that Retail Lease in the related prospectus supplement.

   "Restricted Group" is defined on page 77.

   "Retail Leases" is defined on page 7.

   "Retail Notes" is defined on page 7.

   "S&P" is defined on page 36.

   "Schedule of Receivables" is defined on page 31.

   "Scheduled Payment" means a payment which

  . is the amount required under the terms of a Receivable in effect as of the Cutoff Date, (including, in the case of a Retail Lease, to the extent specified in the related prospectus supplement the Residual Payment) except, in the case of any Retail Note secured by more than one Financed Vehicle or any Retail Lease relating to more than one Leased Vehicle, including any changes in the terms of such Receivable resulting from a Full Prepayment with respect to fewer than all of the Financed Vehicles or Leased Vehicles related thereto,

  .   is payable by the related Obligor, and

  . in the case of a Retail Note, includes finance charges which accrue at the APR unless otherwise specified in the prospectus supplement.

   When Scheduled Payment is used with reference to a Distribution Date, it means the payment which is due in the related Monthly Period.

   "SEC" is defined on page 79.

   "Secured Party" is defined on page 53.

   "Securities Act" is defined on page 76.

   "Securityholder" means a holder of the securities offered by this prospectus.

   "Seller" is defined on page 2.

   "Series Portfolio Assets" is defined on page 50.

   "Series Portfolio Certificate" is defined on page 50.

   "Series Portfolio Interest" is defined on page 7.

   "Series Portfolio Interest Trustee" is defined on page 48.

   "Servicer Default" is defined on page 45.

   "Short-Term Note" is defined on page 62.

   "Specified Reserve Account Balance" is defined on page 41.

   "Specified Subordination Spread Account Balance" is defined on page 41.

   "Starting Gross Receivable Balance" means, with respect to a Receivable as of the Cutoff Date, (a) that is a Retail Note, the Starting Receivable Balance plus, in the case of a Retail Note classified by the Servicer as a "finance charge--included contract," the finance charges included in the Scheduled Payments due on or after the Cutoff Date and (b) that is a Retail Lease, the aggregate of the remaining Scheduled Payments, including the Residual Payment, if any, for that Retail Lease.

   "Starting Receivable Balance" means, with respect to a Retail Note, the aggregate amount advanced toward the purchase price of all Financed Vehicles, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed related to such Retail Note, less the portion of payments received from the Obligor prior to the related Cutoff Date that are allocable to principal (on the basis of the actuarial method or such other method specified in such Retail Note) and, with respect to a Retail Lease, the aggregate of remaining Scheduled Payments, including, to the extent specified in the related prospectus supplement, the Residual Payment for that Retail Lease, minus Unearned Income or the amount specified for that Retail Lease in the prospectus supplement and payments received from the Obligor prior to the applicable Cutoff Date allocable to principal.

   "Strip Certificates" is defined on page 23.

   "Strip Notes" is defined on page 16.

   "Subordination Spread Account" is defined on page 8.

   "Subsequent Receivables" is defined on page 7.

   "Subsequent Transfer Date" is defined on page 31.

   "Supplemental Servicing Fee" is defined on page 36.

   "Tax Counsel" is defined on page 61.

   "Tax Non-Entity" is defined on page 61.

   "Tax Non-Entity Certificates" is defined on page 61.

   "Tax Partnership" is defined on page 61.

   "Tax Trust" is defined on page 61.

   "TIA" is defined on page 21.

   "Titling Trust" is defined on page 49.

   "Titling Trust Agreement" is defined on page 48.

   "Titling Trust Assets" is defined on page 49.

   "Titling Trust Documents" shall mean the Titling Trust Agreement, each Titling Trust Supplement, the Titling Trust Servicing Agreement, the Collateral Agency Agreement and each Collateral Supplement.

   "Titling Trust Servicer Funding Advances" is defined on page 52.

   "Titling Trust Servicing Agreement" is defined on page 48.

   "Titling Trust Supplement" is defined on page 48.

   "Total Servicing Fee" is defined on page 36.

   "TRAC Leases" is defined on page 12.

   "TRAC Payment" is defined page 13.

   "Transfer and Servicing Agreements" means (1) with respect to any Owner Trust, the Lease Purchase Agreement, the Titling Trust Documents related to the Series Portfolio Interest, the Purchase Agreement, the Schedule of Receivables the Owner Trust Pooling and Servicing Agreement, the Owner Trust Agreement, the Indenture and the Administration Agreement and (2) with respect to any Grantor Trust, the Purchase Agreement and the Grantor Trust Pooling and Servicing Agreement.

   "True-up Date" is defined on page 52.

   "Trust" is defined on page 6.

   "Trust Certificates" is defined on page 61.

   "Trust Property" is defined on page 7.

   "Trustee" is defined on page 6.

   "UCC" is defined on page 35.

   "Underwriter's Exemption" is defined on page 75.

   "Underwriting Agreement" is defined on page 78.

   "Unearned Income" means, with respect to any Receivable, as of any date of determination, the portion of the Gross Balance thereof identified as unearned income by the Servicer, in accordance with its customary applicable accounting procedures.

   "voting interests" is defined on page 23.

   "Warranty Payment" means, with respect to a Distribution Date and to an Warranty Receivable purchased as of the last day of a Monthly Period, (a) that is a Retail Note, the sum of (i) the sum of the Scheduled Payments on the Warranty Receivable due after the last day of that Monthly Period, (ii) the amount equal to any reimbursements of outstanding Monthly Advances made to the Servicer from proceeds of other Receivables, (iii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made and (iv) all outstanding Monthly Advances made on the Warranty Receivable, minus (v) the rebate calculated in accordance with the actuarial method or such other method specified in such Retail Note, that would be payable to the Obligor on the Warranty Receivable were the Obligor to prepay the Warranty Receivable in full on that last day of the Monthly Period, minus (vi) any Liquidation Proceeds with respect to that Warranty Receivable to the extent applied to reduce the Receivable Balance of the Warranty Receivable on or prior to that last day of the Monthly Period that are not reflected in items (i) through (iv), and (b) that is a Retail Lease, the sum of (i) the sum of the Scheduled Payments on the Warranty Receivable due after the last day of that Monthly Period, including the amount of any Residual Payment, (ii) the amount equal to any reimbursements of outstanding Monthly Advances made to the Servicer from proceeds of other Receivables, (iii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made, and (iv) all outstanding Monthly Advances made on the Warranty Receivable, minus (v) any Unearned Income, minus (vi) any Liquidation Proceeds with respect to that Warranty Receivable to the extent applied to reduce the Receivable Balance of the Warranty Receivable on or prior to that last day of that Monthly Period that are not reflected in items (i) through (iv).

   "Warranty Receivable" is defined on page 34.

================================================================================

                             Prospectus Supplement

                                 $850,000,000
                     Navistar Financial 2002-B Owner Trust

                            $162,000,000 Class A-1
                           1.62% Asset Backed Notes

                            $230,000,000 Class A-2
                           1.92% Asset Backed Notes

                            $215,000,000 Class A-3a
                       Floating Rate Asset Backed Notes

                       $25,000,000 Class A-3b Fixed Rate
                             2.64% Asset Backed Notes

                            $184,000,000 Class A-4
                           3.52% Asset Backed Notes

                              $34,000,000 Class B
                           5.27% Asset Backed Notes

               Navistar Financial Retail Receivables Corporation
                                    Seller

                        Navistar Financial Corporation
                                   Servicer

                       Underwriters of the Class A Notes

                                   JPMorgan
                        Banc of America Securities LLC
                        Banc One Capital Markets, Inc.
                             Salomon Smith Barney
                                Scotia Capital

                       Underwriter of the Class B Notes

                                   JPMorgan

                               November 6, 2002

   You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Notes or the Class B Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A Notes or the Class B Notes will deliver a prospectus supplement and prospectus until February 4, 2003.

================================================================================